    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 21, 1997

   REGISTRATION NOS. 333-         , 333-         , 333-         , 333-         ,
                                                                  333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

                        HOUSTON LIGHTING & POWER COMPANY

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               TEXAS                                  74-0694415
                                            (I.R.S. EMPLOYER IDENTIFICATION
  (STATE OR OTHER JURISDICTION OF                         NO.)
   INCORPORATION OR ORGANIZATION)

          1111 LOUISIANA                    HUGH RICE KELLY, EXECUTIVE VICE
       HOUSTON, TEXAS 77002                            PRESIDENT
          (713) 207-1111                     GENERAL COUNSEL AND CORPORATE
                                                       SECRETARY
 (ADDRESS, INCLUDING ZIP CODE, AND         HOUSTON LIGHTING & POWER COMPANY
 TELEPHONE NUMBER, INCLUDING AREA CODE,             1111 LOUISIANA
     OF REGISTRANT'S PRINCIPAL                   HOUSTON, TEXAS 77002
        EXECUTIVE OFFICES)                          (713) 207-1111

                                            (NAME AND ADDRESS, INCLUDING ZIP
                                               CODE, AND TELEPHONE NUMBER,
                                            INCLUDING AREA CODE, OF AGENT FOR
                                                        SERVICE)

                             HL&P CAPITAL TRUST I
                             HL&P CAPITAL TRUST II
                             HL&P CAPITAL TRUST III
                             HL&P CAPITAL TRUST IV

      (EXACT NAME OF EACH REGISTRANT AS SPECIFIED IN ITS TRUST AGREEMENT)

             DELAWARE                               TO BE APPLIED FOR
  (STATE OR OTHER JURISDICTION OF          (I.R.S. EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION
        OF EACH REGISTRANT)


  200 WEST 9TH STREET PLAZA, BOX
               2105                                 NORMAN J. SHUMAN
    WILMINGTON, DELAWARE 19899             200 WEST 9TH STREET PLAZA, BOX 2105
          (302) 655-8894                       WILMINGTON, DELAWARE 19899
                                                     (302) 655-8894
 (ADDRESS, INCLUDING ZIP CODE, AND          (NAME AND ADDRESS, INCLUDING ZIP
 TELEPHONE NUMBER, INCLUDING AREA CODE,        CODE, AND TELEPHONE NUMBER,
  OF EACH REGISTRANT'S PRINCIPAL            INCLUDING AREA CODE, OF AGENT FOR
        EXECUTIVE OFFICES)                              SERVICE)

                                 --------------

                                WITH COPIES TO:
        STEVEN R. LOESHELLE                         MARGO S. SCHOLIN
         DEWEY BALLANTINE                         BAKER & BOTTS, L.L.P.
    1301 AVENUE OF THE AMERICAS              910 LOUISIANA, ONE SHELL PLAZA
   NEW YORK, NEW YORK 10019-6092                HOUSTON, TEXAS 77002-4995
          (212) 259-6160                             (713) 229-1110

                                --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                           PROPOSED       PROPOSED
                                           MAXIMUM        MAXIMUM
 TITLE OF EACH CLASS OF      AMOUNT     OFFERING PRICE   AGGREGATE     AMOUNT OF
    SECURITIES TO BE          TO BE          PER          OFFERING    REGISTRATION
       REGISTERED         REGISTERED(1) UNIT(1)(2)(3)  PRICE(1)(2)(3)    FEE(1)
----------------------------------------------------------------------------------
HL&P Capital Trust I
 Preferred Securities..
----------------------------------------------------------------------------------
HL&P Capital Trust II
 Preferred Securities..
----------------------------------------------------------------------------------
HL&P Capital Trust III
 Preferred Securities..
----------------------------------------------------------------------------------
HL&P Capital Trust IV
 Preferred Securities..
----------------------------------------------------------------------------------
HL&P Capital Trust I
 Capital Securities....
----------------------------------------------------------------------------------
HL&P Capital Trust II
 Capital Securities....
----------------------------------------------------------------------------------
HL&P Capital Trust III
 Capital Securities....
----------------------------------------------------------------------------------
HL&P Capital Trust IV
 Capital Securities....
----------------------------------------------------------------------------------
Houston Lighting & Power
 Company Junior
 Subordinated Deferrable
 Interest Debentures...
----------------------------------------------------------------------------------
Houston Lighting & Power
 Company Guarantees with
 respect to Preferred
 Securities and Capital
 Securities of HL&P
 Capital Trust I, II,
 III, and IV(4)(5).....
----------------------------------------------------------------------------------
 Total.................   $350,000,000       100%       $350,000,000  $106,060.61

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) There are being registered hereunder a presently indeterminate number of Preferred Securities and Capital Securities of HL&P Capital Trust I, II, III and IV and a presently indeterminate principal amount of Junior Subordinated Deferrable Interest Debentures of Houston Lighting & Power Company with an aggregate initial offering price not to exceed $350,000,000. Junior Subordinated Deferrable Interest Debentures also may be issued to HL&P Capital Trust I, II, III and IV and later distributed upon dissolution and distribution of the assets thereof which would include such Junior Subordinated Deferrable Interest Debentures for which no separate consideration will be received. Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Exclusive of accrued interest and distributions, if any.
(4) No separate consideration will be received for the Houston Lighting &
    Power Company Guarantees. Pursuant to Rule 457(n) no separate fee is payable in respect to the Houston Lighting & Power Company Guarantees.
(5) Includes the obligations of Houston Lighting & Power Company under the respective Trust Agreements, the Junior Subordinated Deferrable Interest Debenture Indenture, the related series of Junior Subordinated Deferrable Interest Debentures, the respective Guarantees and the respective Agreements as to Expenses and Liabilities, which include Houston Lighting
    & Power Company's covenant to pay any indebtedness, expenses or liabilities of the Trusts (other than obligations pursuant to the terms of the Securities or other similar interests), all as described in this Registration Statement.

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED JANUARY 21, 1997

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JANUARY  , 1997

                                  $   ,000,000

                            HL&P CAPITAL TRUST [  ]

                           % CAPITAL SECURITIES, SERIES

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                        HOUSTON LIGHTING & POWER COMPANY

                                  -----------

  The   % Capital Securities, Series    (the "Series    Capital Securities"),
offered hereby represent undivided beneficial interests in the assets of HL&P
Capital Trust   , a statutory business trust created under the laws of the
State of Delaware (the "Series    Issuer"). Houston Lighting & Power Company, a
Texas corporation ("HL&P" or the "Corporation"), will be the owner of all the
undivided beneficial interests in the assets of the Series   Issuer represented
by common securities of the Series    Issuer ("Series    Common Securities"
and, collectively with the Series    Capital Securities, the "Series
Securities"). The Bank of New York is the Property Trustee of the Series
Issuer. The Series    Issuer exists for the sole purpose of issuing the Series
   Securities and investing the proceeds thereof in   % Junior Subordinated
Deferrable Interest Debentures, Series    (the "Series    Subordinated
Debentures"), to be issued by the Corporation. The Series    Subordinated
Debentures will mature on      (the "Stated Maturity"). Under certain
conditions, the Company has the right to advance the Stated Maturity. See
"Certain Terms of the Series    Subordinated Debentures--Conditional Right to
Advance Maturity". The Series    Capital Securities will have a preference
under certain circumstances with respect to cash distributions and amounts
payable on liquidation or redemption over the Series    Common Securities. See
"Description of Securities--Subordination of Common Securities" in the accompanying Prospectus.
                                                        (Continued on next page)

                                  -----------

  SEE "RISK FACTORS" BEGINNING ON PAGE S-4 HEREOF FOR CERTAIN INFORMATION
RELEVANT TO AN INVESTMENT IN THE SERIES    CAPITAL SECURITIES.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO
  WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                                                                   PROCEEDS TO
                                     INITIAL PUBLIC UNDERWRITING  THE SERIES
                                     OFFERING PRICE COMMISSION(1) ISSUER(2)(3)
                                     -------------- ------------- -------------
Per Series   Capital Security.......      $              (2)           $
Total...............................     $               (2)          $

-----
(1) The Series    Issuer and the Corporation have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".
(2) In view of the fact that the proceeds of the sale of the Series    Capital
    Securities will be invested in the Series    Subordinated Debentures, the
    Corporation has agreed to pay to the Underwriters as compensation for their
    arranging the investment therein of such proceeds $    per Series
    Capital Security (or $    in the aggregate). See "Underwriting".
(3) Expenses of the offering, which are payable by the Corporation, are
    estimated to be $       .

                                  -----------

  The Series    Capital Securities offered hereby are offered severally by the
Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is
expected that the Series    Capital Securities will be ready for delivery in
book-entry form only through the facilities of The Depository Trust Company in
New York, New York, on or about    ,1997, against payment therefor in
immediately available funds.

GOLDMAN, SACHS & CO.                                         MERRILL LYNCH & CO.

                                  -----------

              The date of this Prospectus Supplement is    , 1997.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES CAPITAL SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

(cover page continued)

  Holders of the Series    Capital Securities will be entitled to receive
preferential cumulative cash distributions accruing from the date of original
issuance and payable semi-annually in arrears on the     day of     and     of
each year, commencing    , at the annual rate of   % of the Liquidation Amount
(as defined in the accompanying Prospectus) of $1,000 per Series    Capital
Security ("Distributions"). The ability of the Series     Issuer to make
timely payments of Distributions on the Series     Capital Securities is
solely dependent upon the Corporation making interest payments on the Series
    Subordinated Debentures as and when required. Subject to certain exceptions, as described herein, the Corporation has the right to defer
payment of interest on the Series    Subordinated Debentures at any time or
from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"); provided that no Extension Period may extend beyond the Stated Maturity of the
Series    Subordinated Debentures. If interest payments on the Series
Subordinated Debentures are so deferred, Distributions on the Series
Capital Securities will also be deferred, and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities that rank pari passu in all respects with or junior to the Series
   Subordinated Debentures. During an Extension Period, interest on the Series Subordinated Debentures will continue to accrue (and the amount of
Distributions to which holders of the Series    Capital Securities are
entitled will accumulate) at the rate of   % per annum, compounded semi-
annually from the relevant payment date for such interest, and holders of
Series    Capital Securities will be required to accrue interest income for
United States federal income tax purposes. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid
(together with interest thereon at the annual rate of   %, compounded semi-
annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the requirements set forth
herein. See "Certain Terms of Series    Subordinated Debentures--Option to
Defer Interest Payments" and "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount".

  The Series    Subordinated Debentures (and therefore the Series    Capital
Securities) are unsecured and subordinated to all existing and future Senior Debt (as defined in the accompanying Prospectus) of the Corporation. Substantially all of the Corporation's existing indebtedness constitutes Senior Debt. At September 30, 1996, the Senior Debt of the Corporation aggregated approximately $3.0 billion. If the Transaction (as defined in the accompanying Prospectus) is consummated using the Alternative Merger (as defined in the accompanying Prospectus), Senior Debt of the Corporation will be substantially increased. See "Recent Developments; NorAm Merger" in the accompanying Prospectus. None of the Indenture, the related Guarantee, the related Trust Agreement or the Expense Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Corporation. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

  The Corporation has, through the Series    Guarantee, the Trust Agreement,
the Series    Subordinated Debentures, the Indenture and the Expense Agreement
(each as defined herein), taken together, fully, irrevocably and
unconditionally guaranteed all of the Series    Issuer's obligations
under the Series    Capital Securities. See "Relationship Among the Securities,
the Corresponding Junior Subordinated Debentures, the Expense Agreement and the Guarantees--Full and Unconditional Guarantee" in the accompanying Prospectus.
The Series    Guarantee of the Corporation (the "Series    Guarantee")
guarantees the payment of Distributions and payments on liquidation of the
Series    Issuer or redemption of the Series    Capital Securities, but only in
each case to the extent of funds held by the Series    Issuer, as described
herein. See "Description of Guarantees" in the accompanying Prospectus. If the
Corporation does not make interest payments on the Series    Subordinated
Debentures held by the Series    Issuer, the Series    Issuer will have
insufficient funds to pay Distributions on the Series    Capital Securities.
The Series    Guarantee does not cover payment of Distributions when the Series
   Issuer has insufficient funds to pay such Distributions. In such event, a
holder of Series    Capital Securities may institute a legal proceeding
directly against the Corporation pursuant to the terms of the Indenture to enforce payment of amounts equal to such Distributions to such holder. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Securities" in the accompanying Prospectus.

  The obligations of the Corporation under the Series    Guarantee, the Series
   Subordinated Debentures and with respect to the Series    Capital Securities
are subordinate and junior in right of payment to all Senior Debt of the Corporation.

  The Series    Capital Securities are subject to mandatory redemption, in
whole or in part, upon repayment of the Series    Subordinated Debentures at
their Stated Maturity or earlier redemption. The Series    Subordinated
Debentures are redeemable prior to their Stated Maturity at the option of the
Corporation (i) on or after    ,    , in whole at any time or in part from time
to time, or (ii) prior to      , in whole (but not in part) within 90 days
following the occurrence of a Special Event (as defined herein). For a
description of redemption prices for the Series    Capital Securities pursuant
to clause (i) or (ii) above, see "Certain Terms of Series    Capital
Securities--Redemption" and "Certain Terms of Series    Subordinated
Debentures--Redemption".

  The Corporation will have the right at any time to direct the Property
Trustee to dissolve the Series    Issuer. See "Certain Terms of Series
Capital Securities--Liquidation of Series    Issuer and Distribution of Series
   Subordinated Debentures to Holders". In the event of the dissolution of the
Series    Issuer, after satisfaction of liabilities to creditors of the Series
   Issuer as required by applicable law, the holders of the Series    Capital
Securities will be entitled to receive a Liquidation Amount of $1,000 per
Series    Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount
in Series    Subordinated Debentures, subject to certain exceptions. See
"Description of Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

  The Corporation will have the right, subject to certain restrictions as
described herein, to advance the Stated Maturity of the Series    Subordinated
Debentures upon the occurrence of a Tax Event (as defined herein). See "Certain
Terms of Series    Subordinated Debentures--Conditional Right to Advance
Maturity".

  The Series    Capital Securities will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee.
Beneficial interests in the Series    Capital Securities will be shown on, and
transfers thereof will be effected only through, records maintained by participants in DTC. Except as described in the accompanying Prospectus, Series
   Capital Securities in certificated form will not be issued in exchange for
the global certificates. See "Certain Terms of Series    Capital Securities--
Registration of Series    Capital Securities".

  The information in this Prospectus Supplement supplements and should be read in conjunction with the information contained in the accompanying Prospectus. As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Corporation and The Bank of New York, as trustee (the "Debenture Trustee"), and (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the
Series   Issuer among the Corporation, as Depositor, The Bank of New York, as
Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively with the Property Trustee and Delaware Trustee, the "Issuer Trustees"). Each of the other capitalized terms used in this Prospectus Supplement and not otherwise defined in this Prospectus Supplement has the meaning set forth in the accompanying Prospectus.

                                 RISK FACTORS

  Prospective purchasers of the Series   Capital Securities should carefully
review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following
matters. In addition, because the Series   Capital Securities will be paid
with proceeds of the Series     Subordinated Debentures and because holders of
Series   Capital Securities may receive Series   Subordinated Debentures upon
liquidation of the Series   Issuer, prospective purchasers of Series   Capital
Securities are also making an investment decision with regard to the
Series   Subordinated Debentures and should carefully review all the
information regarding the Series   Subordinated Debentures contained herein.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE SERIES   GUARANTEE AND THE
SERIES   SUBORDINATED DEBENTURES

  The obligations of the Corporation under the Series   Guarantee issued by
the Corporation for the benefit of the holders of Series   Securities and
under the Series   Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all existing and future Senior Debt of the Corporation. Substantially all of the Corporation's existing indebtedness constitutes Senior Debt. At September 30, 1996, the Senior Debt of the Corporation aggregated approximately $3.0 billion. If the Transaction is consummated using the Alternative Merger, Senior Debt of the Corporation will be substantially increased. See "Recent Developments; NorAm Merger" in the
accompanying Prospectus. None of the Indenture, the Series    Guarantee, the
Trust Agreement or the Expense Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Corporation. See "Description of Guarantees--Status of the Guarantees" and "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

  The ability of the Series   Issuer to make timely payments of Distributions
on the Series   Capital Securities is solely dependent upon the Corporation
making interest payments on the Series   Subordinated Debentures as and when
required.

OPTION TO DEFER INTEREST PAYMENT; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

  So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture to defer payment
of interest on the Series   Subordinated Debentures at any time or from time
to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period; provided that no Extension Period may extend
beyond the Stated Maturity of the Series   Subordinated Debentures. As a
consequence of any such
deferral of interest payments by the Corporation, semi-annual Distributions on
the Series     Capital Securities by the Series   Issuer will also be deferred
during any such Extension Period. Distributions to which holders of the
Series   Capital Securities are entitled will accumulate additional
Distributions thereon at the rate of    % per annum, compounded semi-annually
from the relevant payment date for such Distributions. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal or of interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other series of Junior Subordinated Debentures) that, in either case, rank pari
passu with or junior in interest to the Series   Subordinated Debentures or
make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee
ranks pari passu with or junior in interest to the Series   Securities (other
than (a) dividends or distributions in capital stock of the Corporation,
(b) any declaration of a dividend under a stockholders' rights plan or in connection with the implementation of a stockholders' rights plan, the issuance of capital stock of the Corporation under a stockholders' rights plan or the redemption or repurchase of any such rights distributed pursuant to a
stockholders' rights plan, (c) payments under the Series   Guarantee and (d)
purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest on
the Series   Subordinated Debentures; provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity
of the Series   Subordinated Debentures. During an Extension Period, the
Corporation will have the right to make partial payments of interest on any Interest Payment Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest
thereon at the annual rate of    %, compounded semi-annually from the Interest
Payment Date for such interest, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of
Series   Capital Securities--Distributions" and "Certain Terms of
Series   Subordinated Debentures--Option to Defer Interest Payments".

  Should an Extension Period occur, a holder of Series   Capital Securities
will be required to accrue income (in the form of original issue discount) in
respect of its pro rata share of the Series   Subordinated Debentures held by
the Series   Issuer for United States federal income tax purposes. As a
result, a holder of Series   Capital Securities will be required to include
such income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such income and will not
receive the cash related to such income from the Series   Issuer if the holder
disposes of the Series   Capital Securities prior to the record date for the
payment of Distributions. See "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount" and "--Sale or Redemption of
Series   Capital Securities". PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR
OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF AN INVESTMENT IN THE
SERIES   CAPITAL SECURITIES.

  The Corporation has no current intention of exercising its right to defer
payments of interest on the Series   Subordinated Debentures. However, should
the Corporation elect to exercise such right in the future, the market price
of the Series   Capital Securities is likely to be affected. A holder that
disposes of its Series   Capital Securities during an Extension Period,
therefore, might not receive the same return on its investment as a holder
that continues to hold its Series   Capital Securities.

SPECIAL EVENT REDEMPTION; PAYMENT OF ADDITIONAL SUMS; CONDITIONAL RIGHT TO ADVANCE MATURITY

  Upon the occurrence and continuation of a Special Event (as defined below)
prior to      , the Corporation has the right to redeem the Series
Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Special Event and thereby cause a mandatory redemption
of the Series    Securities in whole (but not in part) at the Redemption
Price. See "Certain Terms of Series    Capital Securities--Redemption". In
addition to the foregoing redemption right, upon the occurrence of a Tax Event (as defined below), the Corporation will have the right, subject to certain
conditions, to advance the Stated Maturity of the Series    Subordinated
Debentures. See "Certain Terms of Series    Subordinated Debentures--
Conditional Right to Advance Maturity". If a Special Event has occurred and is continuing and the Corporation does not elect either option discussed above,
the Series    Securities will remain outstanding and Additional Sums (as
defined below) may be payable on the Series    Subordinated Debentures. See
"Certain Terms of Series    Subordinated Debentures--Additional Sums". At any
time, the Corporation has the right to direct the Property Trustee to dissolve
the Series    Issuer and, after satisfaction of the liabilities of creditors
of the Series    Issuer as provided by applicable law, cause the Series
Subordinated Debentures to be distributed to the holders of the Series
Securities.

  A "Special Event" means a Tax Event or an Investment Company Act Event.

  A "Tax Event" means the receipt by the Series    Issuer of an opinion of
counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such proposed change, pronouncement or decision is announced on or after the
date of issuance of the Series    Capital Securities under the Trust
Agreement, there is more than an insubstantial risk that (i) the Series
Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on
the Series    Subordinated Debentures, (ii) interest payable by the
Corporation on the Series    Subordinated Debentures is not, or within 90 days
of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the
Series   Issuer is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  An "Investment Company Act Event" means the receipt by the Series    Issuer
of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act
Law"), there is more than an insubstantial risk that the Series    Issuer is
or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Series Capital Securities.

  "Additional Sums" means the additional amounts as may be necessary in order
that the amount of Distributions then due and payable by the Series    Issuer
on the outstanding Series     Securities shall not be reduced as a result of
any additional taxes, duties and other governmental charges to which the
Series    Issuer has become subject as a result of a Special Event.

  On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's 1996 budget proposal, was introduced to the 104th Congress. The Bill would have, among other things, generally denied interest deductions for interest accrued on an instrument issued by a corporation that had a maximum term of more than 20 years and that was not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument was issued to a related party (other than a corporation), where the holder or some other related party issued a related instrument that was not shown as indebtedness on the issuer's consolidated balance sheet. The Bill would have also generally denied interest deductions for interest on an instrument issued by a corporation that had a maximum weighted-average maturity of more than 40 years. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995.
If this provision were to apply to the Series     Subordinated Debentures, the
Corporation would not be able to deduct interest on the Series    Subordinated
Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. Under current law, the Corporation will be able to deduct
interest on the Series    Subordinated Debentures. Although the 104th Congress
adjourned without enacting the above-described provisions of the Bill, there can be no assurance that current or future legislative proposals or final legislation will not adversely affect the ability of the Corporation to deduct
interest on the Series    Subordinated Debentures. Such a change could give
rise to a Tax Event, which would permit the Corporation to cause a redemption
of the Series    Capital Securities before      . See "Certain Terms of Series
   Subordinated Debentures--Redemption" and "Certain Terms of the Series Subordinated Debentures--Conditional Right to Advance Maturity" in this Prospectus Supplement and "Description of Securities--Redemption or Distribution--Distribution of Corresponding Junior Subordinated Debentures" in the accompanying Prospectus. See also "Certain Federal Income Tax Consequences--Possible Tax Law Changes".

DISTRIBUTION OF SERIES    CAPITAL SECURITIES FOR SERIES   SUBORDINATED
DEBENTURES

  The Corporation will have the right at any time to direct the Property
Trustee to dissolve the Series    Issuer and, after satisfaction of liabilities
to creditors of the Series    Issuer as required by applicable law, cause the
Series    Subordinated Debentures to be distributed to the holders of the
Series    Securities. See "Certain Terms of Series    Capital Securities--
Liquidation of Series    Issuer and Distribution of Series    Subordinated
Debentures to Holders".

  Under current United States federal income tax law and interpretations, a
distribution of the Series     Subordinated Debentures upon dissolution and
winding up of the Series    Issuer should not be a taxable event to holders of
the Series    Capital Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the
distribution could be a taxable event to the holders of the Series    Capital
Securities. See "Certain Federal Income Tax Consequences--Distribution of
Series    Subordinated Debentures to Holders of Series    Capital Securities".

RIGHTS UNDER THE SERIES    GUARANTEE; LIMITATION AS TO FUNDS AVAILABLE TO THE
SERIES    ISSUER

  The Series    Guarantee guarantees to the holders of the Series    Securities
the following payments, to the extent not paid by the Series    Issuer: (i) any
accumulated and unpaid Distributions required to be paid on the Series
Securities, to the extent that the Series    Issuer has funds on hand available
therefor at such time; (ii) the redemption price with respect to any Series
Securities called for redemption, to the extent that the Series     Issuer has
funds on
hand available therefor at such time; and (iii) upon a voluntary or
involuntary dissolution and winding up of the Series   Issuer (unless the
Series   Subordinated Debentures are distributed to holders of the Series
Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment and (b) the amount
of assets of the Series   Issuer remaining available for distribution to
holders of the Series   Securities in liquidation of the Series   Issuer after
payment of creditors of the Series   Issuer as required by applicable law. The
Series   Guarantee will be qualified as an indenture under the Trust Indenture
Act of 1939, as amended (the "Trust Indenture Act"). The Bank of New York will
act as the indenture trustee under the Series   Guarantee (the "Guarantee
Trustee") for the purpose of compliance with the Trust Indenture Act and will
hold the Series   Guarantee for the benefit of the holders of the
Series   Securities. The Bank of New York will also act as Debenture Trustee
for the Series   Subordinated Debentures and as Property Trustee and The Bank
of New York (Delaware) will act as Delaware Trustee under the Trust Agreement.

  The Series   Guarantee is subordinate as described under "--Ranking of
Subordinated Obligations Under the Series   Guarantee and the
Series   Subordinated Debentures".

  The holders of not less than a majority in aggregate Liquidation Amount of
the Series    Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee
in respect of the Series    Guarantee or to direct the exercise of any trust
power conferred upon the Guarantee Trustee under the Series    Guarantee. Any
holder of the Series   Securities may institute a legal proceeding directly
against the Corporation to enforce its rights under the Series    Guarantee
without first instituting a legal proceeding against the Series    Issuer, the
Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Series
Subordinated Debentures, the Series   Issuer would lack funds for the payment
of Distributions or amounts payable on redemption of the Series    Securities
or otherwise, and, in such event, holders of the Series   Securities would not
be able to rely upon the Series    Guarantee for payment of such amounts.
Instead, if a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay
interest or premium, if any, on or principal of the Series    Subordinated
Debentures on the applicable payment date, then a holder of Series    Capital
Securities may institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest or premium, if any, on such Series Subordinated Debentures having a principal amount equal to the aggregate
Liquidation Amount of the Series    Capital Securities held by such holder (a
"Direct Action"). In connection with such Direct Action, the Corporation will have a right of set-off under the Indenture to the extent of any payment made
by the Corporation to such holder of Series    Capital Securities in the
Direct Action. Except as described herein, holders of Series    Capital
Securities will not be able to exercise directly any other remedy available to
the holders of the Series    Subordinated Debentures or assert directly any
other rights in respect of the Series    Subordinated Debentures. See
"Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Securities", "--Debenture Events of Default" and "Description of Guarantees" in the accompanying Prospectus. The Trust Agreement provides that
each holder of Series    Securities by acceptance thereof agrees to the
provisions of the Series    Guarantee and the Indenture.

LIMITED VOTING RIGHTS

  Holders of Series   Capital Securities generally will have limited voting
rights relating only to the modification of the Series   Capital Securities,
the exercise of the Series   Issuer's rights as holder of Series
Subordinated Debentures and the Series   Guarantee. Holders of
Series   Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee, the Delaware Trustee or any Administrative Trustee, and such voting rights are vested
exclusively in the holder of the Series   Common Securities except, with
respect to the Property Trustee and the Delaware Trustee, upon the occurrence of certain events described in the accompanying Prospectus. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust
Agreement without the consent of holders of Series   Capital Securities to
ensure that the Series   Issuer will be classified for United States federal
income tax purposes as a grantor trust unless such action materially and adversely affects the interests of such holders. See "Description of Securities--Voting Rights; Amendment of Each Trust Agreement" and "--Removal of Issuer Trustees" in the accompanying Prospectus.

TRADING CHARACTERISTICS OF SERIES   CAPITAL SECURITIES

  The Corporation and the Series   Issuer do not intend to have the
Series   Capital Securities listed on any securities exchange. If the
underwriters do not make a market for the Series   Capital Securities, the
liquidity of the Series   Capital Securities could be adversely affected. See
"Certain Federal Income Tax Consequences--Interest Income and Original Issue
Discount" and "--Sale or Redemption of Series   Capital Securities" for a
discussion of the United States federal income tax consequences that may
result from a taxable disposition of the Series    Securities.

MARKET PRICES

  There can be no assurance as to the market prices for Series   Capital
Securities or Series   Subordinated Debentures that may be distributed upon
dissolution and winding up of the Series   Issuer. Accordingly, the
Series   Capital Securities that an investor may purchase, whether pursuant to
the offer made hereby or in the secondary market, or the Series   Subordinated
Debentures that a holder of Series   Capital Securities may receive upon
dissolution and winding up of the Series   Issuer, may trade at a discount to
the price that the investor paid to purchase the Series   Capital Securities
offered hereby. As a result of the existence of the Corporation's right to
defer interest payments, the market price of the Series   Capital Securities
(which represent undivided beneficial interests in the assets of the
Series   Issuer) may be more volatile than the market prices of other securities that are not subject to such optional deferrals. See "Certain Terms
of the Series   Subordinated Debentures" herein and "Description of Junior
Subordinated Debentures--Corresponding Junior Subordinated Debentures" in the accompanying Prospectus.

                           HL&P CAPITAL TRUST [   ]

  HL&P Capital Trust    (the "Series   Issuer") is a statutory business trust
created under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as Depositor, and The Bank of New York (Delaware), as Delaware Trustee, and (ii) the filing of a certificate of trust with the Delaware
Secretary of State on January 10, 1997. The Series   Issuer's business and
affairs are conducted by the Issuer Trustees: The Bank of New York, as Property Trustee, and The Bank of New York (Delaware), as Delaware Trustee, and two individual Administrative Trustees who will be selected by the
Corporation. The Series   Issuer exists for the exclusive purposes of (i)
issuing and selling the Series   Capital Securities and Series   Common
Securities, (ii) using the proceeds from the sale of such Series    Securities
to acquire Series   Subordinated Debentures issued by the Corporation and
(iii) engaging in only those other activities necessary, convenient or
incidental thereto (such as registering the transfer of the Series   Capital
Securities). Accordingly, the Series   Subordinated Debentures and the right
to reimbursement under the Expense Agreement will be substantially all the
assets of the Series   Issuer, and payments under the Series   Subordinated
Debentures and the Expense Agreement will be the only revenues of the

Series    Issuer. All of the Series   Common Securities will be owned by the
Corporation. The Series   Common Securities will rank pari passu, and payments
will be made thereon pro rata, with the Series   Capital Securities, except
that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an event of default under the Indenture, the
rights of the Corporation as holder of the Series   Common Securities to
payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the
Series   Capital Securities. See "Description of Securities--Subordination of
Common Securities" in the accompanying Prospectus. The Corporation will
acquire Series   Common Securities in an aggregate Liquidation Amount equal to
3% of the total capital of the Series   Issuer. The Series   Issuer has a term
of approximately 55 years, but may be dissolved earlier as provided in the
Trust Agreement. The principal executive office of the Series   Issuer is 200
West 9th Street Plaza, Box 2105, Wilmington, Delaware 19899, and its telephone number is (302) 655-8894. See "The Issuers" in the accompanying Prospectus.

  It is anticipated that the Series   Issuer will not be subject to the
reporting requirements under the Exchange Act.

                       HOUSTON LIGHTING & POWER COMPANY

               SELECTED FINANCIAL INFORMATION OF THE CORPORATION

  The following table presents summary financial data derived from the financial statements of the Corporation. This summary is qualified in its entirety by the detailed information and financial statements included in the documents incorporated herein by reference. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus. The Corporation is a party to an Agreement and Plan of Merger, dated as of August 11, 1996, as amended, among the Corporation, Houston Industries Incorporated ("Houston Industries"), HI Merger, Inc. and NorAm Energy Corp. ("NorAm"). For more information regarding the Corporation and the proposed merger, see "Houston Lighting & Power Company" and "Recent Developments; NorAm Merger" in the accompanying Prospectus. No adjustment has been made to reflect the potential impact of the Transaction.

                             AS OF OR FOR THE
                             NINE MONTHS ENDED                         AS OF OR FOR THE
                               SEPTEMBER 30,                        YEAR ENDED DECEMBER 31,
                          ----------------------- ------------------------------------------------------------
                             1996        1995        1995        1994         1993        1992        1991
                          ----------- ----------- ----------- -----------  ----------- ----------- -----------
                                                        (THOUSANDS OF DOLLARS)
Revenues................  $ 3,142,234 $ 2,896,180 $ 3,680,297 $ 3,746,085  $ 4,079,863 $ 3,826,841 $ 3,674,543
Income after preferred
 dividends but before
 cumulative effect of
 change in
 accounting(1)..........  $   374,129 $   416,941 $   450,977 $   461,381  $   449,750 $   375,955 $   472,712
Cumulative effect of
 change in
 accounting(2)..........                                           (8,200)                  94,180
                          ----------- ----------- ----------- -----------  ----------- ----------- -----------
Income after preferred
 dividends..............  $   374,129 $   416,941 $   450,977 $   453,181  $   449,750 $   470,135 $   472,712
                          =========== =========== =========== ===========  =========== =========== ===========
Return on average common
 equity.................         9.6%       10.7%       11.8%       12.0%        12.3%       13.3%       13.8%
Total assets............  $10,486,947 $10,928,449 $10,665,259 $10,850,981  $10,753,616 $10,790,052 $10,620,642
Long-term obligations
 including current
 maturities(3)..........  $ 2,932,064 $ 3,239,499 $ 3,220,015 $ 3,356,789  $ 3,402,032 $ 3,796,719 $ 4,150,454
Capitalization:
 Common stock equity....          55%         53%         52%         51%          50%         47%         44%
 Cumulative preferred
  stock (including
  current maturities)...           5%          5%          6%          7%           7%          7%          6%
 Long-term debt
  (including current
  maturities)...........          40%         42%         42%         42%          43%         46%         50%
Capital and nuclear fuel
 expenditures (excluding
 AFUDC).................  $   224,844 $   287,593 $   391,550 $   412,899  $   329,016 $   337,082 $   365,486
Percent of capital
 expenditures financed
 internally from
 operations.............         183%        148%        110%        216%         158%        137%        126%

-------
(1) A one-time after-tax charge of $62 million was recorded in the first quarter of 1996 in connection with the settlement of litigation relating to the South Texas Project Electric Generating Station.
(2) The 1994 cumulative effect relates to the change in accounting for postemployment benefits. The 1992 cumulative effect relates to the change in accounting for revenues from a cycle billing to a full accrual method effective January 1, 1992.
(3) Includes Cumulative Preferred Stock subject to mandatory redemption.

                       RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the Corporation's ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements for each of the periods indicated:

                                            FOR THE
                                          NINE MONTHS
                                             ENDED             FOR THE
                                         SEPTEMBER 30, YEAR ENDED DECEMBER 31,
                                         ------------- ------------------------
                                          1996   1995  1995 1994 1993 1992 1991
                                         ------ ------ ---- ---- ---- ---- ----
Ratio of earnings to fixed charges
 before cumulative effect of change in
 accounting(1).........................    4.27   4.30 3.75 3.80 3.40 2.73 2.97
Ratio of earnings to fixed charges and
 preferred dividend requirements before
 cumulative effect of change in
 accounting(1).........................    3.73   3.66 3.20 3.20 2.90 2.34 2.53

--------
(1) The Corporation believes that the ratios for the nine-month periods are not necessarily indicative of the ratios for twelve-month periods due to the seasonal nature of the Corporation's business and, with regard to the ratio for the nine months ended September 30 1996, the recording of a $62 million after-tax charge to earnings for the first quarter of 1996.

                                USE OF PROCEEDS

  All of the proceeds from the sale of the Series    Capital Securities will be
invested by the Series    Issuer in Series    Subordinated Debentures. The
Corporation intends that the proceeds from the sale of the Series
Subordinated Debentures will be added to its general corporate funds and will be used for general corporate purposes, including funding the redemption or repurchase of shares of its outstanding preferred stock.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Corporation as of September 30, 1996 and as adjusted to give effect to the consummation of the
offering of an aggregate of $350 million of the Series   Capital Securities,
other Capital Securities or Preferred Securities and the redemption of preferred stock having an aggregate fixed liquidation value of $220 million in the fourth quarter of 1996. No adjustment has been made to reflect (i) the potential impact of the Transaction or (ii) the issuance of $118 million aggregate principal amount of revenue refunding bonds by the Corporation in the first quarter of 1997, which issuance had no effect on the total long-term debt of the Corporation. The following data should be read in conjunction with the financial statements and notes thereto of the Corporation incorporated herein by reference.

                                                           SEPTEMBER 30, 1996
                                                         ----------------------
                                                           ACTUAL   AS ADJUSTED
                                                         ---------- -----------
                                                         (THOUSANDS OF DOLLARS)
Common Stock Equity:
  Common stock, class A; no par value..................  $1,524,949 $1,524,949
  Common stock, class B; no par value..................     150,978    150,978
  Retained earnings....................................   2,277,465  2,277,465
                                                         ---------- ----------
    Total common stock equity..........................   3,953,392  3,953,392
                                                         ---------- ----------
Cumulative Preferred Stock (excluding current portion):
  Not subject to mandatory redemption(1)...............     351,345    135,178
  Subject to mandatory redemption......................           0          0
                                                         ---------- ----------
    Total cumulative preferred stock...................     351,345    135,178
                                                         ---------- ----------
Company Obligated Mandatorily Redeemable Trust
 Securities(2).........................................           0    350,000
                                                         ---------- ----------
Long-Term Debt (excluding current maturities):
  First mortgage bonds.................................   2,704,848  2,704,848
  Pollution control revenue bonds......................       5,000      5,000
  Other................................................       2,756      2,756
                                                         ---------- ----------
    Total long-term debt...............................   2,712,604  2,712,604
                                                         ---------- ----------
    Total capitalization...............................  $7,017,341 $7,151,174
                                                         ========== ==========

--------
(1) The adjusted amount reflects the redemption in the fourth quarter of 1996 of the Corporation's Variable Term Cumulative Preferred Stock, Series A, B, C and D having an aggregate fixed liquidation value of $220 million. Such preferred stock was reflected on the Corporation's financial statements at $216 million as a result of expenses of the original issuance.
(2) As described herein and in the accompanying Prospectus, substantially all of the assets of the respective Issuers will be Junior Subordinated Debentures of the Corporation with an aggregate principal amount not exceeding $360,825,000, and upon redemption of such debt, the related Securities will be mandatorily redeemable.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, the Series    Issuer will be treated as a
subsidiary of the Corporation and, accordingly, the accounts of the Series Issuer will be included in the financial statements of the Corporation. The
Series    Capital Securities will be reflected in the consolidated balance sheets of the Corporation as "Company Obligated Mandatorily Redeemable Trust
Preferred Securities", and appropriate disclosures about the Series    Capital
Securities, the Series    Guarantee and the Series    Subordinated Debentures
and the Expense Agreement will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Corporation will
record Distributions payable on the Series    Capital Securities as an
expense.

                 CERTAIN TERMS OF SERIES   CAPITAL SECURITIES

GENERAL

  The following summary of certain terms and provisions of the
Series   Capital Securities supplements the description of the terms and provisions of the Securities set forth in the accompanying Prospectus under the heading "Description of Securities", to which description reference is hereby made. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. The Property Trustee will act as the indenture trustee
with respect to the Series   Issuer for purposes of compliance with the Trust
Indenture Act. This summary of certain terms and provisions of the
Series   Capital Securities, which describes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Agreement to which description reference is hereby made. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

DISTRIBUTIONS

  The Series   Capital Securities represent undivided beneficial interests in
the assets of the Series   Issuer. The ability of the Series     Issuer to
make timely payments of Distributions on the Series     Capital Securities is
solely dependent upon the Corporation making interest payments on the Series
    Subordinated Debentures as and when required. Distributions on
Series   Capital Securities will be payable at the annual rate of    % of the
stated Liquidation Amount of $1,000, payable semi-annually in arrears on
   and     of each year, to the holders of the Series   Capital Securities on
the relevant record dates. The record dates for the Series   Capital
Securities will be, for so long as the Series   Capital Securities remain in
book-entry form, one Business Day (as defined in the accompanying Prospectus) prior to the relevant Distribution payment date and, in the event the
Series   Capital Securities are not in book-entry form, the 15th day of the month immediately preceding the relevant Distribution payment date. Distributions will accumulate from the date of original issuance. The first
Distribution payment date for the Series   Capital Securities will be      .
The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions for any partial period will be computed on the basis of a 360-day year of twelve 30-day months and the number of days elapsed in a partial month. In the
event that any date on which Distributions are payable on the Series   Capital
Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. See "Description of Securities--Distributions" in the accompanying Prospectus.

  So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture to defer payment
of interest on the Series   Subordinated Debentures at any time or from time
to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period; provided that no Extension Period may extend
beyond the Stated Maturity of the Series   Subordinated Debentures. As a
consequence of any such deferral of interest payments by the Corporation,
semi-annual Distributions on the Series   Capital Securities by the
Series   Issuer will also be deferred during any such Extension Period.
Distributions to which holders of the Series   Capital Securities are entitled
will accumulate additional Distributions thereon at the rate of    % per
annum, compounded semi-annually from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not (i) declare
or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal or of interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other series of Junior Subordinated Debentures) that, in either case, rank pari
passu with or junior in interest to the Series   Subordinated Debentures or
make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee
ranks pari passu with or junior in interest to the Series   Securities (other
than (a) dividends or distributions in capital stock of the Corporation,
(b) any declaration of a dividend under a stockholders' rights plan or in connection with the implementation of a stockholders' rights plan, the issuance of capital stock of the Corporation under a stockholders' rights plan or the redemption or repurchase of any such rights distributed pursuant to a
stockholders' rights plan, (c) payments under the Series   Guarantee and (d)
purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest on
the Series   Subordinated Debentures; provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity
of the Series   Subordinated Debentures. During an Extension Period, the
Corporation will have the right to make partial payments of interest on any Interest Payment Date. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest
thereon at the annual rate of    %, compounded semi-annually from the Interest
Payment Date for such interest, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period. There is no limitation on the number of times that the Corporation may elect to begin an Extension
Period. See "Certain Terms of Series   Subordinated Debentures--Option to Defer
Interest Payments" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount".

  The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the
Series   Subordinated Debentures.

REDEMPTION

  Upon the repayment or redemption, in whole or in part, of the
Series   Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as
defined in the accompanying Prospectus) of the Series   Securities. See
"Description of Securities--Redemption or Distribution--Mandatory Redemption" in the accompanying Prospectus. The Corporation has the right to redeem the
Series   Subordinated Debentures (i) on or after        , in whole at any time
or in part from time to time, or (ii) prior to      , in whole (but not in
part) within 90 days following the occurrence of a Special Event. A redemption
of the Series     Subordinated Debentures would cause a mandatory redemption of
the Series    Securities. At any time, the Corporation has the right to direct
the Property Trustee to dissolve the Series   Issuer and, after satisfaction of
the liabilities of creditors of the Series   Issuer as provided by applicable
law, cause the Series   Subordinated Debentures to be distributed to the
holders of the Series   Securities. If a Special Event has occurred and is
continuing and the Corporation does not elect either option discussed above,
the Series   Securities will remain outstanding and Additional Sums may be
payable on the Series   Subordinated Debentures.

  The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices expressed in percentages of the Liquidation Amount together with accrued Distributions to but excluding the Redemption Date. If
redeemed during the 12-month period beginning    :

                                                                      REDEMPTION
       YEAR                                                             PRICE
       ----                                                           ----------
           ..........................................................
           ..........................................................
           ..........................................................
           ..........................................................
           ..........................................................
           ..........................................................
           ..........................................................
           ..........................................................
           ..........................................................
           ..........................................................

and at 100% on or after    .

  The Redemption Price, in the case of a redemption following a Special Event
as described under (ii) above, shall equal for Series     Capital Securities
the Make-Whole Amount for a corresponding $1,000 principal amount of Series
    Subordinated Debentures together with accrued Distributions to but excluding the Redemption Date. The "Make-Whole Amount" shall be equal to the
greater of (i) 100% of the principal amount of such Series    Subordinated
Debentures or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Series
    Subordinated Debentures on    , together with scheduled payments of
interest from the Redemption Date to     (the "Remaining Life"), in each case
discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below).

  "Adjusted Treasury Rate" means, with respect to any Redemption Date, the
Treasury Rate (as defined below) plus (i)    % if such Redemption Date occurs
on or before    or (ii)    % if such Redemption Date occurs after    .

  "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

  "Comparable Treasury Issue" means, with respect to any Redemption Date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which
is within a period from three months before to three months after    , the two
most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

  "Comparable Treasury Price" means (i) the average of five Reference Treasury Dealer Quotations (as defined below) for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

  "Quotation Agent" means Goldman, Sachs & Co. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer.

  "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Corporation.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

LIQUIDATION OF SERIES   ISSUER AND DISTRIBUTION OF SERIES   SUBORDINATED
DEBENTURES TO HOLDERS

  The Corporation will have the right at any time to direct the Property
Trustee to dissolve the Series   Issuer and, after satisfaction of liabilities
to creditors of the Series   Issuer as required by applicable law, cause the
Series   Subordinated Debentures to be distributed to the holders of the
Series    Securities. See "Description of Securities--Liquidation Distribution
Upon Termination" in the accompanying Prospectus.

  Under current United States federal income tax law and interpretations, a
distribution of the Series    Subordinated Debentures upon dissolution and
winding up of the Series   Issuer should not be a taxable event to holders of
the Series   Capital Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the
distribution could be a taxable event to holders of the Series     Capital
Securities. See "Certain Federal Income Tax Consequences--Distribution of
Series     Subordinated Debentures to Holders of Series    Capital
Securities". If the Corporation elects neither to redeem the Series
Subordinated Debentures prior to maturity nor to liquidate the Series   Issuer
and distribute the Series     Subordinated Debentures to holders of the
Series   Capital Securities, the Series     Capital Securities will remain
outstanding until the Stated Maturity of the Series     Subordinated
Debentures.

LIQUIDATION VALUE

  The amount payable on each of the Series   Capital Securities in the event
of any liquidation of the Series    Issuer is $1,000 plus accumulated and
unpaid Distributions, which amount may be paid in the form of a distribution
of a Like Amount in Series   Subordinated Debentures, subject to certain
exceptions. See "Description of Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

EVENTS OF DEFAULT; NOTICE; REMOVAL OF TRUSTEES

  Any one of the following events constitutes an "Event of Default" under the
Trust Agreement with respect to the Series   Capital Securities issued
thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated Debentures--Debenture Events of Default" in the accompanying Prospectus);

    (ii) default by the Series   Issuer in the payment of any Distribution
  when it becomes due and payable, and continuation of such default for a period of 30 days;

    (iii) default by the Series   Issuer in the payment of any Redemption
  Price of any Series    Security when it becomes due and payable;

    (iv) default in the performance or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees and the Corporation by the holders of at least 25% in
  aggregate Liquidation Amount of the outstanding Series   Capital
  Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with
  respect to the Series   Issuer.

  Within ten Business Days after the occurrence of any Event of Default actually known to a Responsible Officer of the Property Trustee (as defined in the Trust Agreement), the Property Trustee shall transmit notice of such Event
of Default to the holders of the Series    Securities, the Administrative
Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived. If an Event of Default shall have occurred and is continuing, the Property Trustee shall enforce the Trust Agreement for the
benefit of the holders of the Series   Securities. The Corporation, as
Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

  If an Event of Default resulting from any Debenture Event of Default occurs and is continuing, then, pursuant to the Trust Agreement, holders of a
majority in aggregate Liquidation Amount of Series    Capital Securities will
have the right to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement. Upon a Debenture Event of Default specified in clause (i) or clause (ii) in the list of Debenture Events of
Default, a holder of Series    Capital Securities may institute a legal
proceeding directly against the Corporation, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the
Series   Subordinated Debentures having a principal amount equal to the
aggregate stated Liquidation Amount of the Series    Capital Securities of
such holder. See "Relationship Among the Securities, the Corresponding Junior Subordinated Debentures, the Expense Agreement and the Guarantees" in the accompanying Prospectus.

  If a Debenture Event of Default has occurred and is continuing, the Series
Capital Securities shall have a preference over the Series    Common
Securities. See "Description of Securities--Subordination of Common Securities" and "--Liquidation Distribution Upon Termination" in the accompanying Prospectus. The existence of an Event of Default, other than an Event of Default described in clause (i) above, does not entitle the holders of Series
   Capital Securities to accelerate the maturity thereof. Following an Event of Default as described in clause (i) above, the holders of at least 25% in
aggregate Liquidation Amount of the outstanding Series    Capital Securities
will have the right to declare the principal of all of the Series
Subordinated Debentures to be immediately due and payable as set forth in the Indenture.

  Unless a Debenture Event of Default shall have occurred and be continuing, each of the Property Trustee, the Delaware Trustee and the Administrative
Trustees of the Series   Issuer may be removed at any time by act of the
Corporation as the holder of the Series   Common Securities. If a Debenture
Event of Default has occurred and is continuing with regard to the
Series   Issuer, the Property Trustee and the Delaware Trustee may be removed at such time by act of the holders of a majority in Liquidation Amount of the
Series   Capital Securities, delivered to such Trustee (in its individual capacity and, in the case of the Property Trustee, on behalf of the
Series   Issuer). No resignation or removal of any Trustee and no appointment of a successor Trustee will be effective until the acceptance of appointment by the successor Trustee in accordance with the requirements of the Trust Agreement.

REGISTRATION OF SERIES   CAPITAL SECURITIES

  The Series   Capital Securities will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the
Series   Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as
described below and in the accompanying Prospectus, Series   Capital Securities
in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

  A global security shall be exchangeable for Series   Capital Securities
registered in the names of persons other than DTC or its nominee only if (i)
DTC notifies the Series   Issuer that it is unwilling or unable to continue as
a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to
act as such depositary, (ii) the Series   Issuer in its sole discretion
determines that such global security shall be so exchangeable or (iii) there shall have occurred and be continuing an event of default under the Indenture
with respect to the Series   Subordinated Debentures. Any global security that
is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants (as defined in the accompanying Prospectus) with respect to ownership of beneficial interests in such global security. In the event that
Series   Capital Securities are issued in definitive form, such
Series   Capital Securities will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Series   Capital Securities represented by a global security will
be made to DTC, as the depositary for the Series   Capital Securities. In the
event Series   Capital Securities are issued in certificated form, the
Liquidation Amount and Distributions will be payable, the transfer of the
Series   Capital Securities will be registrable, and Series   Capital
Securities will be exchangeable for Series   Capital Securities of other
denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees; provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In
addition, if the Series   Capital Securities are issued in certificated form,
the record dates for payment of Distributions will be the 15th day of the month immediately preceding the relevant Distribution payment date. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

               CERTAIN TERMS OF SERIES   SUBORDINATED DEBENTURES

GENERAL

  The following summary of certain terms and provisions of the
Series   Subordinated Debentures supplements the description of the terms and provisions of the Corresponding Junior Subordinated Debentures (as defined in the accompanying Prospectus) set forth in the accompanying Prospectus under the heading "Description of Junior Subordinated Debentures", to which description reference is hereby made. The summary of certain terms and
provisions of the Series   Subordinated Debentures set forth below, which
describes the material provisions thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture to which description reference is hereby made. The form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

  Concurrently with the issuance of the Series   Capital Securities, the
Series   Issuer will invest the proceeds thereof, together with the
consideration paid by the Corporation for the Series   Common Securities, in
the Series   Subordinated Debentures issued by the Corporation. The
Series   Subordinated Debentures will bear interest at the annual rate of    %
of the principal amount thereof, payable semi-annually in arrears on    and
    of each year (each, an "Interest Payment Date"), commencing    , to the
person in whose name each Series   Subordinated Debenture is registered at the
close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the
Series   Issuer, each of the Series   Subordinated Debentures will be held by
the Property Trustee in trust for the benefit of the holders of the
Series   Capital Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period will be computed on the basis of a 360-day year of twelve 30-day months and the number of days elapsed in a partial month. In the event that any date on which interest is payable on
the Series   Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the
amount thereof (to the extent permitted by law) at the rate of   % per annum,
compounded semi-annually from the relevant Interest Payment Date. The term "interest" as used herein shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable.

  The Series   Subordinated Debentures will be issued as a series of junior subordinated deferrable interest debentures under the Indenture. The
Series   Subordinated Debentures will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiples thereof.

  The Series   Subordinated Debentures will mature on    , subject to
advancement as described under "--Conditional Right to Advance Maturity".

  The Series   Subordinated Debentures are not subject to any sinking fund provisions.

  The Series   Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all existing and future Senior Debt of the Corporation. Substantially all of the Corporation's existing indebtedness constitutes Senior Debt. At September 30, 1996, the Senior Debt of the Corporation aggregated approximately $3.0 billion. If the Transaction is consummated using the Alternative Merger, Senior Debt of the Corporation will be substantially increased. See "Recent Developments; NorAm Merger" in the accompanying Prospectus. None of the Indenture, the related Guarantee, the related Trust Agreement or the Expense Agreement places any limitation on the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See "Risk Factors--Ranking of Subordinated Obligations Under the
Series   Guarantee and the Series   Subordinated Debentures" herein and
"Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

OPTION TO DEFER INTEREST PAYMENTS

  So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture at any time or
from time to time during the term of the Series   Subordinated Debentures to
defer payment of interest on the Series   Subordinated Debentures for a period
not exceeding 10 consecutive semi-annual periods with respect to each Extension Period; provided that no Extension Period may extend beyond the
Stated Maturity of the Series   Subordinated Debentures. During an Extension
Period, the Corporation will have the right to make partial payments of interest on any Interest Payment Date. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid on the
Series   Subordinated Debentures (together with interest on such unpaid interest, to the extent permitted by applicable law, at the annual rate of
   %, compounded semi-annually from the relevant Interest Payment Date).
During an Extension Period, a holder of Series   Subordinated Debentures (or a
holder of Series   Capital Securities while such series is outstanding) will
be required to accrue income (in the form of original issue discount) for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount".

  During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal or of interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other series of Junior Subordinated Debentures) that, in either case, rank
pari passu with or junior in interest to the Series   Subordinated Debentures
or make any guarantee payments with respect to any guarantee by the
Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the
Series   Securities (other than (a) dividends or distributions in capital stock of the Corporation, (b) any declaration of a dividend under a stockholders' rights plan or in connection with the implementation of a stockholders' rights plan, the issuance of capital stock of the Corporation under a stockholders' rights plan or the redemption or repurchase of any such rights distributed pursuant to a stockholders' rights plan, (c) payments under
the Series   Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees,
related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest on the Series
   Subordinated Debentures; provided that no Extension Period may exceed
10 consecutive semi-annual periods or extend beyond the Stated Maturity of the
Series    Subordinated Debentures. Upon the termination of any such Extension
Period and the payment of all interest then accrued and unpaid (together with
interest thereon at the annual rate of    %, compounded semi-annually from the
relevant Interest Payment Date, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin such Extension Period at least one Business Day prior to the earliest of
(i) the date Distributions on the Series   Capital Securities would have been
payable except for the election to begin such Extension Period, (ii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable stock exchange or
automated quotation system on which the Series   Capital Securities are then
listed or quoted or to holders of Series   Subordinated Debentures on the
record date for such Distributions or (iii) the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to
begin a new Extension Period to the holders of the Series   Subordinated
Debentures. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payments" in the accompanying Prospectus.

ADDITIONAL SUMS

  If the Series   Issuer is required to pay any additional taxes, duties or
other governmental charges as a result of a Special Event, the Corporation will
pay as additional amounts on the Series   Subordinated Debentures such amounts
as shall be required so that the Distributions payable by the Series   Issuer
shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

  In the Expense Agreement, the Corporation, as the holder of the
Series   Common Securities, has agreed to pay all debts and other obligations,
other than with respect to the Series   Capital Securities, and all costs and
expenses of the Series   Issuer. Such obligations, costs and expenses will
include, among others, costs and expenses relating to the organization of the
Series   Issuer, the fees and expenses of the Trustees and the costs and
expenses relating to the operation of the Series   Issuer.

REDEMPTION

  The Series   Subordinated Debentures are redeemable prior to maturity at the
option of the Corporation (i) on or after    , in whole at any time or in part
from time to time, or (ii) prior to      , in whole (but not in part) within 90
days following the occurrence of a Special Event in each case at the Redemption Price described below. The proceeds of any such redemption will be used by the
Series   Issuer to redeem the Series   Securities.

  The Redemption Price in the case of a redemption under (i) above shall equal the following prices, expressed in percentages of the principal amount, together with accrued interest to but excluding the Redemption Date. If
redeemed during the 12-month period beginning    :

                                                                      REDEMPTION
       YEAR                                                             PRICE
       ----                                                           ----------
           ..........................................................
           ..........................................................
           ..........................................................
           ..........................................................
           ..........................................................
           ..........................................................
           ..........................................................
           ..........................................................
           ..........................................................
           ..........................................................

and at 100% on or after       .

  The Redemption Price, in the case of a redemption following a Special Event as described under (ii) above, shall equal the Make-Whole Amount (as defined
under "Certain Terms of Series   Capital Securities--Redemption"), together
with accrued interest to but excluding the Redemption Date.

DISTRIBUTION OF SERIES   SUBORDINATED DEBENTURES

  As described under "Certain Terms of Series   Capital Securities--
Liquidation of Series   Issuer and Distribution of Series   Subordinated
Debentures to Holders", under certain circumstances involving the termination
of the Series   Issuer, Series   Subordinated Debentures may be distributed to
the holders of the Series   Capital Securities upon liquidation of the
Series   Issuer after satisfaction of liabilities to creditors of the Series
    Issuer as provided by applicable law. If distributed to holders of Series
    Capital Securities, the Series     Subordinated Debentures will initially
be issued in the form of one or more global securities and DTC, or any
successor depositary for the Series   Capital Securities, will act as
depositary for the Series   Subordinated Debentures. There can be no assurance
as to the market price of any Series   Subordinated Debentures that may be
distributed to the holders of Series   Capital Securities.

CONDITIONAL RIGHT TO ADVANCE MATURITY

  If a Tax Event occurs, then the Corporation will have the right (a) prior to
the dissolution of the Series    Issuer, to advance the Stated Maturity of the
Series   Subordinated Debentures to the minimum extent required, but not less than 19 and one-half years from the date of original issuance thereof, or (b)
to direct the Property Trustee to dissolve the Series   Issuer (if not
previously dissolved) and advance the Stated Maturity of the Series Subordinated Debentures to the minimum extent required, but not less than 19 and one-half years from the date of original issuance thereof, in each case such that in the opinion of counsel to the Corporation experienced in such matters, after advancing the Stated Maturity, interest paid on the
Series   Subordinated Debentures will be deductible for federal income tax purposes.

REGISTRATION OF SERIES   SUBORDINATED DEBENTURES

  The Series   Subordinated Debentures will be registered in the name of the
Property Trustee on behalf of the Series   Issuer. In the event that the
Series   Debentures are distributed to
holders of Series   Capital Securities, it is anticipated that the depositary
and other arrangements for the Series   Subordinated Debentures will be
substantially identical to those in effect for the Series   Capital
Securities. See "Certain Terms of Series Capital Securities--Registration of
Series   Capital Securities".

                      CERTAIN TERMS OF SERIES   GUARANTEE

  Pursuant to the Series    Guarantee, the Corporation guarantees to the
holders of the Series    Securities the following payments, to the extent not
paid by the Series    Issuer: (i) any accumulated and unpaid Distributions
required to be paid on the Series    Securities, to the extent that the Series
   Issuer has funds on hand available therefor at such time, (ii) the
Redemption Price with respect to any Series    Securities called for
redemption, to the extent that the Series    Issuer has funds on hand
available therefor at such time, and (iii) upon a voluntary or involuntary
dissolution and winding-up of the Series    Issuer (unless the Series
Subordinated Debentures are distributed to holders of the Series
Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment and (b) the amount
of assets of the Series    Issuer remaining available for distribution to
holders of the Series    Securities in liquidation of the Series    Issuer
after payment of creditors of the Series    Issuer as required by applicable
law. The Series    Guarantee will be qualified as an indenture under the Trust
Indenture Act. The Bank of New York will act as the Guarantee Trustee for the purposes of compliance with the Trust Indenture Act and will hold the Series
   Guarantee for the benefit of the holders of the Series    Securities. The
Bank of New York will also act as Debenture Trustee for the Series Subordinated Debentures and as Property Trustee.

  The holders of not less than a majority in aggregate Liquidation Amount of
the Series    Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee
in respect to the Series    Guarantee or to direct the exercise of any trust
power conferred upon the Guarantee Trustee under the Series    Guarantee. Any
holder of the Series    Securities may institute a legal proceeding directly
against the Corporation to enforce its rights under the Series   Guarantee
without first instituting a legal proceeding against the Series    Issuer, the
Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Series
Subordinated Debentures, the Series    Issuer would lack funds for the payment
of Distributions or amounts payable on redemption of the Series    Securities
or otherwise, and, in such event, holders of the Series    Securities would
not be able to rely upon the Series     Guarantee for payment of such amounts.
Instead, if any Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to
pay interest or premium, if any, on or principal of the Series    Subordinated
Debentures on the applicable payment date, then a holder of Series
Securities may institute a Direct Action against the Corporation pursuant to the terms of the Indenture for enforcement of payment to such holder of the
principal of or interest or premium, if any, on such Series    Subordinated
Debentures having a principal amount equal to the aggregate Liquidation Amount
of the Series   Securities of such holder. In connection with such Direct
Action, the Corporation will have a right of set-off under the Indenture to the extent of any payment made by the Corporation to such holder of Series Securities in the Direct Action. Except as described herein, holders of Series
   Securities will not be able to exercise directly any other remedy available
to the holders of the Series    Subordinated Debentures or assert directly any
other rights in respect of the Series    Subordinated Debentures. See
"Description of Guarantees" in the accompanying Prospectus. The Trust
Agreement provides that each holder of Series    Securities by acceptance
thereof agrees to the provisions of the Series    Guarantee, the Expense
Agreement and the Indenture.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the principal United States federal income tax
consequences of the purchase, ownership and disposition of Series   Capital
Securities. This summary only addresses the tax consequences to a person that
acquires Series   Capital Securities on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate or trust, the income of which is subject to United States federal income tax regardless of source (a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States
Person that is a beneficial owner of Series   Capital Securities, nor does it
address the tax consequences to (i) persons that are not United States Persons, (ii) persons that may be subject to special treatment under United States federal income tax law such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (iii)
persons that will hold Series   Capital Securities as part of a position in a
"straddle" or as part of a "hedging", "conversion" or other integrated investment transaction for federal income tax purposes, (iv) persons whose functional currency is not the United States dollar or (v) persons that do not
hold Series   Capital Securities as capital assets.

  The statements of law or legal conclusion set forth in this summary constitute the opinion of Baker & Botts, L.L.P., counsel to the Corporation
and the Series   Issuer. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions in effect on the date of this Prospectus Supplement, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described
below, possibly adversely affecting a beneficial owner of Series   Capital
Securities. In particular, legislation was previously proposed that could have adversely affected the Corporation's ability to deduct interest on the
Series   Subordinated Debentures, which would in turn have permitted the
Corporation to cause a redemption of the Series   Capital Securities or to
advance the Stated Maturity of the Series   Subordinated Debentures. See "--
Possible Tax Law Changes" and "Certain Terms of Series   Subordinated
Debentures--Conditional Right to Advance Maturity". The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase,
ownership and disposition of Series   Capital Securities may differ from the
treatment described below.

  PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF
THE PURCHASE, OWNERSHIP AND DISPOSITION OF SERIES     CAPITAL SECURITIES, AS
WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE SERIES   ISSUER

  Assuming compliance with the terms of the Trust Agreement and certain
similar factual matters, the Series   Issuer will be classified as a grantor
trust and will not be classified as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial
owner of Series   Capital Securities (a "Securityholder") will be required to include in its gross income its pro rata share of the interest income, including original issue discount, paid or accrued with respect to the
Series   Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See "--Interest Income and Original Issue Discount".

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Under recently issued Treasury Regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount ("OID"). The Corporation believes that the likelihood of its exercising its option to defer
payments is remote. Based on the foregoing, the Series   Subordinated
Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, a Securityholder should include in gross income such Securityholder's allocable share of interest on the
Series   Subordinated Debentures in accordance with such Securityholder's method of tax accounting.

  Under the Regulations, if the Corporation exercised its option to defer any
payment of interest, the Series     Subordinated Debentures would at that time
be treated as issued with OID, and all stated interest on the Series Subordinated Debentures would thereafter be treated as OID as long as the
Series   Subordinated Debentures remained outstanding. In such event, all of a
Securityholder's taxable interest income with respect to the Series Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such Securityholder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a Securityholder would be required to include in gross income OID even though the Corporation would not make any actual cash payments during an Extension Period.

  The Regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service (the "IRS"), and it is possible that the IRS could take a position contrary to the interpretation herein.

  Because income on the Series   Capital Securities will constitute interest
or OID, corporate Securityholders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the
Series   Capital Securities.

  Subsequent uses of the term "interest" in this summary include income in the form of OID.

DISTRIBUTION OF SERIES   SUBORDINATED DEBENTURES TO HOLDERS OF
SERIES   CAPITAL SECURITIES

  A distribution by the Series   Issuer of the Series   Subordinated
Debentures, as described under the caption "Certain Terms of Series   Capital
Securities--Liquidation of Series   Issuer and Distribution of
Series   Subordinated Debentures to Holders", will be non-taxable and will result in the Securityholder receiving directly its pro rata share of the
Series   Subordinated Debentures previously held indirectly through the
Series   Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its
Series   Capital Securities before such distribution. If, however, the
liquidation of the Series   Issuer were to occur because the Series   Issuer
is subject to United States federal income tax with respect to income accrued
or received on the Series   Subordinated Debentures, the distribution of
Series   Subordinated Debentures to Securityholders by the Series   Issuer
would be a taxable event to the Series   Issuer and each Securityholder, and
the Securityholder would recognize gain or loss as if the Securityholder had
exchanged its Series   Capital Securities for the Series   Subordinated
Debentures it received upon the liquidation of the Series   Issuer. A
Securityholder will include interest income in respect of
Series   Subordinated Debentures received from the Series   Issuer in the
manner described above under "--Interest Income and Original Issue Discount".

  Under certain circumstances described herein (see "Certain Terms of
Series   Subordinated Debentures--Redemption" and "Certain Terms of
Series   Capital Securities--Redemption"), the

Series   Subordinated Debentures may be redeemed by the Corporation for cash
and the proceeds of such redemption distributed by the Series   Issuer to
holders in redemption of their Series   Capital Securities. Under current law,
such a redemption would, for United States federal income tax purposes,
constitute a taxable disposition of the redeemed Series   Capital Securities,
and a holder could recognize gain or loss as if it sold such redeemed
Series   Capital Securities for cash. See "--Sales or Redemption of
Series   Capital Securities".

SALE OR REDEMPTION OF SERIES   CAPITAL SECURITIES

  A Securityholder that sells (including a redemption for cash)
Series   Capital Securities will recognize gain or loss equal to the
difference between its adjusted tax basis in the Series   Capital Securities
and the amount realized on the sale of such Series   Capital Securities. The
amount realized is equal to the cash received, less the amount of accrued and unpaid interest with respect to the Securityholder's pro rata share of the
Series   Subordinated Debentures. A Securityholder must include his share of such accrued and unpaid interest as ordinary income. Assuming that the Corporation does not exercise its option to defer payment of interest on the
Series   Subordinated Debentures and the Series   Capital Securities are not
considered issued with OID, a Securityholder's adjusted tax basis in the
Series   Capital Securities generally will be its initial purchase price. If
the Series   Subordinated Debentures are deemed to be issued with OID as a result of the Corporation's deferral of any interest payment or otherwise, a
Securityholder's tax basis in the Series   Capital Securities generally will
be its initial purchase price, increased by OID previously includible in such Securityholder's gross income to the date of disposition and decreased by
distributions or other payments received on the Series   Capital Securities
since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss and generally will be a long-term
capital gain or loss if the Series   Capital Securities have been held for
more than one year.

  Should the Corporation exercise its option to defer any payment of interest
on the Series   Subordinated Debentures, the Series   Capital Securities may
trade at a price that does not accurately reflect the value of accrued but
unpaid interest with respect to the underlying Series   Subordinated
Debentures. In the event of such a deferral, a Securityholder who disposes of
its Series   Capital Securities between record dates for payments of
distributions thereon will be required to include in income as ordinary income
accrued but unpaid interest on the Series    Subordinated Debentures to the
date of disposition as OID and to add such amount to its adjusted tax basis in
its pro rata share of the underlying Series   Subordinated Debentures deemed
disposed of. To the extent the selling price is less than the Securityholder's adjusted tax basis, such Securityholder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

  The amount of interest income paid or accrued on the Series   Capital
Securities held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

  Payment of the proceeds from the disposition of Series   Capital Securities
to or through the United States office of a broker is subject to information reporting and backup withholding unless the Securityholder or beneficial owner establishes an exemption from information reporting and backup withholding.

  Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability; provided the required information is furnished to the IRS.

  It is anticipated that income on the Series   Capital Securities will be
reported to holders on Form 1099 and mailed to holders of the Series   Capital
Securities by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

  On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's 1996 budget proposal, was introduced to the 104th Congress. The Bill would have, among other things, generally denied interest deductions for interest accrued on an instrument issued by a corporation that had a maximum term of more than 20 years and that was not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument was issued to a related party (other than a corporation), where the holder or some other related party issued a related instrument that was not shown as indebtedness on the issuer's consolidated balance sheet. The Bill would have also generally denied interest deductions for interest on an instrument issued by a corporation that had a maximum weighted-average maturity of more than 40 years. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If this provision were to apply to the Series
Subordinated Debentures, the Corporation would not be able to deduct interest
on the Series   Subordinated Debentures. However, on March 29, 1996, the
Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. Under current law, the
Corporation will be able to deduct interest on the Series   Subordinated
Debentures. Although the 104th Congress adjourned without enacting the above-described provisions of the Bill, there can be no assurance that current or future legislative proposals or final legislation will not adversely affect
the ability of the Corporation to deduct interest on the Series   Subordinated
Debentures. Such a change could give rise to a Tax Event, which would permit
the Corporation to cause a redemption of the Series   Capital Securities
before      . See "Certain Terms of Series   Subordinated Debentures--
Redemption" and "Certain Terms of the Series   Subordinated Debentures--
Conditional Right to Advance Maturity" in this Prospectus Supplement and "Description of Preferred Securities--Redemption or Distribution--Distribution of the Corresponding Junior Subordinated Debentures" in the accompanying Prospectus.

                             ERISA CONSIDERATIONS

  A fiduciary of a pension, profit-sharing or other employee benefit plan (an "ERISA Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the ERISA Plan's particular circumstances before authorizing an
investment in the Series   Capital Securities. Among other factors, the
fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA Plan and whether the investment is appropriate for the ERISA Plan in view of its overall investment policy and diversification of its portfolio.

  Certain provisions of ERISA and the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to section 4975 of the Code (collectively, "Plans"), from engaging in certain transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. The U.S. Department of Labor has issued a final regulation (the "Regulation") with regard to whether the underlying assets of an entity in which employee benefit plans acquire equity interests are deemed to be plan assets.

  Under such Regulation, for purposes of ERISA and section 4975 of the Code,
the assets of the Series   Issuer would be deemed to be "plan assets" of a
Plan whose assets were used to purchase Series   Capital Securities if the
Series   Capital Securities were considered to be equity interests in the
Series   Issuer and no exception to plan asset status were applicable under the Regulation.

  If the assets of the Series   Issuer were deemed to be plan assets of Plans
that are holders of the Series     Capital Securities, a Plan's investment in
the Series   Capital Securities might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by a fiduciary investing in
Series   Capital Securities. In addition, the Corporation might be considered a "party in interest" or "disqualified person" with respect to Plans whose
assets were used to purchase Series   Capital Securities. If this were the
case, an investment in Series   Capital Securities by a Plan might constitute
or, in the course of the operation of the Series   Issuer, give rise to a
prohibited transaction under ERISA or the Code. In particular, it is likely that, under such circumstances, a prohibited "extension of credit" to the Corporation would be considered to occur under ERISA and the Code.

  Because of the possibility that the assets of the Series   Issuer would be
considered plan assets of Plans whose assets were invested in the
Series   Capital Securities, and the likelihood that under such circumstances
a prohibited extension of credit would occur, the Series   Capital Securities
may be not purchased or held by any Plan or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), or PTCE 84-14 (for certain transactions determined by independent qualified asset managers).
Any purchaser or holder of the Series   Capital Securities or any interest
therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

  Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person
considering the purchase of Series   Capital Securities with Plan assets
consult with its counsel regarding the consequences under ERISA and the Code
of the acquisition and ownership of Series   Capital Securities and the
availability of exemptive relief under the class exemptions listed above. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) generally are not subject to ERISA requirements.

                                 UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement, the
Corporation and the Series   Issuer have agreed that the Series   Issuer will
sell to each of the Underwriters named below, and each of such Underwriters
has severally agreed to purchase from the Series   Issuer, the respective
number of Series   Capital Securities set forth opposite its name below:

                                                             NUMBER OF SERIES
                          UNDERWRITER                        CAPITAL SECURITIES
                          -----------                        -------------------
   Goldman, Sachs & Co......................................
   Merrill Lynch, Pierce, Fenner & Smith
    Incorporated............................................
                                                                    ----
     Total..................................................
                                                                    ====

  Under the terms and conditions of the Underwriting Agreement, the
Underwriters are committed to take and pay for all the Series   Capital
Securities offered hereby, if any are taken.

  The Underwriters propose to offer the Series   Capital Securities in part
directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain dealers at
such price less a concession of $    per Series     Capital Security. The
Underwriters may allow, and such dealers may reallow, a concession not in
excess of $    per Series     Capital Security to certain brokers and dealers.
After the Series     Capital Securities are released for sale to the public,
the offering price and other selling terms may from time to time be varied by the Underwriters.

  In view of the fact that the proceeds from the sale of the Series
Capital Securities will be used to purchase the Series     Subordinated
Debentures issued by the Corporation, the Underwriting Agreement provides that the Corporation will pay as Underwriters' compensation for the Underwriters'
arranging the investment therein of such proceeds an amount of $    per Series
    Capital Security for the accounts of the several Underwriters.

  The Corporation and the Series     Issuer have agreed that, during the
period beginning on the date of the Underwriting Agreement and continuing to
and including the date of delivery of the Series     Capital Securities to the
Underwriters in accordance with the Underwriting Agreement, they will not
offer, sell, contract to sell or otherwise dispose of any Series   Capital
Securities, any security convertible into or exchangeable into or exercisable
for Series     Capital Securities or Series     Subordinated Debentures or any
debt securities substantially similar to the Series     Subordinated
Debentures or any equity securities substantially similar to the Series
Capital Securities (except for the Series     Subordinated Debentures and the
Series     Capital Securities issued pursuant to the Underwriting Agreement), without the prior written consent of the Underwriters.

  Prior to this offering, there has been no public market for the
Series   Capital Securities. The Underwriters have advised the Corporation
that they intend to make a market in the Series   Capital Securities, but are
not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market
for the Series   Capital Securities.

  The Corporation and the Series   Issuer have agreed to indemnify the several
Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Corporation and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

                            VALIDITY OF SECURITIES

  Certain matters of Delaware law relating to the validity of the
Series   Capital Securities, the enforceability of the Trust Agreement and the
formation of the Series   Issuer will be passed upon by Richards, Layton &
Finger, Wilmington, Delaware, special Delaware counsel to the Corporation and
the Series   Issuer. The validity of the Series   Guarantee and the
Series   Subordinated Debentures will be passed upon for the Corporation by
Baker & Botts, L.L.P., Houston, Texas. Certain legal matters will be passed upon for the Corporation by Hugh Rice Kelly, Esq., Executive Vice President, General Counsel and Corporate Secretary of the Corporation, and for the Underwriters by Dewey Ballantine, New York, New York. Certain matters relating to United States federal income tax considerations described in this Prospectus Supplement will be passed upon for the Corporation by Baker & Botts, L.L.P.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED JANUARY 21, 1997

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JANUARY  , 1997

                                  $   ,000,000

                            HL&P CAPITAL TRUST [  ]

                       % TRUST PREFERRED SECURITIES, SERIES

             (LIQUIDATION AMOUNT $25 PER TRUST PREFERRED SECURITY) FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                        HOUSTON LIGHTING & POWER COMPANY

                                  -----------

  The    % Trust Preferred Securities,    Series (the "Series     Preferred
Securities"), offered hereby represent undivided beneficial interests in the
assets of HL&P Capital Trust    , a statutory business trust created under the
laws of the State of Delaware (the "Series    Issuer"). Houston Lighting &
Power Company, a Texas corporation ("HL&P" or the "Corporation"), will be the owner of all the undivided beneficial interests in the assets of the Series
Issuer represented by common securities of the Series     Issuer ("Series
   Common Securities" and, collectively with the Series     Preferred
Securities, the "Series     Securities"). The Bank of New York is the Property
Trustee of the Series    Issuer. The Series     Issuer exists for the sole
purpose of issuing the Series     Securities and investing the proceeds thereof
in    % Junior Subordinated Deferrable Interest Debentures, Series    (the
"Series     Subordinated Debentures"), to be issued by the Corporation. The
Series     Subordinated Debentures will mature on    (the "Stated Maturity").
Under certain conditions, the Company has the right to advance the Stated
Maturity. See "Certain Terms of the Series     Subordinated Debentures--
Conditional Right to Advance Maturity". The Series     Preferred Securities
will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation or redemption over the Series
    Common Securities. See "Description of Securities--Subordination of Common Securities" in the accompanying Prospectus.
                                                        (Continued on next page)

                                  -----------

  SEE "RISK FACTORS" BEGINNING ON PAGE S-4 HEREOF FOR CERTAIN INFORMATION
RELEVANT TO AN INVESTMENT IN THE SERIES     PREFERRED SECURITIES.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO
  WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                                                                   PROCEEDS TO
                                     INITIAL PUBLIC UNDERWRITING  THE SERIES
                                     OFFERING PRICE COMMISSION(1) ISSUER(2)(3)
                                     -------------- ------------- -------------
Per Series   Preferred Security.....      $              (2)           $
Total...............................     $               (2)          $

-----
(1) The Series     Issuer and the Corporation have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".
(2) In view of the fact that the proceeds of the sale of the Series
    Preferred Securities will be invested in the Series     Subordinated
    Debentures, the Corporation has agreed to pay to the Underwriters as compensation for their arranging the investment therein of such proceeds
    $    per Series     Preferred Security (or $    in the aggregate). See
    "Underwriting".
(3) Expenses of the offering, which are payable by the Corporation, are
    estimated to be $       .

                                  -----------

  The Series     Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is
expected that the Series     Preferred Securities will be ready for delivery in
book-entry form only through the facilities of The Depository Trust Company in
New York, New York, on or about        , 1997, against payment therefor in
immediately available funds.

GOLDMAN, SACHS & CO.                                         MERRILL LYNCH & CO.

                                  -----------

              The date of this Prospectus Supplement is    , 1997.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES PREFERRED SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

(cover page continued)

  Holders of the Series     Preferred Securities will be entitled to receive
preferential cumulative cash distributions accruing from the date of original
issuance and payable quarterly in arrears on the    day of    ,   ,    and
of each year, commencing    , at the annual rate of    % of the Liquidation
Amount (as defined in the accompanying Prospectus) of $25 per Series
Preferred Security ("Distributions"). The ability of the Series     Issuer to
make timely payments of Distributions on the Series     Preferred Securities
is solely dependent upon the Corporation making interest payments on the
Series     Subordinated Debentures as and when required. Subject to certain exceptions, as described herein, the Corporation has the right to defer
payment of interest on the Series     Subordinated Debentures at any time or
from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"); provided that no Extension Period may extend beyond the Stated Maturity of the Series
   Subordinated Debentures. If interest payments on the Series
Subordinated Debentures are so deferred, Distributions on the Series
Preferred Securities will also be deferred, and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities that rank pari passu in all respects with or junior to the Series
   Subordinated Debentures. During an Extension Period, interest on the Series
    Subordinated Debentures will continue to accrue (and the amount of
Distributions to which holders of the Series     Preferred Securities are
entitled will accumulate) at the rate of    % per annum, compounded quarterly
from the relevant payment date for such interest, and holders of Series Preferred Securities will be required to accrue interest income for United States federal income tax purposes. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with
interest thereon at the annual rate of    %, compounded quarterly, to the
extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the requirements set forth herein. See "Certain
Terms of Series     Subordinated Debentures--Option to Defer Interest
Payments" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount".

  The Series     Subordinated Debentures (and therefore the Series
Preferred Securities) are unsecured and subordinated to all existing and future Senior Debt (as defined in the accompanying Prospectus) of the Corporation. Substantially all of the Corporation's existing indebtedness constitutes Senior Debt. At September 30, 1996, the Senior Debt of the Corporation aggregated approximately $3.0 billion. If the Transaction (as defined in the accompanying Prospectus) is consummated using the Alternative Merger (as defined in the accompanying Prospectus), Senior Debt of the Corporation will be substantially increased. See "Recent Developments; NorAm Merger" in the accompanying Prospectus. None of the Indenture, the related Guarantee, the related Trust Agreement or the Expense Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Corporation. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

  The Corporation has, through the Series    Guarantee, the Trust Agreement,
the Series     Subordinated Debentures, the Indenture and the Expense
Agreement (each as defined herein), taken together, fully, irrevocably and
unconditionally guaranteed all of the Series     Issuer's
obligations under the Series     Preferred Securities. See "Relationship Among
the Securities, the Corresponding Junior Subordinated Debentures, the Expense Agreement and the Guarantees--Full and Unconditional Guarantee" in the
accompanying Prospectus. The Series     Guarantee of the Corporation (the
"Series     Guarantee") guarantees the payment of Distributions and payments
on liquidation of the Series     Issuer or redemption of the Series
   Preferred Securities, but only in each case to the extent of funds held by
the Series     Issuer, as described herein. See "Description of Guarantees" in the accompanying Prospectus. If the Corporation does not make interest
payments on the Series    Subordinated Debentures held by the Series
Issuer, the Series     Issuer will have insufficient funds to pay
Distributions on the Series     Preferred Securities. The Series     Guarantee
does not cover payment of Distributions when the Series     Issuer has
insufficient funds to pay such Distributions. In such event, a holder of
Series     Preferred Securities may institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture to enforce payment of amounts equal to such Distributions to such holder. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Securities" in the accompanying Prospectus.

  The obligations of the Corporation under the Series    Guarantee, the Series
    Subordinated Debentures and with respect to the Series     Preferred
Securities are subordinate and junior in right of payment to all Senior Debt of the Corporation.

  The Series    Preferred Securities are subject to mandatory redemption, in
whole or in part, upon repayment of the Series    Subordinated Debentures at
their Stated Maturity or earlier redemption. The Series     Subordinated
Debentures are redeemable prior to their Stated Maturity at the option of the
Corporation (i) on or after    ,    , in whole at any time or in part from
time to time, or (ii) at any time, in whole (but not in part) within 90 days following the occurrence of a Special Event (as defined herein). For a
description of redemption prices for the Series    Preferred Securities
pursuant to clause (i) or (ii) above, see "Certain Terms of Series
Preferred Securities-- Redemption" and "Certain Terms of Series
   Subordinated Debentures--Redemption".

  The Corporation will have the right at any time to direct the Property
Trustee to dissolve the Series    Issuer. See "Certain Terms of Series
Preferred Securities--Liquidation of Series     Issuer and Distribution of
Series    Subordinated Debentures to Holders". In the event of the dissolution
of the Series     Issuer, after satisfaction of liabilities to creditors of
the Series    Issuer as required by applicable law, the holders of the Series
   Preferred Securities will be entitled to receive a Liquidation Amount of
$25 per Series     Preferred Security plus accumulated and unpaid
Distributions thereon to the date of payment, which may be in the form of a
distribution of such amount in Series     Subordinated Debentures, subject to
certain exceptions. See "Description of Securities --Liquidation Distribution Upon Termination" in the accompanying Prospectus.

  The Corporation will have the right, subject to certain restrictions as described herein, to advance the Stated Maturity of the Series
Subordinated Debentures upon the occurrence of a Tax Event (as defined
herein). See "Certain Terms of Series     Subordinated Debentures--Conditional
Right to Advance Maturity".

  The Corporation intends to make application to list the Preferred Securities on the New York Stock Exchange, Inc. (the "NYSE"). If approved, trading of the Preferred Securities on the NYSE is expected to commence within the 30-day period after the initial delivery of the Preferred Securities. See
"Underwriting". If the Series     Subordinated Debentures are distributed to
the holders of the Preferred Securities, the Corporation will use its best
efforts to have the Series     Subordinated Debentures listed on the NYSE or
on such other exchange as the Preferred Securities are then listed.

  The Series     Preferred Securities will be represented by global
certificates registered in the name of The Depository Trust Company ("DTC") or
its nominee. Beneficial interests in the Series     Preferred Securities will
be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described in the accompanying
Prospectus, Series     Preferred Securities in certificated form will not be
issued in exchange for the global certificates. See "Certain Terms of Series
    Preferred Securities--Registration of Series     Preferred Securities".

  The information in this Prospectus Supplement supplements and should be read in conjunction with the information contained in the accompanying Prospectus. As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Corporation and The Bank of New York, as trustee (the "Debenture Trustee"), and (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the
Series     Issuer among the Corporation, as Depositor, The Bank of New York , as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively with the Property Trustee and Delaware Trustee, the "Issuer Trustees"). Each of the other capitalized terms used in this Prospectus Supplement and not otherwise defined in this Prospectus Supplement has the meaning set forth in the accompanying Prospectus.

                                 RISK FACTORS

  Prospective purchasers of the Series    Preferred Securities should
carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider
the following matters. In addition, because the Series     Preferred
Securities will be paid with proceeds of the Series     Subordinated
Debentures and because holders of Series    Preferred Securities may receive
Series     Subordinated Debentures upon liquidation of the Series    Issuer,
prospective purchasers of Series     Preferred Securities are also making an
investment decision with regard to the Series     Subordinated Debentures and
should carefully review all the information regarding the Series
   Subordinated Debentures contained herein.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE SERIES    GUARANTEE AND THE
SERIES     SUBORDINATED DEBENTURES

  The obligations of the Corporation under the Series    Guarantee issued by
the Corporation for the benefit of the holders of Series     Securities and
under the Series     Subordinated Debentures are unsecured and rank
subordinate and junior in right of payment to all existing and future Senior Debt of the Corporation. Substantially all of the Corporation's existing indebtedness constitutes Senior Debt. At September 30, 1996, the Senior Debt of the Corporation aggregated approximately $3.0 billion. If the Transaction is consummated using the Alternative Merger, Senior Debt of the Corporation will be substantially increased. See "Recent Developments; NorAm Merger" in
the accompanying Prospectus. None of the Indenture, the Series     Guarantee,
the Trust Agreement or the Expense Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Corporation. See "Description of Guarantees--Status of the Guarantees" and "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

  The ability of the Series     Issuer to make timely payments of
Distributions on the Series     Preferred Securities is solely dependent upon
the Corporation making interest payments on the Series    Subordinated
Debentures as and when required.

OPTION TO DEFER INTEREST PAYMENT; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

  So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture to defer payment
of interest on the Series    Subordinated Debentures at any time or from time
to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period; provided that no Extension Period may extend beyond the
Stated Maturity of the Series    Subordinated Debentures. As a consequence of
any such deferral of
interest payments by the Corporation, quarterly Distributions on the Series
    Preferred Securities by the Series     Issuer will also be deferred during
any such Extension Period. Distributions to which holders of the Series Preferred Securities are entitled will accumulate additional Distributions
thereon at the rate of    % per annum, compounded quarterly from the relevant
payment date for such Distributions. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal or of interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other series of Junior Subordinated Debentures) that, in either case, rank pari passu with or junior in interest
to the Series     Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or
junior in interest to the Series     Securities (other than (a) dividends or
distributions in capital stock of the Corporation, (b) any declaration of a dividend under a stockholders' rights plan or in connection with the implementation of a stockholders' rights plan, the issuance of capital stock of the Corporation under a stockholders' rights plan or the redemption or repurchase of any such rights distributed pursuant to a stockholders' rights
plan, (c) payments under the Series     Guarantee and (d) purchases of common
stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest on the Series Subordinated Debentures; provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series Subordinated Debentures. During an Extension Period, the Corporation will have the right to make partial payments of interest on any Interest Payment Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of
   %, compounded quarterly from the Interest Payment Date for such interest, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an
Extension Period. See "Certain Terms of Series     Preferred Securities--
Distributions" and "Certain Terms of Series     Subordinated Debentures--
Option to Defer Interest Payments".

  Should an Extension Period occur, a holder of Series    Preferred Securities
will be required to accrue income (in the form of original issue discount) in
respect of its pro rata share of the Series     Subordinated Debentures held
by the Series     Issuer for United States federal income tax purposes. As a
result, a holder of Series     Preferred Securities will be required to
include such income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such income and
will not receive the cash related to such income from the Series     Issuer if
the holder disposes of the Series     Preferred Securities prior to the record
date for the payment of Distributions. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sale or
Redemption of Series     Preferred Securities". PROSPECTIVE INVESTORS SHOULD
CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF AN
INVESTMENT IN THE SERIES     PREFERRED SECURITIES.

  The Corporation has no current intention of exercising its right to defer
payments of interest on the Series     Subordinated Debentures. However,
should the Corporation elect to exercise such right in the future, the market
price of the Series     Preferred Securities is likely to be affected. A
holder that disposes of its Series     Preferred Securities during an
Extension Period, therefore, might not receive the same return on its
investment as a holder that continues to hold its Series     Preferred
Securities.

SPECIAL EVENT REDEMPTION; PAYMENT OF ADDITIONAL SUMS; CONDITIONAL RIGHT TO ADVANCE MATURITY

  Upon the occurrence and continuation of a Special Event (as defined below),
the Corporation has the right to redeem the Series     Subordinated Debentures
in whole (but not in part) within 90 days following the occurrence of such Special Event and thereby cause a mandatory redemption of the Series Securities in whole (but not in part) at the Redemption Price. See "Certain
Terms of Series     Preferred Securities--Redemption". In addition to the
foregoing redemption right, upon the occurrence of a Tax Event (as defined below), the Corporation will have the right, subject to certain conditions, to
advance the Stated Maturity of the Series     Subordinated Debentures. See
"Certain Terms of Series     Subordinated Debentures--Conditional Right to
Advance Maturity". If a Special Event has occurred and is continuing and the Corporation does not elect either option discussed above, the Series Securities will remain outstanding and Additional Sums (as defined below) may
be payable on the Series     Subordinated Debentures. See "Certain Terms of
Series     Subordinated Debentures--Additional Sums". At any time, the
Corporation has the right to direct the Property Trustee to dissolve the
Series     Issuer and, after satisfaction of the liabilities of creditors of
the Series     Issuer as provided by applicable law, cause the Series
Subordinated Debentures to be distributed to the holders of the Series
Securities.

  A "Special Event" means a Tax Event or an Investment Company Act Event.

  A "Tax Event" means the receipt by the Series    Issuer of an opinion of
counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such proposed change, pronouncement or decision is announced on or after the
date of issuance of the Series     Preferred Securities under the Trust
Agreement, there is more than an insubstantial risk that (i) the Series
Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on
the Series     Subordinated Debentures, (ii) interest payable by the
Corporation on the Series     Subordinated Debentures is not, or within 90
days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii)
the Series     Issuer is, or will be within 90 days of the date of the
opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  An "Investment Company Act Event" means the receipt by the Series     Issuer
of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act
Law"), there is more than an insubstantial risk that the Series     Issuer is
or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of
the Series     Preferred Securities.

  "Additional Sums" means the additional amounts as may be necessary in order
that the amount of Distributions then due and payable by the Series     Issuer
on the outstanding Series     Securities shall not be reduced as a result of
any additional taxes, duties and other governmental charges to which the
Series     Issuer has become subject as a result of a Special Event.

  On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's 1996 budget proposal, was introduced to the 104th Congress. The Bill would have, among other things, generally denied interest deductions for interest accrued on an instrument issued by a corporation that had a maximum term of more than 20 years and that was not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument was issued to a related party (other than a corporation), where the holder or some other related party issued a related instrument that was not shown as indebtedness on the issuer's consolidated balance sheet. The Bill would have also generally denied interest deductions for interest on an instrument issued by a corporation that had a maximum weighted-average maturity of more than 40 years. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If this provision were to apply to the
Series     Subordinated Debentures, the Corporation would not be able to deduct
interest on the Series     Subordinated Debentures. However, on March 29, 1996,
the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. Under current law, the
Corporation will be able to deduct interest on the Series    Subordinated
Debentures. Although the 104th Congress adjourned without enacting the above-described provisions of the Bill, there can be no assurance that current or future legislative proposals or final legislation will not adversely affect the
ability of the Corporation to deduct interest on the Series     Subordinated
Debentures. Such a change could give rise to a Tax Event, which would permit
the Corporation to cause a redemption of the Series    Preferred Securities.
See "Certain Terms of Series     Subordinated Debentures--Redemption" and
"Certain Terms of the Series     Subordinated Debentures--Conditional Right to
Advance Maturity" in this Prospectus Supplement and "Description of Securities--Redemption or Distribution--Distribution of Corresponding Junior Subordinated Debentures" in the accompanying Prospectus. See also "Certain Federal Income Tax Consequences--Possible Tax Law Changes".

DISTRIBUTION OF SERIES     PREFERRED SECURITIES FOR SERIES    SUBORDINATED
DEBENTURES

  The Corporation will have the right at any time to direct the Property
Trustee to dissolve the Series    Issuer and, after satisfaction of liabilities
to creditors of the Series    Issuer as required by applicable law, cause the
Series     Subordinated Debentures to be distributed to the holders of the
Series     Securities. See "Certain Terms of Series     Preferred Securities--
Liquidation of Series     Issuer and Distribution of Series     Subordinated
Debentures to Holders". If the Series     Subordinated Debentures are
distributed to the holders of the Series     Securities, the Corporation will
use its best efforts to have the Series     Subordinated Debentures listed on
the NYSE or on such other exchange as the Preferred Securities are then listed or traded.

  Under current United States federal income tax law and interpretations, a
distribution of the Series    Subordinated Debentures upon dissolution and
winding up of the Series     Issuer should not be a taxable event to holders of
the Series     Preferred Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to the holders of the Series
Preferred Securities. See "Certain Federal Income Tax Consequences--
Distribution of Series     Subordinated Debentures to Holders of Series
Preferred Securities".

RIGHTS UNDER THE SERIES     GUARANTEE; LIMITATION AS TO FUNDS AVAILABLE TO THE
SERIES     ISSUER

  The Series     Guarantee guarantees to the holders of the Series
Securities the following payments, to the extent not paid by the Series
Issuer: (i) any accumulated and unpaid Distributions required to be paid on the
Series     Securities, to the extent that the Series    Issuer has funds on
hand available therefor at such time; (ii) the redemption price with respect to any

Series     Securities called for redemption, to the extent that the Series
Issuer has funds on hand available therefor at such time; and (iii) upon a
voluntary or involuntary dissolution and winding up of the Series     Issuer
(unless the Series     Subordinated Debentures are distributed to holders of
the Series    Securities), the lesser of (a) the aggregate of the Liquidation
Amount and all accumulated and unpaid Distributions to the date of payment and
(b) the amount of assets of the Series     Issuer remaining available for
distribution to holders of the Series     Securities in liquidation of the
Series     Issuer after payment of creditors of the Series     Issuer as
required by applicable law. The Series     Guarantee will be qualified as an
indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Bank of New York will act as the indenture trustee under
the Series     Guarantee (the "Guarantee Trustee") for the purpose of
compliance with the Trust Indenture Act and will hold the Series     Guarantee
for the benefit of the holders of the Series     Securities. The Bank of New
York will also act as Debenture Trustee for the Series     Subordinated
Debentures and as Property Trustee and The Bank of New York (Delaware) will act as Delaware Trustee under the Trust Agreement.

  The Series     Guarantee is subordinate as described under "--Ranking of
Subordinated Obligations Under the Series     Guarantee and the Series
Subordinated Debentures".

  The holders of not less than a majority in aggregate Liquidation Amount of
the Series     Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee
in respect of the Series     Guarantee or to direct the exercise of any trust
power conferred upon the Guarantee Trustee under the Series     Guarantee. Any
holder of the Series     Securities may institute a legal proceeding directly
against the Corporation to enforce its rights under the Series     Guarantee
without first instituting a legal proceeding against the Series     Issuer,
the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Series
   Subordinated Debentures, the Series     Issuer would lack funds for the
payment of Distributions or amounts payable on redemption of the Series Securities or otherwise, and, in such event, holders of the Series
Securities would not be able to rely upon the Series     Guarantee for payment
of such amounts. Instead, if a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay interest or premium, if any, on or principal of the Series
    Subordinated Debentures on the applicable payment date, then a holder of
Series     Preferred Securities may institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest or premium, if any,
on such Series     Subordinated Debentures having a principal amount equal to
the aggregate Liquidation Amount of the Series     Preferred Securities held
by such holder (a "Direct Action"). In connection with such Direct Action, the Corporation will have a right of set-off under the Indenture to the extent of
any payment made by the Corporation to such holder of Series     Preferred
Securities in the Direct Action. Except as described herein, holders of Series
    Preferred Securities will not be able to exercise directly any other
remedy available to the holders of the Series     Subordinated Debentures or
assert directly any other rights in respect of the Series     Subordinated
Debentures. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Securities", "--Debenture Events of Default" and "Description of Guarantees" in the accompanying Prospectus. The Trust
Agreement provides that each holder of Series     Securities by acceptance
thereof agrees to the provisions of the Series     Guarantee and the
Indenture.

LIMITED VOTING RIGHTS

  Holders of Series     Preferred Securities generally will have limited
voting rights relating only to the modification of the Series     Preferred
Securities, the exercise of the Series     Issuer's rights as holder of Series
    Subordinated Debentures and the Series     Guarantee. Holders
of Series     Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee, the Delaware Trustee or any Administrative Trustee, and such voting rights are vested exclusively in the
holder of the Series    Common Securities except, with respect to the Property
Trustee and the Delaware Trustee, upon the occurrence of certain events described in the accompanying Prospectus. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement
without the consent of holders of Series     Preferred Securities to ensure
that the Series     Issuer will be classified for United States federal income tax purposes as a grantor trust unless such action materially and adversely affects the interests of such holders. See "Description of Securities--Voting Rights; Amendment of Each Trust Agreement" and "--Removal of Issuer Trustees" in the accompanying Prospectus.

TRADING CHARACTERISTICS OF SERIES     PREFERRED SECURITIES

  The Series    Preferred Securities are expected to be listed on the NYSE,
subject to official notice of issuance. The Series     Preferred Securities may
trade at prices that do not fully reflect the value of accrued and unpaid
interest with respect to the underlying Series     Subordinated Debentures. See
"Certain Federal Income Tax Consequences--Interest Income and Original Issue
Discount" and "--Sale or Redemption of Series    Preferred Securities" for a
discussion of the United States federal income tax consequences that may result
from a taxable disposition of the Series     Securities.

MARKET PRICES

  There can be no assurance as to the market prices for Series     Preferred
Securities or Series    Subordinated Debentures that may be distributed upon
dissolution and winding up of the Series     Issuer. Accordingly, the Series
    Preferred Securities that an investor may purchase, whether pursuant to the
offer made hereby or in the secondary market, or the Series     Subordinated
Debentures that a holder of Series     Preferred Securities may receive upon
dissolution and winding up of the Series     Issuer, may trade at a discount to
the price that the investor paid to purchase the Series     Preferred
Securities offered hereby. As a result of the existence of the Corporation's
right to defer interest payments, the market price of the Series     Preferred
Securities (which represent undivided beneficial interests in the assets of the
Series     Issuer) may be more volatile than the market prices of other securities that are not subject to such optional deferrals. See "Certain Terms
of the Series     Subordinated Debentures" herein and "Description of Junior
Subordinated Debentures--Corresponding Junior Subordinated Debentures" in the accompanying Prospectus.

                            HL&P CAPITAL TRUST [   ]

  HL&P Capital Trust     (the "Series    Issuer") is a statutory business trust
created under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as Depositor, and The Bank of New York (Delaware), as Delaware Trustee, and (ii) the filing of a certificate of trust with the Delaware
Secretary of State on January 10, 1997. The Series     Issuer's business and
affairs are conducted by the Issuer Trustees: The Bank of New York, as Property Trustee, and The Bank of New York (Delaware), as Delaware Trustee, and two individual Administrative Trustees who will be selected by the Corporation. The
Series     Issuer exists for the exclusive purposes of (i) issuing and selling
the Series     Preferred Securities and Series    Common Securities, (ii) using
the proceeds from the sale of such Series     Securities to acquire Series
   Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Series
Preferred Securities). Accordingly, the Series     Subordinated Debentures and
the right to reimbursement under the Expense Agreement will be substantially
all the assets of the Series     Issuer, and payments under the Series
Subordinated Debentures and the Expense Agreement will be the only revenues of
the Series     Issuer. All of the Series     Common Securities will be owned
by the Corporation. The Series     Common Securities will rank pari passu, and
payments will be made thereon pro rata, with the Series     Preferred
Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an event of default under the
Indenture, the rights of the Corporation as holder of the Series     Common
Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the
holders of the Series     Preferred Securities. See "Description of
Securities--Subordination of Common Securities" in the accompanying
Prospectus. The Corporation will acquire Series     Common Securities in an
aggregate Liquidation Amount equal to 3% of the total capital of the Series
    Issuer. The Series     Issuer has a term of approximately 55 years, but
may be dissolved earlier as provided in the Trust Agreement. The principal
executive office of the Series     Issuer is 200 West 9th Street Plaza, Box
2105, Wilmington, Delaware 19899, and its telephone number is (302) 655-8894. See "The Issuers" in the accompanying Prospectus.

  It is anticipated that the Series     Issuer will not be subject to the
reporting requirements under the Exchange Act.

                       HOUSTON LIGHTING & POWER COMPANY

               SELECTED FINANCIAL INFORMATION OF THE CORPORATION

  The following table presents summary financial data derived from the financial statements of the Corporation. This summary is qualified in its entirety by the detailed information and financial statements included in the documents incorporated herein by reference. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus. The Corporation is a party to an Agreement and Plan of Merger, dated as of August 11, 1996, as amended, among the Corporation, Houston Industries Incorporated ("Houston Industries"), HI Merger, Inc. and NorAm Energy Corp. ("NorAm"). For more information regarding the Corporation and the proposed merger, see "Houston Lighting & Power Company" and "Recent Developments; NorAm Merger" in the accompanying Prospectus. No adjustment has been made to reflect the potential impact of the Transaction.

                             AS OF OR FOR THE
                             NINE MONTHS ENDED                         AS OF OR FOR THE
                               SEPTEMBER 30,                        YEAR ENDED DECEMBER 31,
                          ----------------------- ------------------------------------------------------------
                             1996        1995        1995        1994         1993        1992        1991
                          ----------- ----------- ----------- -----------  ----------- ----------- -----------
                                                        (THOUSANDS OF DOLLARS)
Revenues................  $ 3,142,234 $ 2,896,180 $ 3,680,297 $ 3,746,085  $ 4,079,863 $ 3,826,841 $ 3,674,543
Income after preferred
 dividends but before
 cumulative effect of
 change in
 accounting(1)..........  $   374,129 $   416,941 $   450,977 $   461,381  $   449,750 $   375,955 $   472,712
Cumulative effect of
 change in accounting
 (2)....................                                           (8,200)                  94,180
                          ----------- ----------- ----------- -----------  ----------- ----------- -----------
Income after preferred
 dividends..............  $   374,129 $   416,941 $   450,977 $   453,181  $   449,750 $   470,135 $   472,712
                          =========== =========== =========== ===========  =========== =========== ===========
Return on average common
 equity.................         9.6%       10.7%       11.8%       12.0%        12.3%       13.3%       13.8%
Total assets............  $10,486,947 $10,928,449 $10,665,259 $10,850,981  $10,753,616 $10,790,052 $10,620,642
Long-term obligations
 including current
 maturities(3)..........  $ 2,932,064 $ 3,239,499 $ 3,220,015 $ 3,356,789  $ 3,402,032 $ 3,796,719 $ 4,150,454
Capitalization:
 Common stock equity....          55%         53%         52%         51%          50%         47%         44%
 Cumulative preferred
  stock (including
  current maturities)...           5%          5%          6%          7%           7%          7%          6%
 Long-term debt
  (including current
  maturities)...........          40%         42%         42%         42%          43%         46%         50%
Capital and nuclear fuel
 expenditures (excluding
 AFUDC).................  $   224,844 $   287,593 $   391,550 $   412,899  $   329,016 $   337,082 $   365,486
Percent of capital
 expenditures financed
 internally from
 operations.............         183%        148%        110%        216%         158%        137%        126%

-------
(1) A one-time after-tax charge of $62 million was recorded in the first quarter of 1996 in connection with the settlement of litigation relating to the South Texas Project Electric Generating Station.
(2) The 1994 cumulative effect relates to the change in accounting for postemployment benefits. The 1992 cumulative effect relates to the change in accounting for revenues from a cycle billing to a full accrual method effective January 1, 1992.
(3) Includes Cumulative Preferred Stock subject to mandatory redemption.

                       RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the Corporation's ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements for each of the periods indicated:

                                            FOR THE
                                          NINE MONTHS
                                             ENDED             FOR THE
                                         SEPTEMBER 30, YEAR ENDED DECEMBER 31,
                                         ------------- ------------------------
                                          1996   1995  1995 1994 1993 1992 1991
                                          ----  ------ ---- ---- ---- ---- ----
Ratio of earnings to fixed charges
 before cumulative effect of change in
 accounting(1).........................    4.27   4.30 3.75 3.80 3.40 2.73 2.97
Ratio of earnings to fixed charges and
 preferred dividend requirements before
 cumulative effect of change in
 accounting(1).........................    3.73   3.66 3.20 3.20 2.90 2.34 2.53

--------
(1) The Corporation believes that the ratios for the nine-month periods are not necessarily indicative of the ratios for twelve-month periods due to the seasonal nature of the Corporation's business and, with regard to the ratio for the nine months ended September 30, 1996, the recording of a $62 million after-tax charge to earnings for the first quarter of 1996.

                                USE OF PROCEEDS

  All of the proceeds from the sale of the Series    Preferred Securities will
be invested by the Series    Issuer in Series     Subordinated Debentures. The
Corporation intends that the proceeds from the sale of the Series
Subordinated Debentures will be added to its general corporate funds and will be used for general corporate purposes, including funding the redemption or repurchase of shares of its outstanding preferred stock.

                                 CAPITALIZATION

  The following table sets forth the capitalization of the Corporation as of September 30, 1996 and as adjusted to give effect to the consummation of the
offering of an aggregate of $350 million of the Series     Preferred
Securities, other Preferred Securities or Capital Securities and the redemption of preferred stock having an aggregate fixed liquidation value of $220 million in the fourth quarter of 1996. No adjustment has been made to reflect (i) the potential impact of the Transaction or (ii) the issuance of $118 million aggregate principal amount of revenue refunding bonds by the Corporation in the first quarter of 1997, which issuance had no effect on the total long-term debt of the Corporation. The following data should be read in conjunction with the financial statements and notes thereto of the Corporation incorporated herein by reference.

                                                           SEPTEMBER 30, 1996
                                                         ----------------------
                                                           ACTUAL   AS ADJUSTED
                                                         ---------- -----------
                                                         (THOUSANDS OF DOLLARS)
Common Stock Equity:
  Common stock, class A; no par value..................  $1,524,949 $1,524,949
  Common stock, class B; no par value..................     150,978    150,978
  Retained earnings....................................   2,277,465  2,277,465
                                                         ---------- ----------
    Total common stock equity..........................   3,953,392  3,953,392
                                                         ---------- ----------
Cumulative Preferred Stock (excluding current portion):
  Not subject to mandatory redemption (1)..............     351,345    135,178
  Subject to mandatory redemption......................           0          0
                                                         ---------- ----------
    Total cumulative preferred stock...................     351,345    135,178
                                                         ---------- ----------
Company Obligated Mandatorily Redeemable Trust
 Securities(2).........................................           0    350,000
                                                         ---------- ----------
Long-Term Debt (excluding current maturities):
  First mortgage bonds.................................   2,704,848  2,704,848
  Pollution control revenue bonds......................       5,000      5,000
  Other................................................       2,756      2,756
                                                         ---------- ----------
    Total long-term debt...............................   2,712,604  2,712,604
                                                         ---------- ----------
    Total capitalization...............................  $7,017,341 $7,151,174
                                                         ========== ==========

--------
(1) The adjusted amount reflects the redemption in the fourth quarter of 1996 of the Corporation's Variable Term Cumulative Preferred Stock, Series A, B, C and D having an aggregate fixed liquidation value of $220 million. Such preferred stock was reflected on the Corporation's financial statements at $216 million as a result of expenses of the original issuance.
(2) As described herein and in the accompanying Prospectus, substantially all of the assets of the respective Issuers will be Junior Subordinated Debentures of the Corporation with an aggregate principal amount not exceeding $360,825,000, and upon redemption of such debt, the related Securities will be mandatorily redeemable.

                              ACCOUNTING TREATMENT

  For financial reporting purposes, the Series    Issuer will be treated as a
subsidiary of the Corporation and, accordingly, the accounts of the Series Issuer will be included in the financial statements of the Corporation. The
Series     Preferred Securities will be reflected in the consolidated balance sheets of the Corporation as "Company Obligated Mandatorily Redeemable Trust Preferred Securities", and appropriate disclosures about the Series
Preferred Securities, the Series     Guarantee and the Series     Subordinated
Debentures and the Expense Agreement will be included in the notes to the consolidated financial statements. For financial reporting purposes, the
Corporation will record Distributions payable on the Series    Preferred
Securities as an expense.

               CERTAIN TERMS OF SERIES     PREFERRED SECURITIES

GENERAL

  The following summary of certain terms and provisions of the Series Preferred Securities supplements the description of the terms and provisions of the Securities set forth in the accompanying Prospectus under the heading "Description of Securities", to which description reference is hereby made. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. The Property Trustee will act as the indenture trustee with
respect to the Series     Issuer for purposes of compliance with the Trust
Indenture Act. This summary of certain terms and provisions of the Series Preferred Securities, which describes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Agreement to which description reference is hereby made. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

DISTRIBUTIONS

  The Series     Preferred Securities represent undivided beneficial interests
in the assets of the Series    Issuer. The ability of the Series     Issuer to
make timely payments of Distributions on the Series     Preferred Securities
is solely dependent upon the Corporation making interest payments on the
Series     Subordinated Debentures as and when required. Distributions on
Series     Preferred Securities will be payable at the annual rate of    % of
the stated Liquidation Amount of $25, payable quarterly in arrears on    ,   ,
    and     of each year, to the holders of the Series    Preferred Securities
on the relevant record dates. The record dates for the Series     Preferred
Securities will be, for so long as the Series     Preferred Securities remain
in book-entry form, one Business Day (as defined in the accompanying Prospectus) prior to the relevant Distribution payment date and, in the event
the Series     Preferred Securities are not in book-entry form, the 15th day of the month immediately preceding the relevant Distribution payment date. Distributions will accumulate from the date of original issuance. The first
Distribution payment date for the Series    Preferred Securities will be    .
The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions for any partial period will be computed on the basis of a 360-day year of twelve 30-day months and the number of days elapsed in a partial month. In the event that any date on which Distributions are payable on the Series
Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. See "Description of Securities--Distributions" in the accompanying Prospectus.

  So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture to defer payment
of interest on the Series    Subordinated Debentures at any time or from time
to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period; provided that no Extension Period may extend beyond the
Stated Maturity of the Series    Subordinated Debentures. As a consequence of
any such deferral of interest payments by the Corporation, quarterly
Distributions on the Series     Preferred Securities by the Series     Issuer
will also be deferred during any such Extension Period. Distributions to which
holders of the Series     Preferred Securities are entitled will accumulate
additional Distributions thereon at the rate of    % per annum, compounded
quarterly from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal or of interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other series of Junior Subordinated Debentures) that, in either case, rank pari passu with or junior in interest to the Series Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to
the Series     Securities (other than (a) dividends or distributions in
capital stock of the Corporation, (b) any declaration of a dividend under a stockholders' rights plan or in connection with the implementation of a stockholders' rights plan, the issuance of capital stock of the Corporation under a stockholders' rights plan or the redemption or repurchase of any such rights distributed pursuant to a stockholders' rights plan, (c) payments under
the Series     Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Corporation may
further defer the payment of interest on the Series     Subordinated
Debentures; provided that no Extension Period may exceed 20 consecutive
quarters or extend beyond the Stated Maturity of the Series    Subordinated
Debentures. During an Extension Period, the Corporation will have the right to make partial payments of interest on any Interest Payment Date. Upon the termination of any such Extension Period and the payment of all interest then
accrued and unpaid (together with interest thereon at the annual rate of    %,
compounded quarterly from the Interest Payment Date for such interest, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of
Series    Subordinated Debentures--Option to Defer Interest Payments" and
"Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount".

  The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series
    Subordinated Debentures.

REDEMPTION

  Upon the repayment or redemption, in whole or in part, of the Series Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined
in the accompanying Prospectus) of the Series     Securities. See "Description
of Securities--Redemption or Distribution--Mandatory Redemption" in the accompanying Prospectus. The Corporation has the right to redeem the Series
   Subordinated Debentures (i) on or after     , in whole at any time or in
part from time to time, or (ii) at any time, in whole (but not in part) within 90 days following the occurrence of a Special Event. A redemption of the
Series     Subordinated Debentures would cause a mandatory redemption of the
Series    Securities. If a partial redemption of the Series    Subordinated
Debentures would result in the delisting of the Series    Preferred
Securities, the Corporation may only redeem the Series    Subordinated
Debentures in whole. At any time, the Corporation has the right to direct the
Property Trustee to dissolve the Series     Issuer and, after satisfaction of
the liabilities of creditors of the Series     Issuer as provided by
applicable law, cause the Series     Subordinated Debentures to be distributed
to the holders of the Series     Securities. If a Special Event has occurred
and is continuing and the Corporation does not elect either option discussed
above, the Series     Securities will remain outstanding and Additional Sums
may be payable on the Series     Subordinated Debentures.

  The Redemption Price for each Series    Preferred Security will be equal to
the Liquidation Amount of $25 plus accrued and unpaid Distributions thereon to the date fixed for redemption.

LIQUIDATION OF SERIES     ISSUER AND DISTRIBUTION OF SERIES     SUBORDINATED
DEBENTURES TO HOLDERS

  The Corporation will have the right at any time to direct the Property
Trustee to dissolve the Series    Issuer and, after satisfaction of
liabilities to creditors of the Series Issuer as required by applicable law, cause the Series Subordinated Debentures to be distributed to the
holders of the Series     Securities. See "Description of Securities--
Liquidation Distribution Upon Termination" in the accompanying Prospectus.

  Under current United States federal income tax law and interpretations, a
distribution of the Series     Subordinated Debentures upon dissolution and
winding up of the Series     Issuer should not be a taxable event to holders
of the Series     Preferred Securities. Should there be a change in law, a
change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Series
Preferred Securities. See "Certain Federal Income Tax Consequences--
Distribution of Series     Subordinated Debentures to Holders of Series
Preferred Securities". If the Corporation elects neither to redeem the Series
    Subordinated Debentures prior to maturity nor to liquidate the Series
Issuer and distribute the Series     Subordinated Debentures to holders of the
Series     Preferred Securities, the Series     Preferred Securities will
remain outstanding until the Stated Maturity of the Series     Subordinated
Debentures.

LIQUIDATION VALUE

  The amount payable on each of the Series     Preferred Securities in the
event of any liquidation of the Series     Issuer is $25 plus accumulated and
unpaid Distributions, which amount may be paid in the form of a distribution
of a Like Amount in Series     Subordinated Debentures, subject to certain
exceptions. See "Description of Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

EVENTS OF DEFAULT; NOTICE; REMOVAL OF TRUSTEES

  Any one of the following events constitutes an "Event of Default" under the
Trust Agreement with respect to the Series     Preferred Securities issued
thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

  (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated Debentures--Debenture Events of Default" in the accompanying Prospectus);

  (ii) default by the Series     Issuer in the payment of any Distribution
       when it becomes due and payable, and continuation of such default for a period of 30 days;

  (iii) default by the Series     Issuer in the payment of any Redemption
        Price of any Series     Security when it becomes due and payable;

  (iv) default in the performance or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees and the Corporation by the holders of at least 25% in aggregate Liquidation Amount of the
       outstanding Series     Preferred Securities, a written notice
       specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

  (v) the occurrence of certain events of bankruptcy or insolvency with
      respect to the Series     Issuer.

  Within ten Business Days after the occurrence of any Event of Default actually known to a Responsible Officer of the Property Trustee (as defined in the Trust Agreement), the Property Trustee shall transmit notice of such Event
of Default to the holders of the Series     Securities, the Administrative
Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived. If an Event of Default shall have occurred and is continuing, the Property Trustee shall enforce the Trust Agreement for the
benefit of the holders of the Series     Securities. The Corporation, as
Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

  If an Event of Default resulting from any Debenture Event of Default occurs and is continuing, then, pursuant to the Trust Agreement, holders of a
majority in aggregate Liquidation Amount of Series    Preferred Securities
will have the right to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement. Upon a Debenture Event of Default specified in clause (i) or clause (ii) in the list of Debenture Events
of Default, a holder of Series     Preferred Securities may institute a legal
proceeding directly against the Corporation, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the
Series     Subordinated Debentures having a principal amount equal to the
aggregate stated Liquidation Amount of the Series     Preferred Securities of
such holder. See "Relationship Among the Securities, the Corresponding Junior Subordinated Debentures, the Expense Agreement and the Guarantees" in the accompanying Prospectus.

  If a Debenture Event of Default has occurred and is continuing, the Series
    Preferred Securities shall have a preference over the Series     Common
Securities. See "Description of Securities--Subordination of Common Securities" and "--Liquidation Distribution Upon Termination" in the accompanying Prospectus. The existence of an Event of Default, other than an Event of Default described in clause (i) above, does not entitle the holders
of Series     Preferred Securities to accelerate the maturity thereof.
Following an Event of Default as described in clause (i) above, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Series Preferred Securities will have the right to declare the principal of all of
the Series     Subordinated Debentures to be immediately due and payable as set forth in the Indenture.

  Unless a Debenture Event of Default shall have occurred and be continuing, each of the Property Trustee, the Delaware Trustee and the Administrative
Trustees of the Series     Issuer may be removed at any time by act of the
Corporation as the holder of the Series     Common Securities. If a Debenture
Event of Default has occurred and is continuing with regard to the Series Issuer, the Property Trustee and the Delaware Trustee may be removed at such time by act of the holders of a majority in Liquidation Amount of the Series
    Preferred Securities, delivered to such Trustee (in its individual capacity and, in the case of the Property Trustee, on behalf of the Series Issuer). No resignation or removal of any Trustee and no appointment of a successor Trustee will be effective until the acceptance of appointment by the successor Trustee in accordance with the requirements of the Trust Agreement.

REGISTRATION OF SERIES     PREFERRED SECURITIES

  The Series     Preferred Securities will be represented by global
certificates registered in the name of DTC or its nominee. Beneficial
interests in the Series     Preferred Securities will be shown on, and
transfers thereof will be effected only through, records maintained by participants in DTC. Except as described below and in the accompanying
Prospectus, Series     Preferred Securities in certificated form will not be
issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

  A global security shall be exchangeable for Series     Preferred Securities
registered in the names of persons other than DTC or its nominee only if (i)
DTC notifies the Series     Issuer that it is unwilling or unable to continue
as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so
registered to act as such depositary, (ii) the Series     Issuer in its sole
discretion determines that such global security shall be so exchangeable or
(iii) there shall have occurred and be continuing an event of default under
the Indenture with respect to the Series     Subordinated Debentures. Any
global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants (as defined in the accompanying Prospectus) with respect to ownership of beneficial interests in
such global security. In the event that Series     Preferred Securities are
issued in definitive form, such Series     Preferred Securities will be in
denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Series     Preferred Securities represented by a global security
will be made to DTC, as the depositary for the Series     Preferred
Securities. In the event Series     Preferred Securities are issued in
certificated form, the Liquidation Amount and Distributions will be payable,
the transfer of the Series     Preferred Securities will be registrable, and
Series     Preferred Securities will be exchangeable for Series     Preferred
Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees; provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons
entitled thereto or by wire transfer. In addition, if the Series     Preferred
Securities are issued in certificated form, the record dates for payment of Distributions will be the 15th day of the month immediately preceding the relevant Distribution payment date. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

              CERTAIN TERMS OF SERIES     SUBORDINATED DEBENTURES

GENERAL

  The following summary of certain terms and provisions of the Series Subordinated Debentures supplements the description of the terms and provisions of the Corresponding Junior Subordinated Debentures (as defined in the accompanying Prospectus) set forth in the accompanying Prospectus under the heading "Description of Junior Subordinated Debentures", to which description reference is hereby made. The summary of certain terms and
provisions of the Series     Subordinated Debentures set forth below, which
describes the material provisions thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture to which description reference is hereby made. The form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

  Concurrently with the issuance of the Series     Preferred Securities, the
Series     Issuer will invest the proceeds thereof, together with the
consideration paid by the Corporation for the Series     Common Securities, in
the Series     Subordinated Debentures issued by the Corporation. The Series
    Subordinated Debentures will bear interest at the annual rate of     % of
the
principal amount thereof, payable quarterly in arrears on             ,
            ,              and                  of each year (each, an
"Interest Payment Date"), commencing               , to the person in whose
name each Series     Subordinated Debenture is registered at the close of
business on the Business Day next preceding such Interest Payment Date. It is
anticipated that, until the liquidation, if any, of the Series     Issuer, each
of the Series     Subordinated Debentures will be held by the Property Trustee
in trust for the benefit of the holders of the Series     Preferred Securities.
The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period will be computed on the basis of a 360-day year of twelve 30-day months and the number of days elapsed in a partial month. In the event that any
date on which interest is payable on the Series     Subordinated Debentures is
not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law)
at the rate of    % per annum, compounded quarterly from the relevant Interest
Payment Date. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable.

  The Series     Subordinated Debentures will be issued as a series of junior subordinated deferrable interest debentures under the Indenture. The Series Subordinated Debentures will be issuable only in registered form without coupons in denominations of $25 and any integral multiples thereof.

  The Series     Subordinated Debentures will mature on               , subject
to advancement as described under "--Conditional Right to Advance Maturity".

  The Series     Subordinated Debentures are not subject to any sinking fund provisions.

  The Series     Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all existing and future Senior Debt of the Corporation. Substantially all of the Corporation's existing indebtedness constitutes Senior Debt. At September 30, 1996, the Senior Debt of the Corporation aggregated approximately $3.0 billion. If the Transaction is consummated using the Alternative Merger, Senior Debt of the Corporation will be substantially increased. See "Recent Developments; NorAm Merger" in the accompanying Prospectus. None of the Indenture, the related Guarantee, the related Trust Agreement or the Expense Agreement places any limitation on the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See "Risk Factors--Ranking of Subordinated Obligations Under the
Series     Guarantee and the Series     Subordinated Debentures" herein and
"Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

OPTION TO DEFER INTEREST PAYMENTS

  So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture at any time or
from time to time during the term of the Series     Subordinated Debentures to
defer payment of interest on the Series     Subordinated Debentures for a
period not exceeding 20 consecutive quarters with respect to each Extension Period; provided that no Extension Period may extend beyond the Stated Maturity
of the Series     Subordinated Debentures. During an Extension Period, the
Corporation will have the right to make partial payments of interest on any Interest Payment Date. At the end of such Extension Period, the Corporation
must pay all interest then accrued and unpaid on the Series     Subordinated
Debentures (together with
interest on such unpaid interest, to the extent permitted by applicable law,
at the annual rate of     %, compounded quarterly from the relevant Interest
Payment Date). During an Extension Period, a holder of Series     Subordinated
Debentures (or a holder of Series     Preferred Securities while such series
is outstanding) will be required to accrue income (in the form of original issue discount) for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount".

  During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal or of interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other series of Junior Subordinated Debentures) that, in either case, rank
pari passu with or junior in interest to the Series     Subordinated
Debentures or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Series Securities (other than (a) dividends or distributions in capital stock of the Corporation, (b) any declaration of a dividend under a stockholders' rights plan or in connection with the implementation of a stockholders' rights plan, the issuance of capital stock of the Corporation under a stockholders' rights plan or the redemption or repurchase of any such rights distributed pursuant
to a stockholders' rights plan, (c) payments under the Series     Guarantee
and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of
interest on the Series     Subordinated Debentures; provided that no Extension
Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity
of the Series     Subordinated Debentures. Upon the termination of any such
Extension Period and the payment of all interest then accrued and unpaid
(together with interest thereon at the annual rate of     %, compounded
quarterly from the relevant Interest Payment Date, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin such Extension Period at least one Business Day prior
to the earliest of (i) the date Distributions on the Series     Preferred
Securities would have been payable except for the election to begin such Extension Period, (ii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable stock exchange or automated quotation system on which the
Series     Preferred Securities are then listed or quoted or to holders of
Series     Subordinated Debentures on the record date for such Distributions or (iii) the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin a new Extension Period to
the holders of the Series     Subordinated Debentures. There is no limitation
on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payments" in the accompanying Prospectus.

ADDITIONAL SUMS

  If the Series     Issuer is required to pay any additional taxes, duties or
other governmental charges as a result of a Special Event, the Corporation
will pay as additional amounts on the Series     Subordinated Debentures such
amounts as shall be required so that the Distributions payable by the Series
    Issuer shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

  In the Expense Agreement, the Corporation, as the holder of the Series Common Securities, has agreed to pay all debts and other obligations, other
than with respect to the Series     Preferred Securities, and all costs and
expenses of the Series     Issuer. Such obligations, costs and expenses will
include, among others, costs and expenses relating to the organization of the
Series     Issuer, the fees and expenses of the Trustees and the costs and
expenses relating to the operation of the Series     Issuer.

REDEMPTION

  The Series     Subordinated Debentures are redeemable prior to maturity at
the option of the Corporation (i) on or after                 , in whole at
any time or in part from time to time, or (ii) at any time, in whole (but not in part) within 90 days following the occurrence of a Special Event in each case at the Redemption Price described below. The proceeds of any such
redemption will be used by the Series     Issuer to redeem the Series
Securities. If a partial redemption of the Series    Subordinated Debentures
would result in the delisting of the Series    Preferred Securities, the
Corporation may only redeem the Series    Subordinated Debentures in whole.

  The Redemption Price for each Series     Subordinated Debenture will be
equal to the principal amount of $25 plus accrued and unpaid interest to the date fixed for redemption.

DISTRIBUTION OF SERIES     SUBORDINATED DEBENTURES

  As described under "Certain Terms of Series     Preferred Securities--
Liquidation of Series     Issuer and Distribution of Series     Subordinated
Debentures to Holders", under certain circumstances involving the termination
of the Series     Issuer, Series     Subordinated Debentures may be
distributed to the holders of the Series     Preferred Securities upon
liquidation of the Series     Issuer after satisfaction of liabilities to
creditors of the Series     Issuer as provided by applicable law. If
distributed to holders of Series     Preferred Securities, the Series
Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Series
Preferred Securities, will act as depositary for the Series     Subordinated
Debentures. If the Series     Subordinated Debentures are distributed to the
holders of the Preferred Securities, the Corporation will use its best efforts
to have the Series     Subordinated Debentures listed on the NYSE or on such
other exchange as the Preferred Securities are then listed. There can be no
assurance as to the market price of any Series     Subordinated Debentures
that may be distributed to the holders of Series     Preferred Securities.

CONDITIONAL RIGHT TO ADVANCE MATURITY

  If a Tax Event occurs, then the Corporation will have the right (a) prior to
the dissolution of the Series     Issuer, to advance the Stated Maturity of
the Series     Subordinated Debentures to the minimum extent required, but not less than 19 and one-half years from the date of original issuance thereof, or
(b) to direct the Property Trustee to dissolve the Series     Issuer (if not
previously dissolved) and advance the Stated Maturity of the Series Subordinated Debentures to the minimum extent required, but not less than 19 and one-half years from the date of original issuance thereof, in each case such that in the opinion of counsel to the Corporation experienced in such matters, after advancing the Stated Maturity, interest paid on the Series Subordinated Debentures will be deductible for federal income tax purposes.

REGISTRATION OF SERIES     SUBORDINATED DEBENTURES

  The Series     Subordinated Debentures will be registered in the name of the
Property Trustee on behalf of the Series     Issuer. In the event that the
Series     Debentures are distributed to holders of Series     Preferred
Securities, it is anticipated that the depositary and other arrangements for
the Series     Subordinated Debentures will be substantially identical to
those in effect for the Series     Preferred Securities. See "Certain Terms of
Series     Preferred Securities--Registration of Series     Preferred
Securities".

                     CERTAIN TERMS OF SERIES     GUARANTEE

  Pursuant to the Series     Guarantee, the Corporation guarantees to the
holders of the Series     Securities the following payments, to the extent not
paid by the Series     Issuer: (i) any accumulated and unpaid Distributions
required to be paid on the Series     Securities, to the extent that the
Series     Issuer has funds on hand available therefor at such time, (ii) the
Redemption Price with respect to any Series     Securities called for
redemption, to the extent that the Series     Issuer has funds on hand
available therefor at such time, and (iii) upon a voluntary or involuntary
dissolution and winding-up of the Series     Issuer (unless the Series
Subordinated Debentures are distributed to holders of the Series
Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment and (b) the amount
of assets of the Series     Issuer remaining available for distribution to
holders of the Series     Securities in liquidation of the Series     Issuer
after payment of creditors of the Series     Issuer as required by applicable
law. The Series     Guarantee will be qualified as an indenture under the
Trust Indenture Act. The Bank of New York will act as the Guarantee Trustee for the purposes of compliance with the Trust Indenture Act and will hold the
Series     Guarantee for the benefit of the holders of the Series
Securities. The Bank of New York will also act as Debenture Trustee for the
Series     Subordinated Debentures and as Property Trustee.

  The holders of not less than a majority in aggregate Liquidation Amount of
the Series     Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee
in respect to the Series     Guarantee or to direct the exercise of any trust
power conferred upon the Guarantee Trustee under the Series     Guarantee. Any
holder of the Series     Securities may institute a legal proceeding directly
against the Corporation to enforce its rights under the Series     Guarantee
without first instituting a legal proceeding against the Series     Issuer,
the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Series
Subordinated Debentures, the Series     Issuer would lack funds for the
payment of Distributions or amounts payable on redemption of the Series Securities or otherwise, and, in such event, holders of the Series
Securities would not be able to rely upon the Series     Guarantee for payment
of such amounts. Instead, if any Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay interest or premium, if any, on or principal of the
Series     Subordinated Debentures on the applicable payment date, then a
holder of Series     Securities may institute a Direct Action against the
Corporation pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest or premium, if any, on such
Series     Subordinated Debentures having a principal amount equal to the
aggregate Liquidation Amount of the Series     Securities of such holder. In
connection with such Direct Action, the Corporation will have a right of set-off under the Indenture to the extent of any payment made by the Corporation
to such holder of Series     Securities in the Direct Action. Except as
described herein, holders of Series     Securities will not be able to
exercise directly any other remedy available to the holders of the Series Subordinated Debentures or assert directly any other rights in respect of the
Series     Subordinated Debentures. See "Description of Guarantees" in the
accompanying Prospectus. The Trust Agreement provides that each holder of
Series     Securities by acceptance thereof agrees to the provisions of the
Series     Guarantee, the Expense Agreement and the Indenture.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the principal United States federal income tax
consequences of the purchase, ownership and disposition of Series     Preferred
Securities. This summary only addresses the tax consequences to a person that
acquires Series     Preferred Securities on their original issue at their
original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or
(iii) an estate or trust, the income of which is subject to United States federal income tax regardless of source (a "United States Person"). This summary does not address all tax consequences that may be applicable to a
United States Person that is a beneficial owner of Series     Preferred
Securities, nor does it address the tax consequences to (i) persons that are not United States Persons, (ii) persons that may be subject to special treatment under United States federal income tax law such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or
currencies, (iii) persons that will hold Series     Preferred Securities as
part of a position in a "straddle" or as part of a "hedging", "conversion" or other integrated investment transaction for federal income tax purposes, (iv) persons whose functional currency is not the United States dollar or (v)
persons that do not hold Series     Preferred Securities as capital assets.

  The statements of law or legal conclusion set forth in this summary constitute the opinion of Baker & Botts, L.L.P., counsel to the Corporation and
the Series     Issuer. This summary is based upon the Internal Revenue Code of
1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions in effect on the date of this Prospectus Supplement, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below,
possibly adversely affecting a beneficial owner of Series     Preferred
Securities. In particular, legislation was previously proposed that could have adversely affected the Corporation's ability to deduct interest on the Series
    Subordinated Debentures, which would in turn have permitted the Corporation
to cause a redemption of the Series     Preferred Securities or to advance the
Stated Maturity of the Series     Subordinated Debentures. See "--Possible Tax
Law Changes" and "Certain Terms of Series     Subordinated Debentures--
Conditional Right to Advance Maturity". The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and
disposition of Series     Preferred Securities may differ from the treatment
described below.

  PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE
PURCHASE, OWNERSHIP AND DISPOSITION OF SERIES     PREFERRED SECURITIES, AS WELL
AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE SERIES     ISSUER

  Assuming compliance with the terms of the Trust Agreement and certain similar
factual matters, the Series     Issuer will be classified as a grantor trust
and will not be classified as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner
of Series     Preferred Securities (a "Securityholder") will be required to include in its gross income its pro rata share of the interest income, including original issue discount, paid or accrued with respect to the Series
    Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See "--Interest Income and Original Issue Discount".

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Under recently issued Treasury Regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount ("OID"). The Corporation believes that the likelihood of its exercising its option to defer
payments is remote. Based on the foregoing, the Series     Subordinated
Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, a Securityholder should include in gross income such Securityholder's allocable share of interest on the Series Subordinated Debentures in accordance with such Securityholder's method of tax accounting.

  Under the Regulations, if the Corporation exercised its option to defer any
payment of interest, the Series     Subordinated Debentures would at that time
be treated as issued with OID, and all stated interest on the Series Subordinated Debentures would thereafter be treated as OID as long as the
Series     Subordinated Debentures remained outstanding. In such event, all of a Securityholder's taxable interest income with respect to the Series Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such Securityholder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a Securityholder would be required to include in gross income OID even though the Corporation would not make any actual cash payments during an Extension Period.

  The Regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service (the "IRS"), and it is possible that the IRS could take a position contrary to the interpretation herein.

  Because income on the Series     Preferred Securities will constitute
interest or OID, corporate Securityholders will not be entitled to a dividends-received deduction with respect to any income recognized with
respect to the Series     Preferred Securities.

  Subsequent uses of the term "interest" in this summary include income in the form of OID.

DISTRIBUTION OF SERIES     SUBORDINATED DEBENTURES TO HOLDERS OF SERIES
PREFERRED SECURITIES

  A distribution by the Series     Issuer of the Series     Subordinated
Debentures, as described under the caption "Certain Terms of Series
Preferred Securities--Liquidation of Series     Issuer and Distribution of
Series     Subordinated Debentures to Holders", will be non-taxable and will result in the Securityholder receiving directly its pro rata share of the
Series     Subordinated Debentures previously held indirectly through the
Series     Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Series
    Preferred Securities before such distribution. If, however, the
liquidation of the Series     Issuer were to occur because the Series
Issuer is subject to United States federal income tax with respect to income
accrued or received on the Series     Subordinated Debentures, the
distribution of Series     Subordinated Debentures to Securityholders by the
Series     Issuer would be a taxable event to the Series     Issuer and each
Securityholder, and the Securityholder would recognize gain or loss as if the
Securityholder had exchanged its Series     Preferred Securities for the
Series     Subordinated Debentures it received upon the liquidation of the
Series     Issuer. A Securityholder will include interest income in respect of
Series     Subordinated Debentures received from the Series     Issuer in the
manner described above under "--Interest Income and Original Issue Discount".

  Under certain circumstances described herein (see "Certain Terms of Series
    Subordinated Debentures--Redemption" and "Certain Terms of Series Preferred Securities--Redemption"), the

Series     Subordinated Debentures may be redeemed by the Corporation for cash
and the proceeds of such redemption distributed by the Series     Issuer to
holders in redemption of their Series     Preferred Securities. Under current
law, such a redemption would, for United States federal income tax purposes,
constitute a taxable disposition of the redeemed Series     Preferred
Securities, and a holder could recognize gain or loss as if it sold such
redeemed Series     Preferred Securities for cash. See "--Sales or Redemption
of Series     Preferred Securities".

SALE OR REDEMPTION OF SERIES     PREFERRED SECURITIES

  A Securityholder that sells (including a redemption for cash) Series Preferred Securities will recognize gain or loss equal to the difference
between its adjusted tax basis in the Series     Preferred Securities and the
amount realized on the sale of such Series     Preferred Securities. The
amount realized is equal to the cash received, less the amount of accrued and unpaid interest with respect to the Securityholder's pro rata share of the
Series     Subordinated Debentures. A Securityholder must include his share of such accrued and unpaid interest as ordinary income. Assuming that the Corporation does not exercise its option to defer payment of interest on the
Series     Subordinated Debentures and the Series     Preferred Securities are
not considered issued with OID, a Securityholder's adjusted tax basis in the
Series     Preferred Securities generally will be its initial purchase price.
If the Series     Subordinated Debentures are deemed to be issued with OID as a result of the Corporation's deferral of any interest payment or otherwise, a
Securityholder's tax basis in the Series     Preferred Securities generally
will be its initial purchase price, increased by OID previously includible in such Securityholder's gross income to the date of disposition and decreased by
distributions or other payments received on the Series     Preferred
Securities since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss and generally will be a
long-term capital gain or loss if the Series     Preferred Securities have
been held for more than one year.

  Should the Corporation exercise its option to defer any payment of interest on the Series Subordinated Debentures, the Series Preferred Securities may trade at a price that does not accurately reflect the value of accrued but
unpaid interest with respect to the underlying Series     Subordinated
Debentures. In the event of such a deferral, a Securityholder who disposes of
its Series     Preferred Securities between record dates for payments of
distributions thereon will be required to include in income as ordinary income
accrued but unpaid interest on the Series     Subordinated Debentures to the
date of disposition as OID and to add such amount to its adjusted tax basis in its pro rata share of the underlying Series Subordinated Debentures deemed disposed of. To the extent the selling price is less than the Securityholder's adjusted tax basis, such Securityholder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

  The amount of interest income paid or accrued on the Series     Preferred
Securities held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

  Payment of the proceeds from the disposition of Series     Preferred
Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the Securityholder or beneficial owner establishes an exemption from information reporting and backup withholding.

  Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability; provided the required information is furnished to the IRS.

  It is anticipated that income on the Series     Preferred Securities will be
reported to holders on Form 1099 and mailed to holders of the Series
Preferred Securities by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

  On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's 1996 budget proposal, was introduced to the 104th Congress. The Bill would have, among other things, generally denied interest deductions for interest accrued on an instrument issued by a corporation that had a maximum term of more than 20 years and that was not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument was issued to a related party (other than a corporation), where the holder or some other related party issued a related instrument that was not shown as indebtedness on the issuer's consolidated balance sheet. The Bill would have also generally denied interest deductions for interest on an instrument issued by a corporation that had a maximum weighted-average maturity of more than 40 years. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If this provision were to apply to the Series
Subordinated Debentures, the Corporation would not be able to deduct interest
on the Series     Subordinated Debentures. However, on March 29, 1996, the
Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. Under current law, the
Corporation will be able to deduct interest on the Series     Subordinated
Debentures. Although the 104th Congress adjourned without enacting the above-described provisions of the Bill, there can be no assurance that current or future legislative proposals or final legislation will not adversely affect the ability of the Corporation to deduct interest on the Series
Subordinated Debentures. Such a change could give rise to a Tax Event, which
would permit the Corporation to cause a redemption of the Series     Preferred
Securities. See "Certain Terms of Series     Subordinated Debentures--
Redemption" and "Certain Terms of the Series     Subordinated Debentures--
Conditional Right to Advance Maturity" in this Prospectus Supplement and "Description of Preferred Securities--Redemption or Distribution--Distribution of the Corresponding Junior Subordinated Debentures" in the accompanying Prospectus.

                                 UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement, the
Corporation and the Series     Issuer have agreed that the Series     Issuer
will sell to each of the Underwriters named below, and each of such
Underwriters has severally agreed to purchase from the Series     Issuer, the
respective number of Series     Preferred Securities set forth opposite its
name below:

                                                            NUMBER OF SERIES
                        UNDERWRITER                         PREFERRED SECURITIES
                        -----------                         --------------------
Goldman, Sachs & Co........................................
Merrill Lynch, Pierce, Fenner & Smith
       Incorporated........................................
                                                                  -------
  Total....................................................
                                                                  =======

  Under the terms and conditions of the Underwriting Agreement, the
Underwriters are committed to take and pay for all the Series     Preferred
Securities offered hereby, if any are taken.

  The Underwriters propose to offer the Series     Preferred Securities in
part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain dealers at
such price less a concession of $      per Series     Preferred Security. The
Underwriters may allow, and such dealers may reallow, a concession not in
excess of $      per Series     Preferred Security to certain brokers and
dealers. After the Series     Preferred Securities are released for sale to
the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

  In view of the fact that the proceeds from the sale of the Series
Preferred Securities will be used to purchase the Series     Subordinated
Debentures issued by the Corporation, the Underwriting Agreement provides that the Corporation will pay as Underwriters' compensation for the Underwriters'
arranging the investment therein of such proceeds an amount of $      per
Series     Preferred Security for the accounts of the several Underwriters.

  The Corporation and the Series     Issuer have agreed that, during the
period beginning on the date of the Underwriting Agreement and continuing to
and including the date of delivery of the Series     Preferred Securities to
the Underwriters in accordance with the Underwriting Agreement, they will not
offer, sell, contract to sell or otherwise dispose of any Series     Preferred
Securities, any security convertible into or exchangeable into or exercisable
for Series     Preferred Securities or Series     Subordinated Debentures or
any debt securities substantially similar to the Series     Subordinated
Debentures or any equity securities substantially similar to the Series
Preferred Securities (except for the Series     Subordinated Debentures and
Series     Preferred Securities issued pursuant to the Underwriting
Agreement), without the prior written consent of the Underwriters.

  Prior to this offering, there has been no public market for the Series Preferred Securities. The Corporation intends to make application to list the Preferred Securities on the NYSE. If approved, trading of the Preferred Securities on the NYSE is expected to commence within the 30-day period after the initial delivery of the Preferred Securities. In order to meet one of the requirements for listing the Preferred Securities on the NYSE, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders. The Underwriters have advised the
Corporation that they intend to make a market in the Series     Preferred
Securities, but are not
obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market
for the Series     Preferred Securities.

  The Corporation and the Series     Issuer have agreed to indemnify the
several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Corporation and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

                            VALIDITY OF SECURITIES

  Certain matters of Delaware law relating to the validity of the Series Preferred Securities, the enforceability of the Trust Agreement and the
formation of the Series     Issuer will be passed upon by Richards, Layton &
Finger, Wilmington, Delaware, special Delaware counsel to the Corporation and
the Series     Issuer. The validity of the Series     Guarantee and the Series
    Subordinated Debentures will be passed upon for the Corporation by Baker & Botts, L.L.P., Houston, Texas. Certain legal matters will be passed upon for the Corporation by Hugh Rice Kelly, Esq., Executive Vice President, General Counsel and Corporate Secretary of the Corporation, and for the Underwriters by Dewey Ballantine, New York, New York. Certain matters relating to United States federal income tax considerations described in this Prospectus Supplement will be passed upon for the Corporation by Baker & Botts, L.L.P.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED JANUARY 21, 1997

                                  $350,000,000

                        HOUSTON LIGHTING & POWER COMPANY

               JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

                              HL&P CAPITAL TRUST I
                             HL&P CAPITAL TRUST II
                             HL&P CAPITAL TRUST III
                             HL&P CAPITAL TRUST IV
  TRUST PREFERRED SECURITIES AND CAPITAL SECURITIES, FULLY AND UNCONDITIONALLY
                      GUARANTEED, AS DESCRIBED HEREIN, BY

                        HOUSTON LIGHTING & POWER COMPANY

  Houston Lighting & Power Company, a Texas corporation ("HL&P" or the "Corporation"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to all Senior Debt (as defined in "Description of Junior Subordinated Debentures--Subordination") of the Corporation. If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for up to such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). In such circumstances, however, the Corporation would not be permitted, subject to certain exceptions set forth herein, to declare or pay any dividends, distributions or other payments with respect to, or repay, repurchase, redeem or otherwise acquire, the Corporation's capital stock or debt securities that rank pari passu in all respects with or junior to such series of Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payments" and "--Restrictions on Certain Payments".

  HL&P Capital Trust I, HL&P Capital Trust II, HL&P Capital Trust III and HL&P Capital Trust IV, each a statutory business trust created under the laws of the State of Delaware (each, an "Issuer", and collectively, the "Issuers"), may severally offer, from time to time, preferred securities (collectively, the "Preferred Securities") or capital securities (collectively, the "Capital Securities" and, together with the Preferred Securities, the "Securities") representing undivided beneficial interests in the assets of such Issuer. The Corporation will be the owner of common securities (the "Common Securities" and, together with the Securities, the "Trust Securities") representing common undivided beneficial interests in the assets of such Issuer. Holders of the Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accumulating from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement. Concurrently with the issuance by an Issuer of its Securities, such Issuer will invest the proceeds thereof and of contributions received in respect of the Common Securities in a corresponding series of the Corporation's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Issuer's Securities (the "Related Securities").

  Accordingly, if as provided in an accompanying Prospectus Supplement, the Corporation has the right to defer the payment of interest on a series of Corresponding Junior Subordinated Debentures, then, if interest payments are so deferred, Distributions on the Related Securities would also be deferred, but would continue to accumulate at the rate per annum set forth in the related Prospectus Supplement. See "Description of Securities--Distributions".
                                                        (continued on next page)

                                  -----------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION   OR  ANY  STATE  SECURITIES  COMMISSION  NOR   HAS  THE
  SECURITIES  AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
   PASSED   UPON  THE  ACCURACY   OR  ADEQUACY   OF  THIS  PROSPECTUS.   ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                The date of this Prospectus is January  , 1997.

(cover page continued)

  Taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee (each as defined herein), in the aggregate, provide a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Securities. See "Relationship Among the Securities, the Corresponding Junior Subordinated Debentures, the Expense Agreement and the Guarantees--Full and Unconditional Guarantee". The payment of Distributions with respect to the Securities of each Issuer and payments on liquidation of such Issuer or redemption of such Securities, in each case to the extent of funds held by such Issuer, are each irrevocably guaranteed by the Corporation as described herein (each, a "Guarantee"). See "Description of Guarantees". The obligations of the Corporation under each Guarantee will be unsecured and subordinated and junior in right of payment to all Senior Debt of the Corporation.

  The Corresponding Junior Subordinated Debentures and the right to reimbursement of expenses under the related Expense Agreement will be substantially all of the assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement will be the only revenues of each Issuer. If so provided in an accompanying Prospectus Supplement, the Corporation may redeem the Corresponding Junior Subordinated Debentures (and thereby cause the redemption of the Trust Securities) or may direct each Property Trustee (as defined herein) to dissolve each Issuer and, after satisfaction of liabilities to the creditors of such Issuer as required by applicable law, cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of Securities upon liquidation of their interests in such Issuer. See "Description of Securities-- Liquidation Distribution Upon Termination".

  The Junior Subordinated Debentures and Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, the aggregate initial public offering price of all Junior Subordinated Debentures and Securities issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $350,000,000. Certain specific terms of the Junior Subordinated Debentures or Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity (including any provisions for the advancement or extension thereof), interest payment dates, interest rate or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms and (b) in the case of Securities, the identity of the Issuer, specific title, aggregate stated liquidation amount, number of securities, Distribution rate or method of calculating such rate, Distribution payment dates, applicable Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

  The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the Junior Subordinated Debentures or Securities.

  The Junior Subordinated Debentures and Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Junior Subordinated Debentures or Securities will be listed on any national securities exchange or automated quotation system. If the Junior Subordinated Debentures or Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Securities.

  This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Securities unless accompanied by a Prospectus Supplement.

                             AVAILABLE INFORMATION

  The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

  The Corporation and the Issuers have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above or through the Commission's home page on the Internet. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

  No separate financial statements of any Issuer have been included herein. The Corporation and the Issuers do not consider that such financial statements would be material to holders of the Securities because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures and issuing the Trust Securities. Furthermore, taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Securities of an Issuer. See "The Issuers", "Description of Securities", "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures" and "Description of Guarantees". In addition, the Corporation does not expect that any of the Issuers will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

    (1) The Corporation's Annual Report on Form 10-K for its fiscal year ended December 31, 1995;

    (2) The Corporation's Quarterly Reports on Form 10-Q for its quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996; and

    (3) The Corporation's Current Report on Form 8-K filed on August 12,
  1996.

  Each document or report filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in any document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to:
Corporate Secretary, Houston Lighting & Power Company, 1111 Louisiana, Houston, Texas 77002, telephone number (713) 207-1111.

                       HOUSTON LIGHTING & POWER COMPANY

  The Corporation is engaged in the generation, transmission, distribution and sale of electric energy and serves approximately 1.5 million residential, commercial and industrial customers in a 5,000 square-mile area of the Texas Gulf Coast, including Houston. The address of the Corporation's principal executive offices is 1111 Louisiana, Houston, Texas 77002. Its telephone number is (713) 207-1111.

  The Corporation is a subsidiary of Houston Industries Incorporated ("Houston Industries"), which, directly or indirectly, owns all of the Corporation's outstanding common stock. Houston Industries is a holding company as defined in the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"); however, based upon the intrastate operations of the Corporation and the exemptions applicable to certain other subsidiaries of Houston Industries, Houston Industries is exempt from regulation as a "registered" holding company under the 1935 Act except with respect to the acquisition of voting securities of other domestic public utility companies and holding companies.

                       RECENT DEVELOPMENTS; NORAM MERGER

  The Corporation is a party to an Agreement and Plan of Merger, dated as of August 11, 1996, as amended (the "Merger Agreement"), among the Corporation, Houston Industries, a subsidiary of Houston Industries ("Merger Sub") and NorAm Energy Corp. ("NorAm"). The Merger Agreement provides for (i) the merger of Houston Industries into the Corporation (the "HI/HL&P Merger"), as a result of which each outstanding share of common stock of Houston Industries will be converted into one share of common stock of the Corporation, which will be renamed "Houston Industries Incorporated" ("Houston") and will continue to conduct the Corporation's electric utility business under the Corporation's name, and (ii) the merger of NorAm into Merger Sub (the "NorAm Merger", and together with the HI/HL&P Merger, the "Basic Mergers"), as a result of which NorAm will become a wholly owned subsidiary of Houston and the outstanding shares of common stock of NorAm will be converted into the right to receive cash or Houston common stock. The Merger Agreement also provides that other alternative merger structures could be used rather than the Basic Mergers in certain circumstances. In one such alternative, Houston Industries and NorAm would both be merged into the Corporation, with the Corporation surviving (the "Alternative Merger"). The term "Transaction" refers to the business combination pursuant to the Merger Agreement whether implemented using the Basic Mergers or any other alternative merger structure. Consummation of the Transaction is subject to certain customary conditions, including receipt of certain regulatory approvals. The shareholders of each of Houston Industries and NorAm approved the Transaction on December 17, 1996.

                                  THE ISSUERS

  Each Issuer is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Corporation, as depositor of the Issuer, and the Delaware Trustee (as defined herein) of such Issuer and
(ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debentures issued by the Corporation and
(iii) engaging in only those activities necessary, convenient or incidental thereto set forth in the related Trust Agreement (such as registering the transfer of the Trust Securities). Accordingly, the Corresponding Junior Subordinated Debentures and the right to reimbursement of expenses under the related Expense Agreement will be substantially all of the assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement will be the only revenues of each Issuer.

  All of the Common Securities of each Issuer will be owned by the Corporation. The Common Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Securities of such Issuer, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from an event of default under the Indenture, the rights of the Corporation as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Securities of such Issuer. See "Description of Securities--Subordination of Common Securities". The Corporation will acquire Common Securities in an aggregate Liquidation Amount equal to not less than 3% of the total capital of each Issuer.

  Unless otherwise specified in the applicable Prospectus Supplement, each Issuer has a term of approximately 55 years, but may be dissolved earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for each Issuer are The Bank of New York, as the Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who will be selected by the Corporation (collectively, the "Issuer Trustees"). The Bank of New York, as Property Trustee, will act as sole trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. The Bank of New York will also act as trustee under the Guarantees and the Indenture. See "Description of Guarantees" and "Description of Junior Subordinated Debentures". The holder of the Common Securities of an Issuer, or, if an event of default under the Indenture has occurred and is continuing, the holders of a majority in Liquidation Amount of the Related Securities will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Issuer. In no event will the holders of the Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. The Corporation will pay all fees and expenses related to each Issuer and the offering of the Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer.

  The principal executive office of each Issuer is 200 West 9th Street Plaza, Box 2105, Wilmington, Delaware 19899 and the telephone number of each Issuer is (302) 655-8894.

                                USE OF PROCEEDS

  Except as otherwise set forth in the applicable Prospectus Supplement, the Corporation intends to use the proceeds from the sale of its Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures issued to the Issuers in connection with the investment by the Issuers of all of the proceeds from the sale of Trust Securities) for general corporate purposes, including redemption or repurchase of shares of its outstanding preferred stock, the satisfaction of other obligations or for such other purposes as may be specified in the applicable Prospectus Supplement.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures are to be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Corporation and The Bank of New York, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures, Corresponding Junior Subordinated Debentures and the Indenture, which summarizes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act, to each of which description reference is hereby made. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

  Each series of Junior Subordinated Debentures will rank pari passu with all other series of Junior Subordinated Debentures unless otherwise provided in the applicable Prospectus Supplement and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt (as defined below) of the Corporation. See "-- Subordination". Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See "-- Subordination" and the applicable Prospectus Supplement relating to any offering of Securities or Junior Subordinated Debentures.

  The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a committee thereof.

  The applicable Prospectus Supplement will describe the following terms of the Junior Subordinated Debentures: (1) the title of the Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (3) the date or dates on which the principal of the Junior Subordinated Debentures is payable (the "Stated Maturity") or the method of determination thereof and the right of the Corporation, if any, to advance or extend the Stated Maturity; (4) the rate or rates, if any, at which the Junior Subordinated Debentures shall bear interest, the dates on which any such interest shall be payable (the "Interest Payment Dates"), the rate or rates and extent to which interest, if any, shall accrue on any interest the payment of which is not made on the applicable Interest Payment Date, the right, if any, of the Corporation to defer or extend an Interest Payment Date and the record dates for any interest payable on any Interest Payment Date (the "Regular Record Dates") or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under "--Payment and Paying Agents", the principal of and premium, if any, and interest on the Junior Subordinated Debentures will be payable, the place or places where, subject to the terms of the Indenture as described below under "--Denominations, Registration and Transfer", the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Corporation in respect of the Junior Subordinated Debentures and the Indenture may be made ("Place of Payment"); (6) any period or periods within, or date or dates on which, the price or prices at which and the terms and conditions upon which the Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Corporation; (7) the obligation or the right, if any, of the Corporation to redeem, repay or purchase the Junior

Subordinated Debentures pursuant to any sinking fund, amortization or analogous provisions, or at the option of the holder thereof, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Junior Subordinated Debentures shall be issuable, if other than $25 and any integral multiple thereof; (9) if other than U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debentures shall be payable, or in which the Junior Subordinated Debentures shall be denominated; (10) any additions, modifications or deletions in the events of default under the Indenture or covenants of the Corporation set forth therein with respect to the Junior Subordinated Debentures; (11) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to a series of Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures or the manner in which such amounts will be determined; (14) whether the Junior Subordinated Debentures, or any portion thereof, shall initially be issuable in the form of a temporary Global Security representing all or such portion of the Junior Subordinated Debentures of such series and provisions for the exchange of such temporary Global Security for definitive Junior Subordinated Debentures of such series;
(15) subject to the terms described herein under "--Global Junior Subordinated Debentures", whether the Junior Subordinated Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities; (16) the appointment of any paying agent or agents; (17) the terms of any right to convert or exchange the Junior Subordinated Debentures into any other securities or property of the Corporation and any additions or changes to the Indenture with respect to the series of Junior Subordinated Debentures to permit or facilitate such conversion or exchange; (18) the relative degree, if any, to which such Junior Subordinated Debentures of the series shall be senior to or be subordinated to other series of Junior Subordinated Debentures in right of payment, whether such other Junior Subordinated Debentures are outstanding or not; and (20) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.

  Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

  If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax consequences, specific terms and other information with respect to such series of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

  If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

  The Junior Subordinated Debentures will be issuable in registered form without coupons in denominations specified in the applicable Prospectus Supplement. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same series of any authorized denominations, of a like aggregate principal amount, of the same original issue date and Stated Maturity and having the same terms.

  Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Corporation will appoint the Debenture Trustee as securities registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the securities registrar) initially designated by the Corporation with respect to any series of Junior Subordinated Debentures, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Corporation maintains a transfer agent in each Place of Payment for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

  In the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, transfer or exchange Junior Subordinated Debentures of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of such mailing of notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures to be redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Global Junior Subordinated Debentures may not be exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, and no transfer of a Global Junior Subordinated Debenture in whole or in part may be registered in the name of any person other than the Depositary or a nominee thereof unless (A) the Depositary (i) has notified the Corporation that it is unwilling or unable to continue as depositary for such Global Junior Subordinated Debenture or (ii) has ceased to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as depositary, in each case unless the Corporation has approved a successor depositary within 90 days, (B) there shall have occurred and be continuing an event of default under the Indenture with respect to such Global Junior Subordinated Debenture,
(C) the Corporation in its sole discretion determines that such Global Junior Subordinated Debenture will be so exchangeable or transferable or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated in the Indenture. Subject to the foregoing, any exchange of a Global Junior Subordinated Debenture for other Junior Subordinated Debentures may be made in whole or in part, and all Junior Subordinated Debentures issued in exchange for a Global Junior Subordinated Debenture or any portion thereof shall be registered in such names as the Depositary for such Global Junior Subordinated Debenture shall direct.

  The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Junior Subordinated Debenture and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by the Corporation if such Junior Subordinated Debentures are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the transfer of beneficial interests in a Global Junior Subordinated Debenture.

  So long as the Depositary for a Global Junior Subordinated Debenture or its nominee is the registered owner of such Global Junior Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of the Corporation, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Corporation expects that the Depositary for a series of Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Corporation within 90 days, the Corporation will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, the Corporation may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures and, in such event, will issue certificated Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture. Further, if the Corporation so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to the Corporation, the Debenture Trustee and the Depositary for such Global Junior Subordinated Debenture, receive certificated Junior Subordinated Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of certificated Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in denominations, unless otherwise specified by the Corporation, of $25 and integral multiples thereof if the Related Securities are Preferred Securities or $1,000 and integral multiples thereof if the Related Securities are Capital Securities.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such paying agent or paying agents as the Corporation may designate from time to time in the applicable Prospectus Supplement, except that at the option of the Corporation payment of any interest may be made, except in the case of Global Junior Subordinated Debentures, (i) by check mailed to the address of the person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account designated by the person entitled thereto as specified in the securities register. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional paying agents or rescind the designation of any paying agent; however, the Corporation will at all times be required to maintain a paying agent in each Place of Payment for each series of Junior Subordinated Debentures.

  Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the written request of the Corporation, be repaid to the Corporation and discharged from the trust of the Indenture, and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO DEFER INTEREST PAYMENTS

  If provided in the applicable Prospectus Supplement, so long as no event of default has occurred under the Indenture, the Corporation will have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement; provided that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debentures. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

REDEMPTION

  Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

  Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation may, at its option, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions. Junior Subordinated Debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

  The Corporation will also covenant, as to each series of Junior Subordinated Debentures, that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal or of interest or premium, if any, on or repay, repurchase or redeem any debt security of the Corporation (including other series of Junior Subordinated Debentures) that, in either case, rank pari passu with or junior in interest to the Junior Subordinated Debentures of such series or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures of such series (other than (a) dividends or distributions in capital stock of the Corporation, (b) any declaration of a dividend under a stockholders' rights plan or in connection with the implementation of a stockholders' rights plan, the issuance of capital stock of the Corporation under a stockholders' rights plan or the redemption or repurchase of any such rights pursuant to a stockholders' rights plan, (c) payments under any Guarantee with respect to the series of Related Securities and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period) if at such time (i) a Debenture Event of Default with respect to such series of Junior

Subordinated Debentures shall have occurred and be continuing, (ii) if such Junior Subordinated Debentures are held by an Issuer of a series of Related Securities, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee relating to such Related Securities or
(iii) the Corporation shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures of such series and shall not have rescinded such notice, or an Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

  From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, enter into an indenture or indentures supplemental to the Indenture for specified purposes, including, among other things, (i) curing ambiguities, defects or inconsistencies; provided, that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of the Related Securities so long as they remain outstanding, and
(ii) qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to enter into an indenture or indentures supplemental thereto for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Indenture or of modifying in any manner the rights of holders of the Junior Subordinated Debentures of any series; provided, that no such supplemental indenture may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debentures (except as otherwise specified in the applicable Prospectus Supplement), reduce the principal amount thereof or reduce the rate or extend the time of payment of interest (except as otherwise specified in the applicable Prospectus Supplement) thereon or reduce any premium payable upon the redemption thereof or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture; provided further that, in the case of Corresponding Junior Subordinated Debentures, so long as any Related Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Related Securities in any material respect, no termination of the Indenture may occur and no waiver of any event of default or compliance with any covenant under the Indenture may be effective without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Related Securities and (b) no modification may be made to certain provisions of the Indenture that would impair the rights of the holders of the Related Securities without the consent of each holder of Related Securities unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied.

  In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

  The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures:

    (i) failure for 30 days to pay interest on such series of Junior Subordinated Debentures, including any Additional Interest (as defined in the Indenture), when due (subject to the deferral of any interest payment in the case of an Extension Period);

    (ii) failure to pay any principal or premium, if any, on any series of Junior Subordinated Debentures when due, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise;

    (iii) failure to observe or perform in any material respect any covenant or warranty of the Corporation contained in the Indenture (other than a covenant or warranty a default in the performance of which or the breach of which is elsewhere specifically dealt with) for 90 days after written notice to the Corporation from the Debenture Trustee or to the Corporation and the Debenture Trustee by the holders of at least 25% in aggregate principal amount of such series of outstanding Junior Subordinated Debentures;

    (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation; or

    (v) any other event provided with regard to a particular series of Junior Subordinated Debentures.

  The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may declare the principal and premium, if any, due and payable immediately upon a Debenture Event of Default (other than a Debenture Event of Default specified in clause (iv) above), and, in the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Related Securities shall have such right. Provided certain conditions are satisfied, the holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of an affected series may annul such declaration. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Securities affected shall have such right.

  If a Debenture Event of Default specified in clause (iv) with respect to any series of Junior Subordinated Debentures occurs, the principal amount of all the Junior Subordinated Debentures of that series shall automatically, and without any declaration or other action on the part of the Debenture Trustee or any holder of the Junior Subordinated Debentures, become immediately due and payable.

  The holders of not less than a majority in aggregate outstanding principal amount of any series of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any default, except a default in the payment of principal, premium, if any, or interest (including Additional Interest) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Securities affected shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF SECURITIES

  If a Debenture Event of Default with respect to a series of Corresponding Junior Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal or premium, if any, on such Corresponding Junior Subordinated Debentures on the date such interest or principal or premium, if any, is due and payable, a holder of Related Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or premium, if any, or interest on such Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Securities of such holder (a "Direct Action"). The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Securities outstanding. If the right to bring a Direct Action is removed, the applicable Issuer may become subject to the reporting obligations under the Exchange Act. The Corporation shall have the right under the Indenture to set off any payment made to such holder of Securities by the Corporation in connection with a Direct Action.

  The holders of the Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an event of default under the Trust Agreement. See "Description of Securities--Events of Default; Notice".

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Indenture provides that the Corporation shall not consolidate with or merge into any other Person (as defined in the Indenture) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is a corporation, partnership, or trust organized under the laws of the United States or any state or the District of Columbia and such successor Person expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest (including any Additional Interest) on all the Junior Subordinated Debentures issued under the Indenture and the performance of every covenant of the Indenture on the part of the Corporation to be performed or observed; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) in the case of Corresponding Junior Subordinated Debentures, such transaction is permitted under the related Trust Agreement and Guarantee and does not give rise to any breach or violation of the related Trust Agreement or Guarantee; and (iv) certain other conditions as prescribed by the Indenture are met.

  The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

  The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Debenture Trustee for the giving of notice of redemption by the Debenture Trustee in the name and at the expense of the Corporation, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest (including Additional Interest) to the date of the deposit or to the Stated Maturity or date fixed for redemption, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

CONVERSION OR EXCHANGE

  If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Junior Subordinated Debentures of another series or into other securities of the Corporation or an Issuer. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Corporation, in which case the amount of Junior Subordinated Debentures of another series or the number of shares of other securities to be received by the holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION

  In the Indenture, the Corporation has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets of the Corporation to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Debt will first be entitled to receive payment in full of all amounts due or to become due on such Senior Debt before the holders of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the Property Trustee, on behalf of the holders of Trust Securities, will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Junior Subordinated Debentures.

  In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debentures.

  No payments on account of principal (or premium, if any) or interest in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

  "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) every obligation of such Person for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

  "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Corporation, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Debt shall not be deemed to include (i) any Debt of the Corporation which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Corporation;
(ii) any Debt of the Corporation to any of its subsidiaries; (iii) Debt to any employee of the Corporation; (iv) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Junior Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been (absent giving effect to this clause (iv)) as a result of any obligation of such holders of such Debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject; and (v) any other debt securities issued pursuant to the Indenture; provided further, however, that with respect to Corresponding Junior Subordinated Debentures relating to Preferred Securities, Senior Debt shall include all Debt of the Corporation to any of its subsidiaries.

  The Indenture places no limitation on the amount of Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur substantial additional indebtedness and other obligations constituting Senior Debt including, without limitation, any additional indebtedness and other obligations to be incurred by the Corporation upon the consummation of the Transaction referenced in "Recent Developments; NorAm Merger".

  The Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Junior Subordinated Debentures, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement.

TRUST EXPENSES

  Pursuant to the Agreement as to Expenses and Liabilities (the "Expense Agreement"), the Corporation, as holder of the Common Securities, will irrevocably and unconditionally agree with each Issuer that holds Junior Subordinated Debentures that the Corporation will pay to such Issuer, and reimburse such Issuer for, the full amount of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Securities or other similar interests in the Issuer the amounts due such holders pursuant to the terms of the Securities or such other similar interests, as the case may be. Such payment obligation will include any such costs, expenses or liabilities of the Issuer that are required by applicable law to be satisfied in connection with a termination of such Issuer.

GOVERNING LAW

  The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

  The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Indenture with terms corresponding to the terms of a series of Related Securities. In that event, concurrently with the issuance of each Issuer's Securities, such Issuer will invest the proceeds thereof and the consideration paid by the Corporation for the Common Securities of such Issuer in such series of Corresponding Junior Subordinated Debentures issued by the Corporation to such Issuer. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Securities and the Common Securities of such Issuer and will rank pari passu with all other series of Junior Subordinated Debentures. Holders of the Related Securities for a series of Corresponding Junior Subordinated Debentures will have the rights in connection with modifications to the Indenture or upon occurrence of Debenture Events of Default, as described under "--Modification of Indenture" and "--Debenture Events of Default", unless provided otherwise in the Prospectus Supplement for such Related Securities.

  The Corporation will have the right to redeem any series of Corresponding Junior Subordinated Debentures on or after such date as may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, or as may be otherwise specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer is the holder of all the outstanding Corresponding Junior Subordinated Debentures of such series, the proceeds of any such redemption will be used by the Issuer to redeem the corresponding Trust Securities in accordance with their terms. The Corporation may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the Redemption Date.

                           DESCRIPTION OF SECURITIES

  Each Issuer may issue only one series of Securities, the terms of which will be set forth in the Prospectus Supplement relating thereto. Pursuant to the terms of the Trust Agreement for each Issuer, the Issuer Trustees on behalf of such Issuer will issue the Preferred Securities or the Capital Securities and the Common Securities. The Securities of a particular issue will represent undivided beneficial interests in the assets of such Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the Securities and each Trust Agreement, which summarizes the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which description reference is hereby made. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

  The Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under "--Subordination of Common Securities". Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Related Securities and Common Securities. Each Guarantee Agreement executed by the Corporation for the benefit of the holders of an Issuer's Trust Securities (the "Guarantee") will be a guarantee on a subordinated basis with respect to the related Trust Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Trust Securities when the related Issuer does not have funds on hand available to make such payments. See "Description of Guarantees".

  The Securities of each Issuer will have such terms, including distribution, redemption, voting, liquidation rights and such other preferred, deferral or other special rights or such restrictions as shall be set forth in the Trust Agreement of such Issuer. Reference is made to the Prospectus Supplement relating to the Securities of an Issuer for specific terms, including (i) the distinctive designation of such Securities; (ii) the number of Securities to be issued by such Issuer; (iii) the annual distribution rate (or method of determining such rate) for Securities of such Issuer and the date or dates on which such distributions shall be payable; (iv) whether distributions on such Securities shall be cumulative and, in the case of Securities having cumulative distribution rights, the date or dates, or method of determining the date or dates, from which distributions on such Securities shall be cumulative; (v) the amount or amounts that shall be paid out of the assets of such Issuer to the holders of the Securities of such Issuer upon voluntary or involuntary dissolution, winding-up or termination of such Issuer; (vi) the obligation or right, if any, of such Issuer to purchase or redeem such Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which such Securities shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right; (vii) the rights, if any, to defer distributions on the Securities by extending the interest payment period on the Corresponding Junior Subordinated Debentures; and (viii) any other relative rights, preferences, privileges, limitations or restrictions of such Securities not inconsistent with the Trust Agreement of such Issuer or applicable law. Any material United States federal income tax considerations applicable to an offering of Securities will be described in the Prospectus Supplement relating thereto.

DISTRIBUTIONS

  Distributions on the Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in either case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

  Each Issuer's Securities represent undivided beneficial interests in the assets of the applicable Issuer, and the Distributions on each Trust Security will be payable at a rate specified in the applicable Prospectus Supplement for such Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Securities are entitled will accumulate additional Distributions (to the extent permitted by applicable law) at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

  If provided in the applicable Prospectus Supplement, the Corporation has the right under the Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debentures, to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debentures for up to such number of consecutive interest payment periods which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"); provided that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures. As a consequence of any such deferral, Distributions on the Related Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Securities) by the Issuer of such Securities during any such Extension Period. During such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal or of interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that, in either case, rank pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Corporation, (b) any declaration of a dividend under a shareholders' rights plan or in connection with the implementation of a stockholders' rights plan, the issuance of capital stock of the Corporation under a stockholders' rights plan or the redemption or repurchase of any such rights pursuant to a shareholders' rights plan, (c) payments under the Guarantee with respect to such Securities and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period).

  The revenue of each Issuer available for distribution to holders of its Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Trust Securities and the related Expense Agreement. See "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures". If the Corporation does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Related Securities. The payment of Distributions (to the extent the Issuer has funds on hand available therefor at such time) is guaranteed by the Corporation on the basis set forth herein under "Description of Guarantees".

  Distributions on the Securities will be payable to the holders thereof as they appear on the register of such Issuer on the relevant record dates, which, as long as the Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book-Entry Issuance". In the event any Securities are not in book-entry form, the relevant record date for such Securities shall be the close of business on the 15th day of the month immediately preceding the relevant Distribution Date.

REDEMPTION OR DISTRIBUTION

  MANDATORY REDEMPTION. Unless otherwise specified in the applicable Prospectus Supplement, upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption will be applied by the Property Trustee to redeem a Like Amount

(as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and, to the extent specified in the Prospectus Supplement, the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Redemption". If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption will be allocated to the redemption pro rata on the Related Securities and the Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date will be allocated to the redemption pro rata on the Related Securities and the Common Securities.

  "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount equal to the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Securities pro rata based upon the relative Liquidation Amounts of such securities, the proceeds of which will be used to pay the Redemption Price of such Trust Securities and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Trust Securities in connection with a dissolution and winding up of the related Issuer, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debentures are distributed.

  The Corporation will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) on or after such date as may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, or (ii) as may be otherwise specified in the applicable Prospectus Supplement.

  DISTRIBUTION OF CORRESPONDING JUNIOR SUBORDINATED DEBENTURES. At any time, the Corporation has the right to direct the Property Trustee to dissolve an Issuer and, after satisfaction of the liabilities of creditors of such Issuer as provided by applicable law, cause the Corresponding Junior Subordinated Debentures held by such Issuer to be distributed to the holders of the Related Securities and Common Securities of such Issuer. If provided in the applicable Prospectus Supplement and subject to the conditions contained therein, the Corporation may have the right to extend or shorten the maturity of any series of Corresponding Junior Subordinated Debentures to be distributed to the holders of the Related Securities and Common Securities in liquidation of the Issuer.

  Generally, after the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debentures, (i) such series of Securities will no longer be deemed to be outstanding and the rights of the holders of such Securities, as such, will cease, (ii) the Depositary or its nominee, as the recordholder of such series of Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution, (iii) any certificates representing such series of Securities not held by the Depositary or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of such series of Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance and (iv) the Corporation shall use its best efforts to have the Corresponding Junior Subordinated Debentures listed on the national stock exchange or automated quotation system on which the Securities are then listed or traded, if any.

  There can be no assurance as to the market prices for the Securities or the Corresponding Junior Subordinated Debentures that may be distributed if a dissolution and liquidation of an Issuer were to occur. Accordingly, the Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and winding up of an Issuer, may trade at a discount to the price that the investor paid to purchase the Securities offered hereby.

REDEMPTION PROCEDURES

  Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities".

  If a Property Trustee gives a notice of redemption in respect of any Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will, so long as such Securities are in book-entry form, deposit irrevocably with the Depositary funds sufficient to pay the applicable Redemption Price, and an Administrative Trustee or the Property Trustee will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of such Securities. See "Book-Entry Issuance". If such Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the holders of such Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Trust Securities so called for redemption will cease, except the right of the holders of such Trust Securities to receive the Redemption Price and any Distribution payable on or prior to the Redemption Date, but without interest thereon, and such Trust Securities will cease to be outstanding. In the event that any date fixed for redemption of such Trust Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of Trust Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Corporation pursuant to the Guarantee as described under "Description of Guarantees", Distributions on such Trust Securities will continue to accumulate at the then-applicable rate, from the Redemption Date originally established by the Issuer for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Securities by tender, in the open market or by private agreement.

  Payment of the Redemption Price on the Trust Securities shall be made to the applicable recordholders thereof as they appear on the register for such Trust Securities on the relevant record date, which shall be one Business Day prior to the Redemption Date; provided, however, that in the event that any Trust Securities are not in book-entry form, the relevant record date for such Trust Securities shall be the close of business on the date 15 days prior to the relevant Redemption Date, unless otherwise specified in the applicable Prospectus Supplement.

  If less than all of the Securities and Common Securities issued by an Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Securities and Common Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Securities and the Common Securities. The particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Securities not previously called for redemption, by lot or by such other method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof for Preferred Securities and equal to $1,000 or an integral multiple of $1,000 in excess thereof for Capital Securities, unless otherwise specified in the applicable Prospectus Supplement) of the Liquidation Amount of Securities of a denomination larger than $25 for Preferred Securities and $1,000 for Capital Securities. The Property Trustee shall promptly notify the trust registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Securities which has been or is to be redeemed.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities to be redeemed at its registered address.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, each Issuer's Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price, the full amount of such Redemption Price on all of the Issuer's outstanding Securities then called for redemption, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Redemption Price of, the Issuer's Securities then due and payable.

  In the case of any event of default under the applicable Trust Agreement resulting from a Debenture Event of Default, the holder of such Issuer's Common Securities will be deemed to have waived any right to act with respect to any such event of default under the applicable Trust Agreement until the effect of all such events of default with respect to such Securities have been cured, waived or otherwise eliminated. Until any such event of default under the applicable Trust Agreement with respect to the Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Securities and not on behalf of the holder of the Issuer's Common Securities, and only the holders of such Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

  Pursuant to each Trust Agreement, each Issuer shall automatically dissolve upon expiration of its term, and may dissolve earlier on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the holder of the Common Securities; (ii) the written direction to the Property Trustee from the holder of Common Securities to dissolve such Issuer and, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to distribute Corresponding Junior Subordinated

Debentures to the holders of the Issuer's Securities in exchange for such Securities; (iii) the redemption of all of the Issuer's Securities as described under "--Redemption or Distribution--Mandatory Redemption"; and (iv) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

  If an early dissolution occurs as described in clause (i), (ii) or (iv) above, or upon the expiration of its term, the Issuer shall be wound up by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, or if early dissolution occurs as described in clause (iii) above, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its Securities shall be paid on a pro rata basis. The holder(s) of such Issuer's Common Securities will be entitled to receive Liquidation Distributions upon any such liquidation pro rata with the holders of such Issuer's Securities, except that, if a Debenture Event of Default relating to the payment of principal, premium, if any, or interest on Corresponding Junior Subordinated Debentures has occurred and is continuing, the Securities shall have a priority over the Common Securities.

EVENTS OF DEFAULT; NOTICE

  Any one of the following events constitutes an "Event of Default" under each Trust Agreement with respect to the Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures--Debenture Events of Default");

    (ii) default by the Issuer in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days;

    (iii) default by the Issuer in the payment of any Redemption Price of any Trust Security when it becomes due and payable;

    (iv) default in the performance or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above) and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees and the Corporation by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Securities of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Issuer.

  Within ten Business Days after the occurrence of any Event of Default actually known to a Responsible Officer (as defined in the applicable Trust Agreement) of the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's Securities, the Administrative Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived. If an Event of Default has occurred and is continuing, the Property Trustee shall enforce the applicable Trust Agreement for the benefit of the holders of the Trust Securities. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

  If an Event of Default resulting from any Debenture Event of Default occurs and is continuing, then, pursuant to the applicable Trust Agreement, holders of a majority in aggregate Liquidation Amount of Securities will have the right to direct the exercise of any trust or power conferred upon the related Property Trustee under the related Trust Agreement. Upon a Debenture Event of Default specified in clause (i) or clause (ii) in the list of Debenture Events of Default, a holder of Securities may institute a legal proceeding directly against the Corporation, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate stated Liquidation Amount of the Securities of such holder. See "Relationship Among the Securities, the Corresponding Junior Subordinated Debentures, the Expense Agreement and the Guarantees".

  If a Debenture Event of Default has occurred and is continuing, the Securities shall have a preference over the Common Securities as described above. See "--Subordination of Common Securities" and "--Liquidation Distribution Upon Termination". The existence of an Event of Default, other than an Event of Default described in clause (i) above, does not entitle the holders of Securities to accelerate the maturity thereof. Following an Event of Default as described in clause (i) above, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Securities of the applicable Issuer will have the right to declare the principal of all of the Corresponding Junior Subordinated Debentures to be immediately due and payable as set forth in the Indenture.

REMOVAL OF ISSUER TRUSTEES

  Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee or the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Securities. In no event will the holders of the Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

  Unless an Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more Persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as a separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUERS

  An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other Person, except as described below. An Issuer may, at the request of the holder of Common Securities, with the consent of the Administrative Trustees and without the consent of the holders of the Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to the Securities or (b) substitutes for the Securities other securities having substantially the same material terms as the Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization which gives ratings on the Securities, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the material rights, preferences and privileges of the holders of the Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Issuer,
(vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Property Trustee has received an opinion from counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the material rights, preferences and privileges of the holders of the Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted transferee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of the Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

  Except as provided below and under "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Securities will have no voting rights.

  Each Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Securities, (i) to cure any ambiguity, to correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision or to make any other provisions with respect to matters or questions arising under such Trust Agreement which shall not be inconsistent with the other provisions of such Trust Agreement or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Issuer will not be classified for United States federal income tax purposes as an association taxable as a corporation or as other than a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of either clause (i) or clause (ii), such action shall not adversely affect in any material respect the interests of any holder of Securities and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the Administrative Trustees and the Corporation with (a) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities and (b) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust or cause the Issuer to be an association taxable as a corporation for United States federal income tax purposes or the Issuer's exemption from status as an "investment company" under the Investment Company Act; provided, that without the consent of each affected holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date; and provided further, that the consent requirement for actions set forth in clauses (i) and (ii) above may not be amended without the unanimous consent of the holders of Trust Securities.

  So long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debentures,
(ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Corresponding Junior Subordinated Debentures shall be due and payable or
(iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Related Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Securities except by subsequent vote of the holders of the Securities. The Property Trustee shall notify each holder of Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action and such action would not cause the Issuer to be classified as other than a grantor trust for United States federal income tax purposes.

  Any required approval of holders of Securities may be given at a meeting of holders of Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Securities in the manner set forth in each Trust Agreement.

  No vote or consent of the holders of Securities will be required for an Issuer to redeem and cancel its Securities in accordance with the applicable Trust Agreement.

  Notwithstanding that holders of Securities are entitled to vote or consent under any of the circumstances described above, any of the Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL SECURITIES

  The Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Global Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Securities will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Security and the deposit of such Global Security with or on behalf of the Depositary, the Depositary for such Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Securities represented by such Global Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Securities or by the Corporation if such Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the transfer of beneficial interests in a Global Security.

  So long as the Depositary for a Global Security or its nominee is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payments of principal of (and premium, if any) and interest on individual Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Securities. None of the Corporation, the Property Trustee, any Paying Agent or the Securities Registrar for such Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security representing such Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Corporation expects that the Depositary for a series of Securities or its nominee, upon receipt of any payment of Liquidation Amount, Redemption Price, premium or Distributions in respect of a permanent Global Security representing any of such Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Security for such Securities as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Issuer within 90 days, the Issuer will issue individual Securities of such series in exchange for the Global Security representing such series of Securities. In addition, the Issuer may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Securities, determine not to have any Securities of such series represented by one or more Global Securities and, in such event, will issue individual Securities of such series in exchange for the Global Security or Securities representing such series of Securities. Further, if the Issuer so specifies with respect to the Securities of a series, an owner of a beneficial interest in a Global Security representing Securities of such series may, on terms acceptable to the Issuer, the Property Trustee and the Depositary for such Global Security, receive individual Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Securities registered in its name. Individual Securities of such series so issued will be issued in denominations, unless otherwise specified by the Issuer, of $25 and integral multiples thereof if such Securities are Preferred Securities or $1,000 and integral multiples thereof if such Securities are Capital Securities.

PAYMENT AND PAYING AGENT

  Payments in respect of the Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Issuer's Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Property Trustee and the Corporation) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

  Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Securities.

  Registration of transfers of Securities will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The registrar will not be required to register the transfer of any Securities that have been called for redemption. The Administrative Trustees will not be required to issue, transfer or exchange any Securities that have been called for redemption. In addition, in the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, transfer or exchange Junior Subordinated Debentures of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of such mailing of notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures to be redeemed in part, any portion thereof not to be redeemed.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action or construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuers in such a way so that (i) no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes and (ii) the Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Related Securities.

  Holders of the Securities have no preemptive or similar rights.

  No Issuer may borrow money or issue debt or mortgage or pledge any of its assets.

                              BOOK-ENTRY ISSUANCE

  The Depository Trust Company ("DTC") will act as securities depositary for all of the Securities and the Junior Subordinated Debentures, unless otherwise provided in the applicable Prospectus Supplement. The Securities and the Junior Subordinated Debentures will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully registered global certificates will be issued for the Securities of each Issuer and the Junior Subordinated Debentures, representing in the aggregate the total number of such Issuer's Securities or aggregate principal balance of Junior Subordinated Debentures, respectively, and will be deposited with DTC.

  DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities or Junior Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Preferred Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Securities of such Issuer or Junior Subordinated Debentures is discontinued.

  DTC has no knowledge of the actual Beneficial Owners of the Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices will be sent to Cede & Co. as the registered holder of the Securities or Junior Subordinated Debentures. If less than all of an Issuer's Securities or the Junior Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

  Although voting with respect to the Securities or the Junior Subordinated Debentures is limited to the holders of record of the Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distribution payments on the Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Issuer thereof or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee. Disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

  DTC may discontinue providing its services as a securities depositary with respect to any of the Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Corporation. In the event that a successor securities depositary is not obtained, definitive Preferred Security or Junior Subordinated Debenture certificates representing such Securities or Junior Subordinated Debentures are required to be printed and delivered. The Corporation, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Securities or in aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Securities or Junior Subordinated Debentures will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and the Corporation believe to be accurate, but the Issuers and the Corporation assume no responsibility for the accuracy thereof. Neither the Issuers nor the Corporation has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                           DESCRIPTION OF GUARANTEES

  A Guarantee will be executed and delivered by the Corporation concurrently with the issuance by each Issuer of its Securities for the benefit of the holders from time to time of such Securities and the Common Securities. The Bank of New York will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees, which summarizes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which description reference is hereby made. The form of each Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Securities means that Issuer's Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Securities and Common Securities.

GENERAL

  The Corporation will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Trust Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer may have or assert other than the defense of payment. The following payments with respect to the Securities, to the extent not paid or made by or on behalf of the related Issuer (the "Guarantee Payments"), will be subject to the
Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Trust Securities, to the extent that such Issuer has funds on hand available therefor at such time; (ii) the Redemption Price with respect to any Securities called for redemption, to the extent that such Issuer has funds on hand available therefor at such time; or (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of such Issuer (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Issuer remaining available for distribution to holders of Trust Securities in liquidation of such Issuer after satisfaction of liabilities to creditors of such Issuer as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the applicable Trust Securities or by causing the Issuer to pay such amounts to such holders.

  Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer's obligations under the Securities, but will apply only to the extent that such related Issuer has funds sufficient to make such payments and is not a guarantee of collection.

  If the Corporation does not make interest payments on the Corresponding Junior Subordinated Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Debt of the Corporation. See "--Status of the Guarantees". Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See the applicable Prospectus Supplement relating to any offering of Securities.

  The Corporation has, through the applicable Guarantee, the applicable Trust Agreement, the applicable series of Corresponding Junior Subordinated Debentures, the Indenture and the applicable Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Securities. See "Relationship Among the Securities, the Corresponding Junior Subordinated Debentures, the Expense Agreement and the Guarantees".

STATUS OF THE GUARANTEES

  Each Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt of the Corporation in the same manner as Junior Subordinated Debentures.

  Each Guarantee will rank pari passu with all other Guarantees issued by the Corporation. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Securities of the Corresponding Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur substantial additional indebtedness and other obligations constituting Senior Debt including without limitation such additional indebtedness and other obligations to be incurred by the Corporation upon the consummation of the Transaction. See "Recent Developments; NorAm Merger".

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the rights of holders of the related Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Securities. The manner of obtaining any such approval will be as set forth under "Description of Securities--Voting Rights; Amendment of Each Trust Agreement". All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the related Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under each Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the related Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

  Any holder of the Securities may institute a legal proceeding directly against the Corporation to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

  The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

  Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of all Related Securities, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the Related Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Related Securities must restore payment of any sums paid under such Securities or such Guarantee.

GOVERNING LAW

  Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

  Pursuant to the Expense Agreement, the Corporation, as holder of the Common Securities, will irrevocably and unconditionally agree with each Issuer that holds Junior Subordinated Debentures that the Corporation will pay to such Issuer, and reimburse such Issuer for, the full amount of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Securities or other similar interests in the Issuer the amounts due such holders pursuant to the terms of the Securities or such other similar interests, as the case may be. Such payment obligation will include any such costs, expenses or liabilities of the Issuer that are required by applicable law to be satisfied in connection with a termination of such Issuer.

                      RELATIONSHIP AMONG THE SECURITIES,
               THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES,
                   THE EXPENSE AGREEMENT AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantees". Taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Related Securities. If and to the extent that the Corporation does not make payments on any series of Corresponding Junior Subordinated Debentures, such Issuer will not pay Distributions or other amounts due on the Securities. The Guarantees do not cover payment of Distributions when the related Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Securities is to institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture for enforcement of payment of amounts equal to such Distributions to such holder. The obligations of the Corporation under each Guarantee are subordinate and junior in right of payment to all Senior Debt of the Corporation.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Related Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Related Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of such Issuer except the Issuer's obligations to holders of its Securities under such Securities; and (iv) each Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

  Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set off any payment it is otherwise required to make thereunder with and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF SECURITIES

  A holder of any Preferred Security may institute a legal proceeding directly against the Corporation to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.

  A default or event of default under any Senior Debt of the Corporation would not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Corporation, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute an Event of Default under the Indenture.

LIMITED PURPOSE OF ISSUERS

  Each Issuer's Securities evidence an undivided beneficial interest in the assets of such Issuer, and each Issuer exists for the sole purpose of issuing its Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from the Corporation the principal amount of and interest accrued on Corresponding Junior Subordinated Debentures held, while a holder of Securities is entitled to receive Distributions from such Issuer (or from the Corporation under the applicable Guarantee) if and to the extent such Issuer has funds available for the payment of such Distributions. However, taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Securities. See "--Full and Unconditional Guarantee".

RIGHTS UPON TERMINATION

  Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer involving the liquidation of the Corresponding Junior Subordinated Debentures, the holders of the Related Securities will be entitled to receive, out of the assets held by such Issuer, the Liquidation Distribution in cash. See "Description of Securities--Liquidation Distribution Upon Termination". Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Securities), the positions of a holder of such Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                             PLAN OF DISTRIBUTION

  The Junior Subordinated Debentures or the Securities may be sold in a public offering to or through underwriters or dealers designated from time to time or may be sold, from time to time, to investors directly or through agents. The Corporation and each Issuer may sell its Junior Subordinated Debentures or Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus forms a part or from time to time thereafter. The names of any underwriters, dealers or agents involved in the sale of the Junior Subordinated Debentures or Securities in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures and Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement.

  Underwriters may offer and sell Junior Subordinated Debentures or Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Securities, underwriters may be deemed to have received compensation from the Corporation and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions for purchasers of Junior Subordinated Debentures or Securities for whom they may act as agent. Underwriters may sell Junior Subordinated Debentures or Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

  Any underwriting compensation paid by the Corporation and/or the applicable Issuer to underwriters or agents in connection with the offering of Junior Subordinated Debentures or Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of Junior Subordinated Debentures or Securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures or Securities may be deemed to be underwriting discounts and commissions thereunder. Underwriters, dealers and agents may be entitled, under an agreement with the Corporation and the applicable Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Corporation for certain expenses.

  If so indicated in an applicable Prospectus Supplement, the Corporation will authorize dealers acting as the Corporation's agents to solicit offers by certain institutions to purchase Junior Subordinated Debentures or Securities from the Corporation at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount or Liquidation Amount, as the case may be, of Junior Subordinated Debentures or Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Corporation. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Junior Subordinated Debentures or Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) if the Junior Subordinated Debentures or Securities are being sold to underwriters, the Corporation shall have sold to such underwriters the total principal amount or Liquidation Amount, as the case may be, of the Junior Subordinated Debentures or Securities less the principal amount or Liquidation Amount thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

  In connection with the offering of the Securities of any Issuer, such Issuer may grant to the underwriters an option to purchase additional Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Securities.

  Underwriters, dealers and agents may engage in transactions with, or perform services for, the Corporation, the applicable Issuer and/or any of their affiliates in the ordinary course of business.

  The Junior Subordinated Debentures and the Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures or Securities are sold for public offering and sale may make a market in such Junior Subordinated Debentures or Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures or Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures or Securities.

                            VALIDITY OF SECURITIES

  Unless otherwise indicated in the applicable Prospectus Supplement, certain matters of Delaware law relating to the validity of the Securities, the enforceability of the Trust Agreements and the formation of the Issuers will be passed upon by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to the Corporation and the Issuers. Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Guarantees and the Junior Subordinated Debentures will be passed upon for the Corporation by Baker & Botts, L.L.P., Houston, Texas. Certain legal matters will be passed upon for the Corporation by Hugh Rice Kelly, Esq., Executive Vice President, General Counsel and Corporate Secretary of the Corporation, and for the Underwriters by Dewey Ballantine, New York, New York. Certain matters relating to United States federal income tax considerations will be passed upon for the Corporation by Baker & Botts, L.L.P.

                                    EXPERTS

  The financial statements of the Corporation appearing in the Corporation's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESEN-TATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PRO-SPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PRO-SPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUP-PLEMENT AND PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CRE-ATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPO-RATION SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  -----------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                           ----
Risk Factors..............................................................  S-4
HL&P Capital Trust [  ]...................................................  S-9
Houston Lighting & Power Company Selected Financial Information of the
 Corporation.............................................................. S-11
Ratio of Earnings to Fixed Charges........................................ S-12
Use of Proceeds........................................................... S-12
Capitalization............................................................ S-13
Accounting Treatment...................................................... S-13
Certain Terms of Series   Capital Securities.............................. S-14
Certain Terms of Series   Subordinated Debentures......................... S-20
Certain Terms of Series   Guarantee....................................... S-24
Certain Federal Income Tax Consequences................................... S-25
ERISA Considerations...................................................... S-28
Underwriting.............................................................. S-30
Validity of Securities.................................................... S-31

                                   PROSPECTUS
Available Information.....................................................    3
Incorporation of Certain Documents by Reference...........................    3
Houston Lighting & Power Company..........................................    4
Recent Developments; NorAm Merger.........................................    4
The Issuers...............................................................    4
Use of Proceeds...........................................................    5
Description of Junior Subordinated Debentures.............................    6
Description of Securities.................................................   17
Book-Entry Issuance.......................................................   30
Description of Guarantees.................................................   32
Relationship Among the Securities, the Corresponding Junior Subordinated
 Debentures, the Expense Agreement and the Guarantees.....................   34
Plan of Distribution......................................................   36
Validity of Securities....................................................   37
Experts...................................................................   37

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                             HL&P CAPITAL TRUST [  ]

                         % CAPITAL SECURITIES, SERIES

         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                        HOUSTON LIGHTING & POWER COMPANY


                                  -----------

                                   PROSPECTUS

                                  -----------



                              GOLDMAN, SACHS & CO.

                              MERRILL LYNCH & CO.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESEN-TATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PRO-SPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PRO-SPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUP-PLEMENT AND PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CRE-ATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPO-RATION SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  -----------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                           ----
Risk Factors..............................................................  S-5
HL&P Capital Trust [  ]................................................... S-10
Houston Lighting & Power Company Selected Financial Information of the
 Corporation.............................................................. S-12
Ratio of Earnings to Fixed Charges........................................ S-13
Use of Proceeds........................................................... S-13
Capitalization............................................................ S-14
Accounting Treatment...................................................... S-14
Certain Terms of Series   Preferred Securities............................ S-15
Certain Terms of Series   Subordinated Debentures......................... S-19
Certain Terms of Series   Guarantee....................................... S-23
Certain Federal Income Tax Consequences................................... S-24
Underwriting.............................................................. S-28
Validity of Securities.................................................... S-29

                                   PROSPECTUS
Available Information.....................................................    3
Incorporation of Certain Documents by Reference...........................    3
Houston Lighting & Power Company..........................................    4
Recent Developments; NorAm Merger.........................................    4
The Issuers...............................................................    4
Use of Proceeds...........................................................    5
Description of Junior Subordinated Debentures.............................    6
Description of Securities.................................................   17
Book-Entry Issuance.......................................................   30
Description of Guarantees.................................................   32
Relationship Among the Securities, the Corresponding Junior Subordinated
 Debentures, the Expense Agreement and the Guarantees.....................   34
Plan of Distribution......................................................   36
Validity of Securities....................................................   37
Experts...................................................................   37

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                             HL&P CAPITAL TRUST [  ]

                                % TRUST PREFERRED
                             SECURITIES, SERIES

         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                        HOUSTON LIGHTING & POWER COMPANY

                                  -----------

                                   PROSPECTUS

                                  -----------


                              GOLDMAN, SACHS & CO.

                              MERRILL LYNCH & CO.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the estimated expenses payable by the Corporation in connection with the offering described in this Registration Statement.

      Securities and Exchange Commission Filing Fee................... $106,061
      Blue Sky fees and expenses......................................   20,000
      Trustees' fees and expenses.....................................   30,000
      Attorney's fees and expenses....................................  130,000
      Independent Auditor's fees and expenses.........................   50,000
      Printing and engraving expenses.................................   50,000
      Rating agency fees..............................................   89,000
      Miscellaneous expenses..........................................    4,939
                                                                       --------
        Total......................................................... $480,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article 2.02.A.(16) and Article 2.02-1 of the Texas Business Corporation Act and Article V of the Corporation's Amended and Restated Bylaws provide the Corporation with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, the Corporation has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

  Additionally, Article IX of the Corporation's Restated Articles of Incorporation, as amended, provides that a director of the Corporation is not liable to the Corporation or its shareholders for monetary damages for any act or omission in the director's capacity as a director, except that Article IX does not eliminate or limit the liability of a director for (i) breaches of such director's duty of loyalty to the Corporation and its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) transactions from which a director receives an improper benefit, irrespective of whether the benefit resulted from an action taken within the scope of the director's office, (iv) acts or omissions for which liability is specifically provided by statute and (v) acts relating to unlawful stock repurchases or payments of dividends.

  Article IX also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.

  In underwriting agreements or agency agreements entered into in connection with the offering described in this Registration Statement, it may be provided that the underwriters or agents shall indemnify the Corporation, its directors and certain officers of the Corporation against liabilities resulting from information furnished by or on behalf of the underwriters or agents specifically for use in the Registration Statement.

  See "Item 17. Undertakings" for a description of the Commission's position regarding such indemnification provisions.

ITEM 16. EXHIBITS.

  See Index to Exhibits at page II-8.

ITEM 17. UNDERTAKINGS.

  (a) The undersigned Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement);

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The undersigned registrants hereby undertake that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, HL&P CAPITAL TRUST I CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON JANUARY 21, 1997.

                                          HL&P Capital Trust I

                                           By: Houston Lighting & Power
                                               Company Depositor

                                                     /s/ Hugh Rice Kelly
                                           By: ________________________________
                                               (HUGH RICE KELLY,EXECUTIVE VICE
                                                PRESIDENT,GENERAL COUNSEL AND
                                                    CORPORATE SECRETARY)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, HL&P CAPITAL TRUST II CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON JANUARY 21, 1997.

                                          HL&P Capital Trust II

                                           By: Houston Lighting & Power
                                               Company Depositor

                                                     /s/ Hugh Rice Kelly
                                           By: ________________________________
                                               (HUGH RICE KELLY,EXECUTIVE VICE
                                                PRESIDENT,GENERAL COUNSEL AND
                                                    CORPORATE SECRETARY)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, HL&P CAPITAL TRUST III CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON JANUARY 21, 1997.

                                          HL&P Capital Trust III

                                           By: Houston Lighting & Power
                                               Company Depositor

                                                     /s/ Hugh Rice Kelly
                                           By: ________________________________
                                               (HUGH RICE KELLY,EXECUTIVE VICE
                                                PRESIDENT,GENERAL COUNSEL AND
                                                    CORPORATE SECRETARY)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, HL&P CAPITAL TRUST IV CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON JANUARY 21, 1997.

                                          HL&P Capital Trust IV

                                           By: Houston Lighting & Power
                                               Company Depositor

                                                     /s/ Hugh Rice Kelly
                                           By: ________________________________
                                               (HUGH RICE KELLY,EXECUTIVE VICE
                                                PRESIDENT,GENERAL COUNSEL AND
                                                    CORPORATE SECRETARY)

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON JANUARY 21, 1997.

                                          Houston Lighting & Power Company
                                           (Registrant)

                                                     /s/ Don D. Jordan
                                          By: _________________________________
                                             (DON D. JORDAN,CHAIRMAN AND CHIEF
                                                    EXECUTIVE OFFICER)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

          /s/ Don D. Jordan            Chairman, Chief           January 21,
-------------------------------------   Executive Officer            1997
           (DON D. JORDAN)              and Director
                                        (Principal
                                        Executive Officer
                                        and Principal
                                        Financial Officer)

      /s/ Mary P. Ricciardello         Vice President and        January 21,
-------------------------------------   Comptroller                  1997
       (MARY P. RICCIARDELLO)           (Principal
                                        Accounting Officer)

        /s/ William T. Cottle          Director                  January 21,
-------------------------------------                                1997
         (WILLIAM T. COTTLE)

        /s/ Jack D. Greenwade          Director                  January 21,
-------------------------------------                                1997
         (JACK D. GREENWADE)

          /s/ Lee W. Hogan             Director                  January 21,
-------------------------------------                                1997
           (LEE W. HOGAN)

              SIGNATURE                         TITLE                DATE

         /s/ Hugh Rice Kelly            Director                 January 21,
-------------------------------------                                1997
          (HUGH RICE KELLY)

       /s/ R. Steve Letbetter           Director                 January 21,
-------------------------------------                                1997
        (R. STEVE LETBETTER)

       /s/ David M. McClanahan          Director                 January 21,
-------------------------------------                                1997
        (DAVID M. MCCLANAHAN)

        /s/ Stephen W. Naeve            Director                 January 21,
-------------------------------------                                1997
         (STEPHEN W. NAEVE)

         /s/ S. C. Schaeffer            Director                 January 21,
-------------------------------------                                1997
          (S. C. SCHAEFFER)

          /s/ R. L. Waldrop             Director                 January 21,
-------------------------------------                                1997
           (R. L. WALDROP)

                               INDEX TO EXHIBITS

 EXHIBIT                                                                  PAGE
 NUMBER                                                                  NUMBER
 -------                                                                 ------
  1.1    --Form of Underwriting Agreement relating to Junior
          Subordinated Debentures.*
  1.2    --Form of Underwriting Agreement relating to Capital
          Securities.
  1.3    --Form of Underwriting Agreement relating to Preferred
          Securities.
  4.1    --Form of Junior Subordinated Debenture Indenture between
          Houston Lighting & Power Company and The Bank of New York,
          as Trustee.
  4.2-A  --Form of Supplemental Indenture to Junior Subordinated
          Debenture Indenture to be used in connection with the
          issuance of Junior Subordinated Debentures relating to
          Capital Securities.
  4.2-B  --Form of Supplemental Indenture to Junior Subordinated
          Debenture Indenture to be used in connection with the
          issuance of Junior Subordinated Debentures relating to
          Preferred Securities.
  4.3-A  --Certificate of Trust of HL&P Capital Trust I.
  4.3-B  --Certificate of Trust of HL&P Capital Trust II.
  4.3-C  --Certificate of Trust of HL&P Capital Trust III.
  4.3-D  --Certificate of Trust of HL&P Capital Trust IV.
  4.4-A  --Trust Agreement of HL&P Capital Trust I.
  4.4-B  --Trust Agreement of HL&P Capital Trust II.
  4.4-C  --Trust Agreement of HL&P Capital Trust III.
  4.4-D  --Trust Agreement of HL&P Capital Trust IV.
  4.5-A  --Form of Amended and Restated Trust Agreement relating to
          Capital Securities.
  4.5-B  --Form of Amended and Restated Trust Agreement relating to
          Preferred Securities.
  4.6-A  --Form of Capital Security (included in Exhibit 4.5-A above).
  4.6-B  --Form of Preferred Security (included in Exhibit 4.5-B above).
  4.7-A  --Form of Junior Subordinated Debenture relating to Capital
          Securities (included in Exhibit 4.2-A above).
  4.7-B  --Form of Junior Subordinated Debenture relating to Preferred
          Securities (included in Exhibit 4.2-B above).
  4.8-A  --Form of Guarantee Agreement relating to Capital Securities.
  4.8-B  --Form of Guarantee Agreement relating to Preferred
          Securities.
  4.9-A  --Form of Agreement as to Expenses and Liabilities relating to Capital Securities (included in Exhibit 4.5-A above).
  4.9-B  --Form of Agreement as to Expenses and Liabilities relating to Preferred Securities (included in Exhibit 4.5-B above).
  5.1    --Opinion of Baker & Botts, L.L.P. relating to HL&P Capital
          Trusts I, II, III and IV.
  5.2-A  --Opinion of Richards, Layton & Finger relating to HL&P
          Capital Trust I.
  5.2-B  --Opinion of Richards, Layton & Finger relating to HL&P
          Capital Trust II.
  5.2-C  --Opinion of Richards, Layton & Finger relating to HL&P
          Capital Trust III.
  5.2-D  --Opinion of Richards, Layton & Finger relating to HL&P
          Capital Trust IV.
  8.1    --Tax Opinion of Baker & Botts, L.L.P.
 12      --Computation of ratios of earnings to fixed charges and
          earnings to fixed charges and preferred dividends
          (incorporated by reference to Exhibit 12 to the
          Corporation's Quarterly Report on Form 10-Q for the quarter ended
          September 30, 1996).

 EXHIBIT                                                                  PAGE
 NUMBER                                                                  NUMBER
 -------                                                                 ------
  23.1   --Consent of Deloitte & Touche LLP.
  23.2   --Consent of Baker & Botts, L.L.P. (included in Exhibits 5.1 and 8.1).
  23.3   --Consent of Richards, Layton & Finger (included in Exhibits
          5.2-A, 5.2-B, 5.2-C and 5.2-D).
  24.1   --Powers of Attorney.
  25.1   --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York, as Indenture Trustee.
  25.2   --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee,
          relating to HL&P Capital Trust I in connection with Capital
          Securities.
  25.3   --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee, relating to HL&P Capital Trust I in connection with Capital
          Securities.
  25.4   --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee,
          relating to HL&P Capital Trust II in connection with Capital
          Securities.
  25.5   --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee, relating to HL&P Capital Trust II in connection with Capital
          Securities.
  25.6   --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee,
          relating to HL&P Capital Trust III in connection with
          Capital Securities.
  25.7   --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee, relating to HL&P Capital Trust III in connection with
          Capital Securities.
  25.8   --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee,
          relating to HL&P Capital Trust IV in connection with Capital
          Securities.
  25.9   --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee, relating to HL&P Capital Trust IV in connection with Capital
          Securities.
  25.10  --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of the Bank of New York, as Property Trustee,
          relating to HL&P Capital Trust I in connection with
          Preferred Securities.
  25.11  --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee, relating to HL&P Capital Trust I in connection with
          Preferred Securities.
  25.12  --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee,
          relating to HL&P Capital Trust II in connection with
          Preferred Securities.
  25.13  --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee, relating to HL&P Capital Trust II in connection with
          Preferred Securities.

 EXHIBIT                                                                  PAGE
 NUMBER                                                                  NUMBER
 -------                                                                 ------
  25.14  --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee,
          relating to HL&P Capital Trust III in connection with
          Preferred Securities.
  25.15  --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee, relating to HL&P Capital Trust III in connection with
          Preferred Securities.
  25.16  --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee,
          relating to HL&P Capital Trust IV in connection with
          Preferred Securities.
  25.17  --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee, relating to HL&P Capital Trust IV in connection with
          Preferred Securities.

--------
* To be subsequently filed.